Filed Pursuant to Rule 424(b)(2)
Registration No. 333-222392

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated June 5, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 3, 2018)

Depositary Shares

Each representing a 1/1,000th Interest in a Share of

    % Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A

We are offering                depositary shares, each of which represents a 1/1,000th interest in a share of our     % Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25.00 per depositary share) (a “Series A Preference Share”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series A Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights).

We will pay dividends on the Series A Preference Shares only when, as and if declared by our Board of Directors or a duly authorized committee thereof. Any such dividends will be payable from the date of original issuance on a non-cumulative basis, quarterly in arrears on the 30th day of March, June, September and December of each year (or if this date is not a business day and a Bermuda business day, on the business day that is also a Bermuda business day immediately following such date), beginning on September 30, 2019, at a rate equal to     % of the liquidation preference per annum up to but excluding June 30, 2029. Beginning on June 30, 2029, any such dividends will be payable on a non-cumulative basis, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, at a floating annual rate, which is reset quarterly, equal to three-month LIBOR (as defined herein) plus     % of the liquidation preference per annum. See “Description of the Series A Preference Shares—Dividends” and “Description of the Series A Preference Shares—Determination of Floating Rate.” Dividends that are not declared by our Board of Directors or a duly authorized committee thereof will not accumulate and will not be payable. Distributions will be made in respect of the depositary shares if and only to the extent dividends are paid on the related Series A Preference Shares.

So long as any Series A Preference Shares remain outstanding, unless dividends on all outstanding Series A Preference Shares payable on a dividend payment date have been declared and paid or provided for in full, no dividend shall be paid or declared on our common shares or any other junior securities or any parity shares, other than a dividend payable solely in our common shares, other junior securities or (solely in the case of parity shares) other parity shares, as applicable, during the following dividend period.

Neither the depositary shares nor the underlying Series A Preference Shares will be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Athene Holding Ltd. or our subsidiaries. Neither the depositary shares nor the underlying Series A Preference Shares have a stated maturity or will be subject to any sinking fund, retirement fund, or purchase fund or other obligation of ours to redeem, repurchase or retire the depositary shares or the Series A Preference Shares.

We may not redeem the Series A Preference Shares before June 30, 2029, except in specified circumstances relating to certain corporate, regulatory, rating agency or tax events. On and after that date, the Series A Preference Shares will be redeemable for cash at our option; in whole or in part, at a redemption price of $25,000 per Series A Preference Share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on any unpaid dividends. The depositary shares will be redeemed only if and to the extent the related Series A Preference Shares are redeemed by us. If the Series A Preference Shares are treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator,” any redemption of the Series A Preference Shares may be subject to our receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to our redemption of the Series A Preference Shares set forth in those capital guidelines or any other applicable regulations of the “capital regulator.” “Capital regulator” means any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of our regulatory capital. See “Description of the Series A Preference Shares—Optional Redemption.” If we redeem the Series A Preference Shares, Computershare Inc. and Computershare Trust Company, N.A., (collectively the “Depositary”) will redeem a proportionate number of depositary shares. Neither you, as a holder of depositary shares, nor the Depositary will have the right to require the redemption or repurchase by us of the Series A Preference Shares or the depositary shares.

In specified circumstances relating to certain tax or capital disqualification events we may, without the consent of any holders of the Series A Preference Shares, vary the terms of, or exchange for new securities, the Series A Preference Shares to maintain compliance with certain regulations applicable to us. No such variation of terms or securities in exchange shall change certain specified terms of the Series A Preference Shares. See “Description of the Series A Preference Shares—Substitution or Variation” in this prospectus supplement.

The Series A Preference Shares will not have voting rights, except as set forth under “Description of the Series A Preference Shares—Voting Rights” in this prospectus supplement. A holder of depositary shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares—Voting Rights.”

There is currently no public market for the depositary shares or the Series A Preference Shares represented thereby. We intend to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “ATHPrA.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing an interest in the Series A Preference Shares.

Investing in the depositary shares and the underlying Series A Preference Shares involves a high degree of risk. See the information set forth in the section titled “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about important factors you should consider before making a decision to invest in depositary shares and the underlying Series A Preference Shares. Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of these securities or determined if the accuracy of this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discount(2)	$	$
Proceeds, before expenses, to us(3)	$	$

Assumes	no exercise of the underwriters’ over-allotment option described below.

(1)

The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be June     , 2019.

(2)

The underwriting discount is calculated using a weighted average amount of $            per depositary share for retail orders (                depositary shares) and $            per depositary share for institutional orders (                depositary shares). See “Underwriting” for additional disclosure regarding the underwriting discount, commissions and estimated offering expenses.

(3)	The proceeds per depositary share, before expenses, to us are calculated using a weighted average underwriting discount for retail and institutional orders.

The underwriters may also purchase from us up to an additional                depositary shares at the public offering price, less the underwriting discount payable by us, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

The underwriters expect to deliver the depositary shares through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York on or about June    , 2019.

We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the immediately prior paragraph, which will be the third business day following the date of the pricing of the depositary shares (“T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date of pricing will be required, by virtue of the fact that the depositary shares initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	UBS Investment Bank	Wells Fargo Securities

Prospectus Supplement dated June     , 2019.

Prospectus Supplement

Prospectus

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You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we file with the SEC relating to this offering or that we authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is an offer to sell only the depositary shares and the underlying Series A Preference Shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates or the date or dates specified in those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our depositary shares and the underlying Series A Preference Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. The accompanying prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under this shelf registration statement. In this prospectus supplement, we provide you with specific information about the depositary shares and the underlying Series A Preference Shares that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include, or incorporate by reference, important information about us, the securities being offered and other information you should know before making a decision to invest in our depositary shares and the underlying Series A Preference Shares. This prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If any specific information regarding our depositary shares and the underlying Series A Preference Shares in this prospectus supplement is inconsistent with the more general description of the securities in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we file with the SEC in connection with this offering, as well as the additional information described under “Where You Can Find More Information; Incorporation By Reference” in this prospectus supplement, before making a decision to invest in our depositary shares and the underlying Series A Preference Shares.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA for the issue and transfer of our depositary shares to and between persons resident and non-resident of Bermuda for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “the issuer” or “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis. Additionally, in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “dollars,” or “$” are to the lawful currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operating or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and give our current expectations and projections relating to our business, financial condition, results of operations, plans, strategies, objectives, future performance and other matters.

We caution you that forward-looking statements are not guarantees of future performance, and that our actual consolidated financial condition, results of operations, liquidity and cash flows may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks discussed in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate and /or foreign currency fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	market and credit risks that could diminish the value of our investments;

•	the impact of changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•	the termination by Athene Asset Management LLC (“AAM”) of its investment management agreements with us and limitations on our ability to terminate such arrangements;

•	AAM’s dependence on key executives and inability to attract qualified personnel;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to regulations affecting, among other things, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to AHL, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	suspension or revocation of our subsidiaries’ insurance and reinsurance licenses or our inability to procure licenses associated with new products or services;

•	increases in our tax liability resulting from the Base Erosion and Anti-Abuse Tax (the “BEAT”) or unnecessary, ineffective or counterproductive efforts undertaken to mitigate the cost of the BEAT;

•

improper interpretation or application of Public Law no. 115-97, the Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 (the “Tax Act”) or subsequent changes to, clarifications of or guidance under the Tax Act that is counter to our interpretation and has retroactive effect;

•	AHL or certain of its non-United States (“U.S.”) subsidiaries becoming subject to U.S. federal income taxation;

•	adverse changes in U.S., Bermuda and/or United Kingdom (“U.K.”) tax law;

•	our being subject to U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”);

•	our potential inability to pay dividends or distributions; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein.

We caution you that the important factors referenced above may not be exhaustive. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or the documents that we incorporate herein by reference. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the depositary shares and the underlying Series A Preference Shares. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein carefully.

Our Company

We are a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and shareholders by combining our two core competencies of (1) sourcing long-term, generally illiquid liabilities and (2) investing in a high-quality investment portfolio, which takes advantage of the illiquid nature of our liabilities. Our steady and significant base of earnings generates capital that we opportunistically invest across our business to source attractively-priced liabilities and capitalize on opportunities. Our differentiated investment strategy benefits from our strategic relationship with Apollo Global Management, LLC (“AGM”, and together with its subsidiaries, “Apollo”) and its indirect subsidiary, AAM. AAM provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo and AAM also provides us with access to Apollo’s investment professionals around the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. We are based in Bermuda with our U.S. subsidiaries’ headquarters located in Iowa.

We are an exempted company organized under the laws of Bermuda. Our principal executive offices are located at Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda, and our telephone number is (441) 279-8400. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Recent Developments

On June 5, 2019, our board of directors authorized a contingent increase in our authority to repurchase our Class A common shares to offset any near-term earnings dilution from the issuance of the Series A Preference Shares in connection with this offering. This authorization increase for additional repurchases of Class A common shares is estimated to be approximately 15% of the proceeds from this offering, with the final amount determined upon closing of this offering. Class A common shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise, within the guidelines approved by our board of directors. The size and timing of repurchases of Class A common shares will depend on legal requirements, market and economic conditions and other factors. Repurchases are solely at the discretion of the Company and may occur in one or more transactions or may not occur at all. The authorization has no expiration date, but may be modified, suspended or terminated by our board of directors at any time.

The Offering

The following summary contains basic information about our depositary shares and the underlying Series A Preference Shares and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of our depositary shares and the underlying Series A Preference Shares, see the sections titled “Description of the Series A Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement and “Description of Securities” and “Description of Depositary Shares” in the accompanying prospectus. You should also refer to the Certificate of Designation, Preferences and Rights (the “Certificate of Designation”) relating to the underlying Series A Preference Shares, the Deposit Agreement (as defined below) relating to the depositary shares and our bye-laws.

Issuer	Athene Holding Ltd., an exempted company organized under the laws of Bermuda.

NYSE Symbol	“ATHPrA.”

Securities offered	depositary shares (or depositary shares if the underwriters exercise in full their option to purchase additional depositary shares), each representing a 1/1,000th interest in a share of % Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25.00 per depositary share). Each holder of a depositary share will be entitled, through the Depositary, in proportion to the applicable fraction of a Series A Preference Share represented by such depositary share, to all the rights and preferences of the Series A Preference Shares represented thereby (including any dividend, voting, redemption and liquidation rights). We may from time to time elect to issue additional depositary shares representing additional Series A Preference Shares, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered hereby.

Dividends

Holders of Series A Preference Shares will be entitled to receive, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on the 30th day of March, June, September and December of each year (or if this date is not a business day and a Bermuda business day, on the business day that is also a Bermuda business day immediately following such date), commencing on September 30, 2019, in an amount per share equal to     % of the liquidation preference per annum (equivalent to $             per Series A Preference Share and $             per depositary share per annum) up to but excluding June 30, 2029. Commencing on June 30, 2029, which is the commencement date of the “floating rate period,” dividends on the Series A Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by our Board of Directors or a duly authorized committee thereof, at a floating annual rate equal to three-month LIBOR plus     % of the liquidation preference per annum. The floating dividend rate will be reset quarterly. Dividends that are not

declared will not accumulate and will not be payable. Assuming an initial issue date of June     , 2019, the dividend for the initial dividend period will be approximately $             per Series A Preference Share (equivalent to $             per depositary share). Dividends that are not declared by our Board of Directors or a duly authorized committee thereof will not accumulate and will not be payable.

See “Description of the Series A Preference Shares—Dividends” and “Description of the Series A Preference Shares—Determination of Floating Rate” in this prospectus supplement.

So long as any Series A Preference Shares remain outstanding, unless dividends on all outstanding Series A Preference Shares payable on a dividend payment date have been declared and paid or provided for in full;

•

no dividend shall be paid or declared on our common shares or any other junior shares or any parity shares, other than a dividend payable solely in our common shares, other junior securities or (solely in the case of parity shares) other parity shares, as applicable, during the following dividend period; and

•

no monies may be paid or made available for a sinking fund for the redemption of junior securities, nor shall any common shares or other junior securities be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of the reclassification of such junior securities, or the exchange or conversion of one share of such junior security, in each case, for or into another share of stock that ranks junior to the Series A Preference Share as to the payment of dividends as to the distribution of assets on any liquidation, dissolution or winding-up of Athene Holding Ltd.).

Dividends received by individuals and other non-corporate U.S. Persons (as defined below) on the Series A Preference Shares will be treated as “qualified dividend income” taxed at the preferential rates applicable to long-term capital gain, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. Distributions with respect to the Series A Preference Shares generally will not be eligible for the dividends-received deduction allowed to U.S. corporations for U.S. income tax purposes. See “Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Distributions on Our Series A Preference Shares” in this prospectus supplement.

Dividend Payment Dates	The 30th day of March, June, September and December of each year (or if this date is not a business day and a Bermuda business day, on the business day that is also a Bermuda business day immediately following such date), commencing on September 30, 2019. Dividends on the Series A Preference Shares will not be mandatory.

Payment of Additional Amounts	Subject to certain limitations, we will pay additional amounts to holders of the Series A Preference Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any “relevant taxing jurisdiction” (as defined herein) on amounts we must pay with respect to the Series A Preference Shares, so that every net payment, after such withholding or deduction from such additional amounts, will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the Series A Preference Shares— Payment of Additional Amounts” in this prospectus supplement.

Redemption	The Series A Preference Shares are redeemable for cash at our option as follows:

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on and after June 30, 2029, we will have the option to redeem the Series A Preference Shares, in whole or from time to time in part, at a redemption price equal to $25,000 per Series A Preference Share (equivalent to $25.00 per depositary share);

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at any time prior to June 30, 2029, upon the time of notice to the common shareholders of a proposal for an amalgamation or any proposal for any other matter that requires, as a result of any changes in Bermuda law, an affirmative vote of the holders of the Preferred Shares at the time outstanding, whether voting as a separate series or together with any other series of Preferred Shares as a single class, at a redemption price of $26,000 per Series A Preference Share (equivalent to $26.00 per depositary share);

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share), if as a result of a “change in tax law” (as defined herein) there is, in our reasonable determination, a substantial probability that we or any successor company would become obligated to pay any additional amounts on the next succeeding dividend payment date with respect to the Series A Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”);

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share), at any time within 90 days following the occurrence of the date on which we have reasonably determined that a “capital disqualification event” (as defined herein) has occurred as a result of any amendment or proposed amendment to, or change or proposed change in, the laws or regulations of the jurisdiction of our “capital regulator” that is enacted or becomes effective after the initial issuance of the Series A Preference Shares or any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series A Preference Shares; and

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) within 90 days of the occurrence of a “rating agency event” (as defined herein).

Any such redemption will require us to provide not less than 30 days’ nor more than 60 days’ prior written notice. Upon any such redemption, the redemption price will also include declared and unpaid dividends, if any, without interest on any unpaid dividends. If the Series A Preference Shares are treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator,” as defined in “Description of the Series A Preference Shares—Optional Redemption—Capital Disqualification Event,” any redemption of the Series A Preference Shares may be subject to our receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to our redemption of the Series A Preference Shares set forth in those capital guidelines or any other applicable regulations of the “capital regulator.” See “Description of the Series A Preference Shares—Optional Redemption” in this prospectus supplement.

Substitution or Variation	In lieu of redemption, upon or following a “tax event” or “capital disqualification event,” we may, without the consent of any holders of the Series A Preference Shares vary the terms of, or exchange for new securities, the Series A Preference Shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series A Preference Shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us, as the case may be. In either case, the terms of the varied securities or new securities, considered in the aggregate, cannot be less favorable to holders than the terms of the Series A Preference Shares prior to being varied or exchanged, and no such variation of terms or securities in exchange shall change certain specified terms of the Series A Preference Shares. See “Description of the Series A Preference Shares—Substitution or Variation” in this prospectus supplement.

Ranking	The Series A Preference Shares:

•	will rank senior to our junior shares (as defined below);

•	will rank junior to our senior shares (as defined below) and any existing and future indebtedness of AHL and any of its subsidiaries;

•	will rank equally with our parity shares (as defined below);

•	will not represent any interest in any subsidiary of AHL and

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will be structurally subordinated in right of payment to all obligations of our subsidiaries. Under Bermuda law, in a winding-up of any of our subsidiaries, the Series A Preference Shares will be subordinated to all existing and future policyholder obligations of our subsidiaries.

As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, our junior shares outstanding consist solely of our common shares.

As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, we have no senior shares outstanding.

As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Series A Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, we have no parity shares outstanding.

Unless our shareholders otherwise agree, our Board of Directors may from time to time create and issue additional preference shares of other classes and series and fix their relative rights, preferences and limitations. Any such preference shares could be senior shares or parity shares.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of Athene Holding Ltd. holders of the Series A Preference Shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of our common shares or other junior securities, a liquidating distribution in the amount of $25,000 per Series A Preference Share (equivalent to $25.00 per depositary share) plus the amount of declared and unpaid dividends, if any, to the date fixed for distribution, without interest on such unpaid dividends. Distributions will be made pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preference Shares and any parity shares and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series A Preference Shares— Liquidation Rights” in this prospectus supplement.

Voting Rights	Holders of the Series A Preference Shares will have no voting rights, except with respect to certain fundamental changes in the terms of the Series A Preference Shares and in the case of certain dividend non-payments or as otherwise required by Bermuda law or our bye-laws. See “Description of the Series A Preference Shares—Voting Rights” in this prospectus supplement. Holders of depositary shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares—Voting Rights.”

Maturity	Neither the depositary shares nor the underlying Series A Preference Shares have any maturity date. The Series A Preference Shares will not be subject to any sinking fund or other obligation of ours to redeem, purchase or retire the Series A Preference Shares. Accordingly, the Series A Preference Shares and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them at our option, as described above.

Listing	We intend to list the depositary shares, each representing a 1/1,000th interest in the Series A Preference Shares, on the NYSE under the symbol “ATHPrA.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares.

Conversion	The Series A Preference Shares are not convertible into or exchangeable for any other securities or property of Athene Holding Ltd., except under the circumstances set forth under “Description of the Series A Preference Shares—Substitution or Variation.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ (or $ if the underwriters exercise their option to purchase additional depositary shares in full and allocate all of such additional depositary shares to retail investors), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds for general corporate purposes, including, but not limited to, funding commitments in connection with transactions undertaken by Athene Co-Invest Reinsurance Affiliate (“ACRA”), our previously-announced strategic capital solution, and repurchases of our Class A common shares in the secondary market to offset any near-term earnings dilution from the issuance of Series A Preference Shares in connection with this offering. See “Use of Proceeds.”

Form of Depositary Shares

The depositary shares representing an interest in the Series A Preference Shares will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that holders will not receive a certificate for their depositary shares representing an interest in the Series A Preference Shares and the depositary shares representing an interest in the Series A Preference Shares will not be registered in their names. Ownership interests in the depositary shares representing an interest in the Series A Preference Shares will be shown on, and transfers of the depositary shares representing an interest in the Series

A Preference Shares will be effected only through, records maintained by participants in DTC. DTC and the dividend disbursing agent for the depositary shares representing an interest in the Series A Preference Shares will be responsible for dividend payments to you.

Settlement	Delivery of the depositary shares representing a 1/1,000th interest in the Series A Preference Shares, offered hereby, each will be made against payment therefor on or about June , 2019.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Dividend Disbursing Agent and Redemption Agent	Computershare Inc.

Depositary	Computershare Inc. and Computershare Trust Company, N.A., collectively.

Risk Factors	Investing in our depositary shares and the underlying Series A Preference Shares involves a high degree of risk. Before making a decision to invest in our depositary shares and the underlying Series A Preference Shares, potential investors are urged to read and carefully consider the specific factors relating to an investment in our depositary shares and the underlying Series A Preference Shares as set forth under “Risk Factors” described in this prospectus supplement as well as the other information incorporated by reference and the accompanying prospectus.

RISK FACTORS

Investing in our depositary shares representing an interest in the Series A Preference Shares involves a high degree of risk. You should carefully consider the risks set forth below before making a decision about investing in our depositary shares representing an interest in the Series A Preference Shares. The risks and uncertainties discussed are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be materially adversely affected, the trading price of our depositary shares representing an interest in the Series A Preference Shares could decline and you could lose part or all of your investment.

Risks Relating to the Company

Risks Relating to Our Business

Our business, financial condition, results of operations, liquidity and cash flows depend on the accuracy of our management’s assumptions and estimates, and we could experience significant gains or losses if these assumptions and estimates differ significantly from actual results.

We make and rely on certain assumptions and estimates regarding many matters related to our business, including interest rates, investment returns, expenses and operating costs, tax assets and liabilities, business mix, surrender activity, mortality and contingent liabilities. We also use these assumptions and estimates to make decisions crucial to our business operations, including establishing pricing, target returns and expense structures for our insurance subsidiaries’ products and PRT transactions; determining the amount of reserves we are required to hold for our policy liabilities; the price we will pay to acquire or reinsure business; the hedging strategies to manage risks to our business and operations; and the amount of regulatory and rating agency capital that our insurance subsidiaries must hold to support their businesses. The factors influencing these assumptions and estimates cannot be calculated or predicted with certainty, and if our assumptions and estimates differ significantly from actual outcomes and results, our business, financial condition, results of operations, liquidity and cash flows may be materially and adversely affected. Certain of the assumptions relevant to our business are discussed in greater detail below.

Insurance Products and Liabilities—Pricing of our annuity and other insurance products, whether issued by us or acquired through reinsurance or acquisitions, is based upon assumptions about persistency, mortality and the rates at which optional benefits are elected. A factor which may affect persistency for some of our products is the value of guaranteed minimum benefits. An increase in the value of guaranteed minimum benefits could result in our policies remaining in force longer than we have estimated, which could adversely affect our results of operations. This could be caused by extended periods of poor equity market performance and/or low interest rates, developments affecting customer perception and other factors outside our control. Alternatively, our persistency estimates could be negatively affected during periods of rising equity markets or interest rates or by other factors outside our control, which could result in fewer policies remaining in force than estimated. Therefore, our results will vary based on differences between actual and expected withdrawals from our subsidiaries’ products.

If emerging or actual experience deviates from our assumptions, such deviations could have a significant effect on our business, financial condition, results of operations, liquidity and cash flows. For example, a significant portion of our in-force and newly issued products contain riders that offer guaranteed lifetime income or death benefits. These riders expose us to mortality, longevity and policyholder behavior risks. If actual utilization of certain rider benefits is adverse when compared to our estimates used in setting our reserves for future policy benefits, these reserves may prove to be inadequate and we may be required to increase such reserves. More generally, deviations from our pricing expectations could result in our subsidiaries earning less of a spread between the investment income earned on our subsidiaries’ assets and the interest credited to such products and other costs incurred in servicing the products, or may require our subsidiaries to make more payments under certain products than our subsidiaries had projected. We have limited experience to date on policyholder behavior for our guaranteed minimum benefit products. As a result, future experience could deviate significantly from our assumptions.

Determination of Fair Value—We hold securities, derivative instruments and other assets and liabilities that must be, or at our election are, measured at fair value. Fair value represents the anticipated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction. The determination of fair value involves the use of various assumptions and estimates, and considerable judgment may be required to estimate fair value. Accordingly, estimates of fair value are not necessarily indicative of the amounts that could be realized in a current or future market exchange. As such, changes in or deviations from the assumptions used in such valuations can significantly affect our financial condition and results of operations. During periods of market disruption, including periods of rapidly changing credit spreads or illiquidity, if trading becomes less frequent or market data becomes less observable, it will likely be difficult to value certain of our investments. Further, rapidly changing credit and equity market conditions could materially impact the valuation of investments as reported within our financial statements, and the period-to-period changes in value could vary significantly. Even if our assumptions and valuations are accurate at the time that they are made, the market value of these investments could subsequently decline, which could materially and adversely impact our financial condition, results of operations or cash flows.

Hedging Strategies—We use, and may in the future use, derivatives and reinsurance contracts to hedge risks related to current or future changes in the fair value of our assets and liabilities; current or future changes in cash flows; changes in interest rates, equity markets and credit spreads; the occurrence of credit defaults; currency fluctuations; and changes in mortality and longevity. We use equity derivatives to hedge the liabilities associated with our FIAs. Our hedging strategies rely on assumptions and projections regarding our assets and liabilities, as well as general market factors and the creditworthiness of our counterparties, any or all of which may prove to be incorrect or inadequate. Accordingly, our hedging activities may not have the desired impact. We may also incur significant losses on hedging transactions.

Financial Statements—The preparation of our consolidated financial statements requires management to make various estimates and assumptions that affect the amounts reported therein. These estimates include, but are not limited to, the fair value of investments, impairment of investments and valuation allowances, the valuation of derivatives, including embedded derivatives, DAC, DSI and VOBA, future policy benefit reserves, valuation allowances on deferred tax assets, and stock-based compensation. The assumptions and estimates required for these calculations involve judgment and by their nature are imprecise and subject to changes and revisions over time. Accordingly, our financial condition and results of operations may be adversely affected if actual results differ from assumptions or if assumptions are materially revised.

The amount of statutory capital that our insurance and reinsurance subsidiaries have, or that they are required to hold, can vary significantly from time to time and is sensitive to a number of factors outside of our control.

Our U.S. insurance subsidiaries are subject to state regulations that provide for MCR based on RBC formulas for life insurance companies relating to insurance, business, asset, interest rate and certain other risks. Similarly, our Bermuda Reinsurance Subsidiaries are subject to MCR imposed by the BMA through the BMA’s ECR and MMS.

In any particular year, our subsidiaries’ capital ratios and/or statutory surplus amounts may increase or decrease depending on a variety of factors, most of which are outside of our control, including, but not limited to, the following:

•	the amount of statutory income or losses generated by our insurance subsidiaries;

•	the amount of additional capital our insurance subsidiaries must hold to support their business growth;

•	changes in reserve requirements applicable to our insurance subsidiaries;

•	changes in market value of certain securities in our investment portfolio;

•	recognition of write-downs or other losses on investments held in our investment portfolio;

•	changes in the credit ratings of investments held in our investment portfolio;

•	the value of certain derivative instruments;

•	changes in interest rates;

•	credit market volatility;

•	changes in policyholder behavior;

•	changes in corporate tax rates;

•	changes to the RBC formulas and interpretations of the NAIC instructions with respect to RBC calculation methodologies; and

•	changes to the ECR, BSCR, or TCL formulas and interpretations of the BMA’s instructions with respect to ECR, BSCR, or TCL calculation methodologies.

Nationally Recognized Statistical Rating Organizations (“NRSROs”) may also implement changes to their internal models, which differ from the RBC and BSCR capital models, that have the effect of increasing or decreasing the amount of statutory capital our subsidiaries must hold in order to maintain their current ratings. To the extent that one of our insurance subsidiary’s solvency or capital ratios is deemed to be insufficient by one or more NRSROs, we may take actions either to increase the capitalization of the insurer or to reduce the capitalization requirements. If we are unable to accomplish such actions, NRSROs may view this as a reason for a ratings downgrade. In addition, as further discussed at Item 1. Business—Regulation—Entity-Wide—NAIC—Group Capital in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 10-K”), the NAIC is in the process of developing a methodology for the calculation of capital for all the entities in an insurance holding company system group. While it is not currently contemplated that the resulting calculation will serve as the basis for a standard or other requirement, the calculation, when established, might have an impact on the amount of statutory capital held by our subsidiaries individually and in the aggregate.

If a subsidiary’s solvency or capital ratios reach certain minimum levels, it could subject us to further examination or corrective action imposed by our insurance regulators. Corrective actions may include limiting our subsidiaries’ ability to write additional business, increased regulatory supervision, or seizure or liquidation of the subsidiary’s business, each of which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Interest rate fluctuations could adversely affect our business, financial condition, results of operations, liquidity and cash flows.

Interest rate risk is a significant market risk for us. We define interest rate risk as the risk of an economic loss due to changes in interest rates. This risk arises from our holdings in interest rate-sensitive assets (e.g., fixed income assets) and liabilities (e.g., fixed deferred and immediate annuities). Substantial and sustained increases or decreases in market interest rates could materially and adversely affect our business, financial condition, results of operations, liquidity and cash flows, including in the following respects:

•	Significant changes in interest rates expose us to the risk of not realizing anticipated spreads between overall net investment earned rates and the crediting rates to our policyholders.

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Changes in interest rates may negatively affect the value of our assets and our ability to realize gains or avoid losses from the sale of those assets. Significant volatility in interest rates may have a larger adverse impact on certain assets in our investment portfolio that are highly structured or have limited liquidity.

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Changes in interest rates may cause changes in prepayment rates on certain fixed income assets within our investment portfolio. For instance, falling interest rates may accelerate the rate of prepayment on mortgage loans, while rising interest rates may decrease such prepayments below the level of our expectations. At the same time, falling interest rates may result in the lengthening of duration for our policies and liabilities due to the guaranteed minimum benefits contained in our products, while rising interest rates could lead to increased policyholder withdrawals and a shortening of duration for our liabilities. In either case, we could experience a mismatch in our assets and liabilities and potentially incur significant economic losses.

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During periods of declining interest rates or a prolonged period of low interest rates, life insurance and annuity products may be relatively more attractive to consumers than other investment opportunities. This may cause our assumptions regarding persistency to prove inaccurate as our customers opt not to surrender or take withdrawals from their products, which may result in us experiencing greater claim costs than we had anticipated and/or cash flow mismatches between assets and liabilities.

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During periods of declining interest rates, we may have to reinvest the cash we receive as interest or return of principal on our investments into lower-yielding high-grade instruments or seek higher-yielding, but higher-risk instruments in an effort to achieve returns comparable with those attained during more stable interest rate environments.

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Certain securitized financial assets are accounted for based on expectations of future cash flows. To the extent future interest rates are lower than we have projected, we will experience slower accretion of discounts on these assets and will have a lower yield on our portfolio.

•	An extended period of declining interest rates or a prolonged period of low interest rates may cause us to decrease the crediting rates of our products, thereby reducing their attractiveness.

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In periods of rapidly increasing interest rates, withdrawals from and/or surrenders of annuity contracts may increase as policyholders choose to seek higher investment returns elsewhere. Obtaining cash to satisfy these obligations may require our insurance subsidiaries to liquidate fixed income investments at a time when market prices for those assets are depressed. This may result in realized investment losses.

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An increase in market interest rates could reduce the value of certain of our alternative investments held as collateral under reinsurance agreements and require us to provide additional collateral, thereby reducing our available capital and potentially creating a need for additional capital which may not be available to us on favorable terms, or at all.

We operate in a highly competitive industry that includes a number of competitors, many of which are larger and more well-known than we are, which could limit our ability to achieve our growth strategies and could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We operate in highly competitive markets and compete with large and small industry participants. These companies compete for an increasing pool of retirement assets, driven primarily by aging of the U.S. population and the reduction in, and concerns about the viability of, financial safety nets historically provided by governments and employers. We face intense competition, including from U.S. and non-U.S. insurance and reinsurance companies, broker-dealers, financial advisors, asset managers and diversified financial institutions, with respect to both the products we offer and the acquisition and block reinsurance transactions we pursue. We compete based on a number of factors including perceived financial strength, credit ratings, brand recognition, reputation, quality of service, performance of our products, product features, scope of distribution and price. A decline in our competitive position as to one or more of these factors could adversely affect our profitability. In addition, we may in the future sacrifice our competitive or market position in order to improve our short-term profitability, particularly in the highly competitive retail markets, which may adversely affect our long-term growth and results of operations. Alternatively, we may sacrifice short-term profitability to maintain market share and long-term growth.

Many of our competitors are large and well-established and some have greater market share or breadth of distribution; offer a broader range of products, services or features; assume a greater level of risk; or have higher financial strength, claims-paying or credit ratings than we do. Our competitors may also have lower operating costs or return on capital requirements than we do which may allow them to price products, reinsurance arrangements or acquisitions more competitively. In recent years, there has been substantial consolidation among companies in the financial services industry due to economic turmoil resulting in increased competition from large, efficient, well-capitalized financial services firms. The competitive pressures arising from consolidation could result in increased pressure on the pricing of certain of our products and services, and could harm our ability to maintain or increase profitability. In addition, if our financial strength and credit ratings remain lower than the ratings of certain of our competitors, we may experience increased surrenders and/or an inability to reach sales targets, which may have a material and adverse effect on our growth, business, financial condition, results of operations, cash flows and prospects.

A significant portion of our retail annuities are sold through a proprietary distribution network.

We distribute annuity products through independent producers affiliated with certain IMOs. A significant portion of our retail annuity production results from sales of product in our BalancedChoice Annuity product series, which contains certain product features that are licensed from a third-party actuarial firm. Only IMOs which are affiliated with the Annexus Group are permitted to distribute the BalancedChoice Annuity product series. If we experienced a disruption in our relationship with the Annexus Group, it could have an adverse effect for a period of time on our annuity sales of this product series.

Our investments are subject to market and credit risks that could diminish their value and these risks could be greater during periods of extreme volatility or disruption in the financial and credit markets, which could adversely impact our business, financial condition, results of operations, liquidity and cash flows.

Our investments and derivative financial instruments are subject to risks of credit defaults and changes in market values. Periods of macroeconomic weakness or recession, heightened volatility or disruption in the financial and credit markets could increase these risks, potentially resulting in other than temporary impairment of assets in our investment portfolio. We are also subject to the risk that cash flows generated from the collateral underlying the structured products we own may differ from our expectations in timing or amount. In addition, many of our classes of investments, but in particular our alternative investments, may produce investment income that fluctuates significantly from period to period. Any event reducing the estimated fair value of these securities, other than on a temporary basis, could have a material and adverse effect on our business, results of operations, financial condition, liquidity and cash flows. If our investment manager, AAM, fails to react appropriately to difficult market, economic and geopolitical conditions, our investment portfolio could incur material losses. Certain of our investments are more vulnerable to these risks than others, as described more fully below.

Fixed maturity and equity securities—As of December 31, 2018, 79.3% of our total invested assets were invested in fixed maturity securities, equity securities, and short-term investments, including our investments in investment grade and high-yield corporate bonds and structured products, which include RMBS and CLOs. An economic downturn affecting the issuers or underlying collateral of these securities, a ratings downgrade affecting the issuers or guarantors of such securities, or similar trends and issues could cause the estimated fair value of our fixed income securities portfolio and our earnings to decline and the default rates of the fixed income securities in our portfolio to increase.

Collateralized loan obligations—As of December 31, 2018, 7.5% of our total invested assets were invested in CLOs. Control over the CLOs in which we invest is exercised through collateral managers, who may take actions that could adversely affect our interests, and we may not have the right to direct collateral management. There may also be less information available to us regarding the underlying debt instruments held by CLOs than if we had invested directly in the debt of the underlying companies. Additionally, as subordinated interests, the estimated fair values of CLOs tend to be much more sensitive to adverse economic downturns and underlying borrower defaults than those of more senior securities. For example, as the secondary market pricing of the loans underlying CLOs deteriorated during the fourth quarter of 2008, it is our understanding that many investors were forced to raise cash by selling their interests in performing loans which resulted in a forced deleveraging cycle of price declines, compulsory sales and further price declines. While loan prices have recovered from the low levels experienced during the financial crisis, conditions in the large corporate leveraged loan market may deteriorate again, which may cause pricing levels to decline. Furthermore, our investments in CLOs are also subject to liquidity risk as there is a limited market for CLOs. Accordingly, we may suffer unrealized depreciation and could incur realized losses in connection with the sale of our CLO interests.

We have a risk management framework in place to identify, assess and prioritize risks, including the market and credit risks to which our investments are subject. As part of that framework, we test our investment portfolio based on various market scenarios. Under certain stressed market scenarios, unrealized losses on our investment portfolio could lead to material reductions in its carrying value. Under some extreme scenarios, total shareholders’ equity could be negative for the period of time prior to any potential market recovery. See Item 7A. Quantitative and Qualitative Disclosures About Market Risks in the 2018 10-K.

Our investments linked to real estate are subject to credit risk, market risk, servicing risk, loss from catastrophic events and other risks, which could diminish the value that we obtain from such investments.

As of December 31, 2018, 24.6% of our invested assets were linked to real estate, including 11.6% fixed maturity and equity securities, such as CMBS and RMBS, and 13.0% mortgage loans, including commercial mortgage loans (“CML”) and RML. Defaults by third parties in the payment or performance of their obligations underlying these assets could reduce our investment income and realized investment gains or result in the recognition of investment losses. For example, the value of our real estate-related assets depends in part on the financial condition of the borrowers, the value of the real properties underlying the mortgages and, for commercial properties, the financial condition of the tenants of the properties underlying those mortgages, as well as general and specific economic trends affecting the overall default rate. An unexpectedly high rate of default on mortgages held by a CMBS or RMBS may limit substantially the ability of the issuer of such security to make payments to holders of such securities, reducing the value of those securities or rendering them worthless. The risk of such defaults is generally higher in the case of mortgage securitizations that include “sub-prime” or “alt-A” mortgages. As of December 31, 2018, 19.0% of our holdings in assets linked to real estate were invested in such “sub-prime” mortgages and “alt-A” mortgages. Changes in laws and other regulatory developments relating to mortgage loans may impact the investments of our portfolio linked to real estate in the future. Additionally, cash flow variability arising from an unexpected acceleration in mortgage prepayment behavior can be significant, and could cause a decline in the estimated fair value of certain “interest only” securities or loans.

The CML we hold, and CML underlying the CMBS that we hold, face both default and delinquency risk. Legislative proposals that would allow or require modifications to the terms of CML, an increase in the delinquency or default rate of our CML portfolio or geographic or sector concentration within our CML portfolio could materially and adversely impact our financial condition and results of operations. Our investments in RML and RMBS also present credit risk. Higher than expected rates of default or loss severities on our RML investments and the RML underlying our RMBS investments may adversely affect the value of such investments. A significant number of the mortgages underlying our RML and RMBS investments are concentrated in certain geographic areas. Any event that adversely affects the economic or real estate market in any of these areas could have a disproportionately adverse effect on our RML and RMBS investments. While we actively monitor our exposure to these and other risks inherent in this strategy, we cannot assure you that our hedging and risk management strategies will be effective. Any failure to manage these risks effectively could materially and adversely affect our financial condition and results of operations. A rise in home prices, concern regarding further changes to government policies designed to alter prepayment behavior, and increased availability of housing-related credit could combine to increase expected or actual prepayment speeds, which would likely lower the valuations of RML and the valuations of RMBS that we carry at a premium to par prices or that are structured as interest only securities and inverse interest only securities. In general, any significant weakness in the broader macro economy or significant problems in a particular real estate market may cause a decline in the value of residential properties securing the mortgages in that market, thereby increasing the risk of delinquency, default and foreclosure. This could, in turn, have a material adverse effect on our credit loss experience. As of December 31, 2018, of the 13.0% mortgage loans, 0.1% were in the process of foreclosure.

Control over the underlying assets in all of our real estate-related investments is exercised through servicers that we do not control. If a servicer is not vigilant in seeing that borrowers make their required periodic payments, borrowers may be less likely to make these payments, resulting in a higher frequency of delinquency and default. If a servicer takes longer to liquidate nonperforming mortgages, our losses related to those loans may be higher than we expected. Any failure by a servicer to service RMLs in which we are invested or which underlie a RMBS in which we are invested in a prudent, commercially reasonable manner could negatively impact the value of our investments in the related RML or RMBS.

Our investments in assets linked to real estate are also subject to loss in the event of catastrophic events, such as earthquakes, hurricanes, floods, tornadoes and fires. We have significant concentrations of real estate investments and collateral underlying investments linked to real estate in areas of the United States prone to catastrophe, including California, sections of the northeastern U.S., the South Atlantic states and the Gulf Coast. While loss experience in the event of a catastrophic event is contingent upon many factors, including the insured status of the underlying property and the seniority of our investment, in the case of structured securities, a catastrophic event impacting one or more of the aforementioned regions may cause some portion of the invested assets invested in assets linked to real estate to become impaired, which may have a material adverse impact on our financial condition and results of operations.

In addition to the credit and market risk that we face in relation to all of our real estate-related investments, certain of these investments may expose us to various environmental, regulatory and other risks. For example, our investment in RML could result in claims being assessed against us as a mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities, including liabilities under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980. We may continue to be liable under such claims after foreclosing on a property securing a mortgage loan held by us. Additionally, we may be subject to regulation by the CFPB as a mortgage holder or property owner. We are currently unable to predict the impact of such regulation on our business. Any adverse environmental claim or regulatory action against us resulting from our investment in RML could adversely impact our reputation, business, financial condition and results of operations.

Many of our invested assets are relatively illiquid and we may fail to realize profits from these assets for a considerable period of time, or lose some or all of the principal amount we invest in these assets if we are required to sell our invested assets at a loss at inopportune times to cover policyholder withdrawals or to meet our insurance, reinsurance or other obligations.

We offer certain products that allow policyholders to withdraw their funds under defined circumstances. In order to meet such obligations, we seek to manage our liabilities and configure our investment portfolios to provide and maintain sufficient liquidity to support expected withdrawal demands and contract benefits and maturities. However, in order to provide necessary long-term returns and to achieve our strategic goals, a certain portion of our assets are relatively illiquid. Many of our investments are in securities that are not publicly traded or that otherwise lack liquidity, such as our privately placed fixed maturity securities, below investment grade securities, investments in mortgage loans and alternative investments.

We record our relatively illiquid types of investments at fair value. If we were forced to sell certain of our assets, there can be no assurance that we would be able to sell them for the values at which such assets are recorded and we might be forced to sell them at significantly lower prices. In many cases, we may be prohibited by contract or applicable securities laws from selling such securities for a period of time. When we hold a security or position, it is vulnerable to price and value fluctuations and may experience losses if we are unable to timely sell, hedge or transfer the position. Thus, it may be impossible or costly for us to liquidate positions rapidly in order to meet unexpected withdrawal or recapture obligations. This potential mismatch between the liquidity of our assets and liabilities could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Our investment portfolio may be subject to concentration risk, particularly with respect to single issuers, including MidCap and AmeriHome; industries, including financial services; and asset classes, including real estate.

Concentration risk arises from exposure to significant asset defaults of a single issuer, industry or class of securities, based on economic conditions, geography or as a result of adverse regulatory or court decisions. When an investor’s assets are concentrated and that particular asset or class of assets experiences significant defaults, the default of such assets could threaten the investor’s financial condition. Our most significant potential exposures to concentration risk are our investments in MidCap, a provider of revolving and term debt facilities to middle market companies in North America and Europe, and in A-A Mortgage Opportunities, L.P. (“A-A Mortgage”) and its indirect investment in AmeriHome, a mortgage lender and mortgage servicer. As of December 31, 2018, our exposure, including loaned amounts, to MidCap was $791 million, which represented 0.7% of our total invested assets and 9.6% of total shareholders’ equity. As of December 31, 2018, our exposure to A-A Mortgage was $463 million, which represented 0.4% of our total invested assets and 5.6% of total shareholders’ equity. To the extent that we suffer a significant loss on our investment in MidCap or A-A Mortgage, our financial condition and results of operations could be adversely affected.

Our significant single issuer holdings, including MidCap and AmeriHome, are concentrated largely in the financial services industry and such businesses’ activities largely focus upon providing financing to both individuals and entities. As a result, we have significant exposure to credit risk, which may be adversely impacted by changes in macroeconomic conditions, regulation and other factors. To the extent that such changes occur and cause a deterioration in the creditworthiness of the counterparties of these investees, we may suffer significant losses on our investments in these entities and our financial condition and results of operations could be adversely affected. In addition to the concentration risk arising from our investments in single issuers within the financial services industry, we have significant exposure to this industry as a result of the composition of investments in our broader investment portfolio. As of December 31, 2018, 15% of our total invested assets were invested in issuers within the financial services industry, excluding CLOs. Any macroeconomic, regulatory or other changes having an adverse impact on the financial services industry more broadly, could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

As of December 31, 2018, 25% of our total invested assets were invested in real estate-related assets. Any significant decline in the value of real estate generally or the occurrence of any of the risks described above with respect to our real estate-related investments could materially and adversely affect our financial condition and results of operations.

Our investment portfolio may include investments in securities of issuers based outside the U.S., including emerging markets, which may be riskier than securities of U.S. issuers.

We may invest in securities of issuers organized or based outside the U.S. that may involve heightened risks in comparison to the risks of investing in U.S. securities, including unfavorable changes in currency rates and exchange control regulations, reduced and less reliable information about issuers and markets, less stringent accounting standards, illiquidity of securities and markets, higher brokerage commissions, transfer taxes and custody fees, local economic or political instability and greater market risk in general. In particular, investing in securities of issuers located in emerging market countries involves additional risks, such as exposure to economic structures that are generally less diverse and mature than, and to political systems that can be expected to have less stability than, those of developed countries; national policies that restrict investment by foreigners in certain issuers or industries of that country; the absence of legal structures governing foreign investment and private property; an increased risk of foreclosure on collateral located in such countries; a lack of liquidity due to the small size of markets for securities of issuers located in emerging markets; and price volatility.

As of December 31, 2018, 30% of the carrying value of our available-for-sale (“AFS”) securities, including related parties, was comprised of securities of issuers based outside of the U.S. and debt securities of foreign governments. Of our total AFS securities, including related parties, as of December 31, 2018, 9% were invested in CLOs of Cayman Islands issuers (for which the underlying assets are largely loans to U.S. issuers) and 21% were invested in other non-U.S. issuers. While we invest in securities of non-U.S. issuers, the currency denominations of such securities usually match the currency denominations of the liabilities that the assets support. When the currency denominations of the assets and liabilities do not match, we generally undertake hedging activities to eliminate or mitigate currency mismatch risk. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Investment Portfolio in the 2018 10-K for further information on international exposure.

Our growth strategy includes acquisitions and block reinsurance transactions, and our ability to consummate these transactions on economically advantageous terms acceptable to us in the future is unknown.

We have grown and intend to grow our business in the future in part by acquisitions of other insurance companies and businesses, and through block reinsurance, each of which could require additional capital, systems development and skilled personnel. We may experience challenges identifying, financing, consummating and integrating such acquisitions and block reinsurance transactions. While we have reviewed various opportunities and have successfully completed transactions in the past to facilitate our growth, competition exists in the market for profitable blocks of insurance and businesses. Such competition is likely to intensify as insurance businesses become more attractive targets. It is also possible that merger and acquisition transactions will become less frequent, which could also make it more difficult for us to implement our growth strategy as we have done in the past. Thus, in the future, we may not be able to find suitable acquisition or block reinsurance opportunities that are available at attractive valuations, if at all. Even if we do find suitable opportunities, we may not be able to consummate the transactions on commercially acceptable terms. In addition, to the extent we determine to finance an acquisition or block reinsurance transaction, suitable financing arrangements may not be available on acceptable terms, on a timely basis, or at all. Our acquisition and block reinsurance transaction activities may also divert the attention of our management from our business, which may have an adverse effect on our business and results of operations.

If we are unable to attract and retain IMOs, agents, banks and broker-dealers, sales of our products may be adversely affected.

We distribute our annuity products through a variable cost distribution network, which includes approximately 55 IMOs, more than 36,000 independent agents, nine banks and 75 regional broker-dealers. We must attract and retain such marketers, agents and financial institutions to sell our products. In particular, insurance companies compete vigorously for productive and profitable agents. We compete with other life insurance companies for marketers, agents and financial institutions primarily on the basis of our financial position, support services, compensation, credit ratings and product features. Such marketers, agents and financial institutions may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers, agents and financial institutions also depends upon the long-term relationships we develop with them. There can be no assurance that such relationships will continue in the future. In addition, our growth plans include increasing the distribution of annuity products through small and mid-size banks and regional broker-dealers. If we are unable to attract and retain sufficient marketers and agents to sell our products or if we are not successful in expanding our distribution channels within the bank and broker-dealer markets, our ability to compete and our sales volumes and results of operations could be adversely affected.

Repurchase agreement programs subject us to potential liquidity and other risks.

We may engage in repurchase agreement transactions whereby we sell fixed income securities to third parties, primarily major brokerage firms or commercial banks, with a concurrent agreement to repurchase such securities at a determined future date. These repurchase agreements provide us with liquidity and in certain instances also allow us to earn spread income. Under such agreements we may be required to deliver additional securities or cash as margin to the counterparty if the value of the securities sold decreases prior to the repurchase date. If we are required to return significant amounts of cash collateral or post cash or securities as margin on short notice or have inadequate cash on hand as of the repurchase date, we may be forced to sell securities to meet such obligations and may have difficulty doing so in a timely manner or may be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions. Rehypothecation of subject securities by the counterparty may also create risk with respect to the counterparty’s ability to perform its obligations to tender such securities on the repurchase date. Such facilities may not be available to us on favorable terms or at all in the future.

A financial strength rating downgrade, potential downgrade or any other negative action by a rating agency could make our product offerings less attractive, inhibit our ability to acquire future business through acquisitions or reinsurance and increase our cost of capital, which could have a material adverse effect on our business.

Various NRSROs review the financial performance and condition of insurers and reinsurers, including our subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder obligations. These ratings are important to maintaining public confidence in our insurance subsidiaries’ products, our insurance subsidiaries’ ability to market their products and our competitive position. Factors that could negatively influence this analysis include:

•	changes to our business practices or organizational business plan in a manner that no longer supports our ratings;

•	unfavorable financial or market trends;

•	a need to increase reserves to support our outstanding insurance obligations;

•	our inability to retain our senior management and other key personnel;

•	rapid or excessive growth, especially through large reinsurance transactions or acquisitions, beyond the bounds of capital sufficiency or management capabilities as judged by the NRSROs;

•	significant losses to our investment portfolio; and

•	changes in NRSROs’ capital adequacy assessment methodologies in a manner that would adversely affect the financial strength ratings of our insurance subsidiaries.

Some other factors may also relate to circumstances outside of our control, such as views of the NRSRO and general economic conditions. Any downgrade or other negative action by a NRSRO with respect to the financial strength ratings of our insurance subsidiaries, or an entity we acquire, or our credit ratings, could materially adversely affect us and our ability to compete in many ways, including the following:

•	reducing new sales of insurance products;

•	harming relationships with or perceptions of distributors, IMOs, sales agents, banks and broker-dealers;

•	increasing the number or amount of policy lapses or surrenders and withdrawals of funds, which may result in a mismatch of our overall asset and liability position;

•	requiring us to offer higher crediting rates or greater policyholder guarantees on our insurance products in order to remain competitive;

•	increase our borrowing costs;

•	reducing our level of profitability and capital position generally or hindering our ability to raise new capital; or

•	requiring us to collateralize obligations under or result in early or unplanned termination of hedging agreements and harming our ability to enter into new hedging agreements.

In order to improve or maintain their financial strength ratings, our subsidiaries may attempt to implement business strategies to improve their capital ratios. We cannot guarantee any such measures will be successful. We cannot predict what actions NRSROs may take in the future, and failure to improve or maintain current financial strength ratings could materially and adversely affect our business, financial condition, results of operations and cash flows.

We are subject to significant operating and financial restrictions imposed by our credit agreement and we are also subject to certain operating restrictions imposed by the indenture to which we are a party.

The credit agreement dated January 22, 2016, as amended, by and among AHL, ALRe, Athene USA and AARe, as borrowers, each lender from time to time party thereto and Citibank, N.A., as administrative agent (“Credit Facility”) contains various restrictive covenants which limit, among other things, AHL’s, ALRe’s, Athene USA’s, and AARe’s ability, and in certain instances, some or all of their subsidiaries’ ability, to:

•	incur additional indebtedness, make guarantees and enter into derivative arrangements;

•	create liens on our or such subsidiaries’ assets;

•	make fundamental changes;

•	engage in certain transactions with affiliates;

•	make changes in the nature of our business; and

•	pay dividends and distributions or repurchase our common shares.

These covenants, some of which are financial, may prevent or restrict us from capitalizing on business opportunities, including making additional acquisitions or growing our business. In addition, if AHL undergoes a “change of control” as defined in the Credit Facility, the lenders under the Credit Facility will have the right to terminate the facility and/or accelerate the maturity of all outstanding loans. As of December 31, 2018, we were in compliance with all covenants and no borrowings under the Credit Facility were outstanding. As a result of these restrictions and their effects on us, we may be limited in how we conduct our business and may be unable to raise additional debt financing to compete effectively or to take advantage of new business opportunities.

In addition to the covenants to which we are subject pursuant to our Credit Facility, AHL is also subject to certain limited covenants pursuant to the Indenture, dated January 12, 2018, by and between us and U.S. Bank National Association, as trustee (“Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 12, 2018, by and among us and U.S. Bank National Association, as trustee (together with the Base Indenture, the “ Indenture”). The Indenture was entered into in connection with AHL’s issuance of its 4.125% Senior Notes due 2028 and contains restrictive covenants which limit, subject to certain exceptions, AHL’s and, in certain instances, some or all of its subsidiaries’ ability to make fundamental changes, create liens on any capital stock of certain of AHL’s subsidiaries, and sell or dispose of the stock of certain of AHL’s subsidiaries. These covenants may prevent or restrict takeovers or business combinations that our shareholders might consider in their best interest.

The terms of any future indebtedness we may incur may contain additional restrictive covenants.

We are subject to the credit risk of our counterparties, including ceding companies who reinsure business to ALRe, reinsurers who assume liabilities from our subsidiaries and derivative counterparties.

Our insurance subsidiaries may cede certain risks to third-party insurance companies through reinsurance. In connection with the acquisitions of our two largest U.S. insurance subsidiaries, we entered into reinsurance agreements with Protective and Global Atlantic to effectuate a sale of substantially all of the life insurance business that we received in connection with such acquisitions. Because these agreements involve reinsurance of entire business segments, each covers a much larger volume of business than would a traditional reinsurance agreement, thereby exposing us to a concentration of credit risk with respect to each of these two counterparties. Certain of Protective’s financial obligations under its reinsurance agreement with us are secured by assets placed in a trust for our benefit and Global Atlantic is obligated to maintain assets in custody accounts for our benefit to support substantially all of its financial obligations under its reinsurance agreements with us. However, we do not have a security interest in the assets in the custody accounts supporting the Global Atlantic reinsurance agreements. Therefore, in the event of an insolvency of the Global Atlantic insurance company acting as reinsurer, our claims would be subordinated to those of such insurance company’s policyholders and the assets in the relevant custody accounts may be available to satisfy the claims of such insurance company’s general creditors in addition to our claims.

As with any reinsurance agreement, we remain liable to our policyholders if Protective or Global Atlantic fail to perform. Although each agreement provides that Protective and Global Atlantic, respectively, agree to indemnify us for losses sustained in connection with their respective performances of each agreement, such indemnification may not be adequate to compensate us for losses actually incurred in the event that Protective or Global Atlantic are either unable or unwilling to perform according to the agreements’ terms. In addition to possible losses that could be incurred if our subsidiaries are forced to recapture these blocks, such subsidiaries may also face a substantial shortfall in capital to support the recaptured business, possibly resulting in material declines to the insurer’s RBC ratio and/or creditworthiness and potentially expose the insurer to ratings downgrades, regulatory intervention, increased policyholder withdrawals or other negative effects.

ALRe and certain of our U.S. insurance subsidiaries reinsure liabilities from other insurance companies. Changes in the ratings, creditworthiness or market perception of such ceding companies or problems with the administration of policies reinsured to us could cause policyholders to surrender or lapse their policies in unexpected amounts. In addition, to the extent such ceding companies do not perform under their reinsurance agreements with us, we may not achieve the results we intended and could suffer unexpected losses. Our exposure to our subsidiaries’ reinsurance counterparties could materially adversely affect our business, financial condition, results of operations and cash flows. In particular, our reinsurance agreement with VIAC exposes us to risks associated with impairments in financial strength or perceived financial strength of VIAC and its parent company Venerable Holdings, Inc (together with its subsidiaries, Venerable), an impairment to either of which may result in the surrender of policies earlier and in quantities greater than expected at the time the transaction was priced. In addition, Venerable will administer the fixed annuity block being reinsured. To the extent that Venerable fails to perform under our reinsurance agreement and associated arrangements, we may not achieve the return targets expected at the time the transaction was priced and our financial position and results of operations may thereby or otherwise be adversely affected.

In addition, we are exposed to credit loss in the event of nonperformance by our counterparties on derivative agreements. We seek to further reduce the risk associated with such agreements by entering into such agreements with large, well-established financial institutions. However, there can be no assurance that we will not suffer losses in the event a derivative counterparty fails to perform or fulfill its obligations.

We rely significantly on third parties for various services, and we may be held responsible for obligations that arise from the acts or omissions of third parties under their respective agreements with us if they are deemed to have acted on our behalf.

We rely significantly on third parties to provide various services that are important to our business, including investment, distribution and administrative services. As such, our business may be affected by the performance of those parties. Additionally, our operations are dependent on various technologies, some of which are provided or maintained by certain key outsourcing partners and other parties. See Item 1. Business—Outsourcing in the 2018 10-K for certain of the functions that we outsource to third parties.

Many of our subsidiaries’ products and services are sold through third-party intermediaries. In particular, our insurance businesses are reliant on such intermediaries to describe and explain these products and services to potential customers, and although we take precautions to avoid this result, such intermediaries may be deemed to have acted on our behalf. If that occurs, the intentional or unintentional misrepresentation of our subsidiaries’ products and services in advertising materials or other external communications, or inappropriate activities by an intermediary or personnel employed by an intermediary could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation involving or against us. In addition, we rely on third-party administrators (“TPAs”) to administer a portion of our annuity contracts, as well as our legacy life insurance business. Some of our reinsurers also use TPAs to administer business we reinsure to them. To the extent any of these TPAs do not administer such business appropriately, we have and may in the future experience customer complaints, regulatory intervention and other adverse impacts, which could affect our future growth and profitability. If any of these TPAs or their employees are found to have made material misrepresentations to our policyholders, violated applicable insurance, privacy or other laws and regulations or otherwise engaged in misconduct, we could be held liable for their actions and be subject to regulatory scrutiny, which could adversely affect our reputation, business prospects, financial condition, results of operations and cash flows.

Our U.S. insurance subsidiaries have experienced increased service and administration complaints related to the conversion and administration of the block of life insurance business acquired in connection with our acquisition of Aviva USA and reinsured to affiliates of Global Atlantic. The life insurance policies included in this block have been and are currently being administered by AllianceOne, a subsidiary of DXC Technology Company, which was retained by such Global Atlantic affiliates to provide services on such policies. AllianceOne also administers certain annuity policies that were on Aviva USA’s legacy policy administration systems that were also converted in connection with the acquisition of Aviva USA and have experienced similar service and administration issues.

As a result of the difficulties experienced with respect to the administration of such policies, we have received notifications from several state regulators, including but not limited to the NYSDFS, the California Department of Insurance and the Texas Department of Insurance, indicating, in each case, that the respective regulator planned to undertake a market conduct examination or enforcement proceeding of the applicable U.S. insurance subsidiary relating to the treatment of policyholders subject to our reinsurance agreements with affiliates of Global Atlantic and the conversion of such annuity policies, including the administration of such blocks by AllianceOne. On June 28, 2018 we entered into a consent order with the NYSDFS resolving that matter in a manner that, when considering the indemnification received from affiliates of Global Atlantic, did not have a material impact on our financial condition, results of operations or cash flows.

In addition to the foregoing, we have received inquiries, and expect to continue to receive inquiries, from other regulatory authorities regarding the conversion matter. In addition to the examinations and proceedings initiated to date, it is possible that other regulators may pursue similar formal examinations, inquiries or enforcement proceedings and that any examinations, inquiries and/or enforcement proceedings may result in fines, administrative penalties and payments to policyholders. While we do not expect the amount of any such fines, penalties or payments arising from these matters to be material to our financial condition, results of operations or cash flows, it is possible that such amounts could be material.

Pursuant to the terms of the reinsurance agreements between us and the relevant affiliates of Global Atlantic, the applicable affiliates of Global Atlantic have financial responsibility for the ceded life block and are subject to significant administrative service requirements, including compliance with applicable law. The agreements also provide for indemnification to us, including for administration issues.

Additionally, past or future misconduct by agents that distribute our subsidiaries’ products or employees of our vendors could result in violations of law by us, regulatory sanctions and/or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. Although we employ controls and procedures designed to monitor associates’ business decisions and to prevent us from taking excessive or inappropriate risks, associates may take such risks regardless of such controls and procedures.

Foreign currency fluctuations may reduce our net income and our capital levels, adversely affecting our financial condition.

We are exposed to foreign currency exchange rate risk through the investments in our investment portfolio that are denominated in currencies other than the U.S. dollar or are issued by entities which primarily conduct their business outside of the U.S. We may employ various strategies (including hedging) to manage our exposure to foreign currency exchange risk. To the extent that these exposures are not fully hedged or the hedges are ineffective, our results or equity may be reduced by fluctuations in foreign currency exchange rates that could materially adversely affect our financial condition and results of operations.

Our business in Bermuda could be adversely affected by Bermuda employment restrictions.

As of December 31, 2018, we employed 28 non-Bermudians in our Bermuda office (other than spouses of Bermudians, holders of permanent residents’ certificates, and holders of working residents’ certificates). We may hire additional non-Bermudians as our business grows. Under Bermuda law, non-Bermudians (other than spouses of Bermudians, holders of permanent residents’ certificates, and holders of working residents’ certificates) generally may not engage in any gainful occupation in Bermuda without a valid government work permit (with certain exceptions). A work permit is generally granted or renewed upon showing that, after proper public advertisement, no Bermudian, spouse of a Bermudian, or holder of a permanent resident’s or working resident’s certificate who meets the minimum standards reasonably required by the employer has applied for the job. Work permit terms that are available for request range from three months to five years. We may not be able to use the services of one or more of our non-Bermudian employees if we are not able to obtain, or in certain instances renew, work permits for them, which could have a material adverse effect on our business, financial condition and results of operations.

Interruption or other operational failures in telecommunications, information technology and other operational systems or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on those systems, including as a result of human error, could have a material adverse effect on our business.

We are highly dependent on automated and information technology systems to record and process our internal transactions and transactions involving our customers, as well as to calculate reserves, value our investment portfolio and complete certain other components of our financial statements. We could experience a failure of one of these systems, our employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner or our employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or modifications to an existing system. Additionally, anyone who is able to circumvent our security measures and penetrate our information technology systems could access, view, misappropriate, alter or delete information in the systems, including personally identifiable customer information and proprietary business information. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft.

We believe that we have established and implemented appropriate security measures, controls and procedures to safeguard our information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems, and we periodically evaluate and test the adequacy of such systems, controls and procedures. In addition, we have established a business continuity plan which is designed to ensure that we are able to maintain all aspects of our key business processes functioning in the midst of certain disruptive events, including any disruptions to or breaches of our information technology systems. Despite the implementation of security and back-up measures, our information technology systems may be vulnerable to physical or electronic intrusions, viruses or other attacks, programming errors and similar disruptions. We may also be subject to disruptions of any of these systems arising from events that are wholly or partially beyond our control (for example, natural disasters, acts of terrorism, epidemics, computer viruses and electrical or telecommunications outages). All of these risks are also applicable where we rely on outside vendors to provide services to us and/or our customers. The failure of any one of these systems for any reason, or errors made by our employees or agents, could in each case cause significant interruptions to our operations, which could harm our reputation, adversely affect our internal control over financial reporting or have a material adverse effect on our business, financial condition and results of operations.

We retain confidential information in our information technology systems and those of our business partners, and we rely on industry standard commercial technologies to maintain the security of those systems. Despite our implementation of network security measures, our servers could be subject to physical and electronic intrusions, and similar disruptions from unauthorized tampering with our computer systems. While we perform penetration tests and have adopted a number of measures to protect the security of customer and company data, and to our knowledge have not experienced a successful cyber attack that has resulted in any material compromise in the security of our information technology systems, there is no guarantee that such an attack will not occur or be successful in the future.

Any compromise of the security of our information technology systems that results in inappropriate disclosure or use of confidential information, including personally identifiable customer information, could damage the reputation of our brand in the marketplace, deter purchases of our products, subject us to heightened regulatory scrutiny or significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

Even in the absence of a compromise in the security of our information technology systems, inappropriate disclosure or use of personally identifiable customer information may occur in the event of a compromise in the security of the information technology systems of our third-party advisors or business partners with whom we share such data. Any such inappropriate disclosure or use could likewise damage the reputation of our brand in the marketplace, deter purchases of our products, subject us to heightened regulatory scrutiny or significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We may be the target or subject of, and may be required to defend against or respond to, litigation, regulatory investigations or enforcement actions.

We operate in an industry in which various practices are subject to potential litigation, including class actions, and regulatory scrutiny. We, like other financial services companies, are involved in litigation and arbitration in the ordinary course of business and may be the subject of regulatory proceedings (including investigations and enforcement actions). Plaintiffs may seek large or indeterminate amounts of damages in litigation and regulators may seek large fines in enforcement actions. Given the large or indeterminate amounts sometimes sought, and the inherent unpredictability of litigation and enforcement actions, it is possible that an unfavorable resolution of one or more matters could have a material and adverse effect on our business, financial condition, results of operations and cash flows. See Item 3. Legal Proceedings in the 2018 10-K for certain matters to which we are a party.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of our investment portfolio and may further affect our ability to issue funding agreements bearing a floating rate of interest.

Regulators and law enforcement agencies in the UK and elsewhere have conducted civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (“BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies will result in changes to the manner in which LIBOR is determined or used and in the establishment of alternative reference rates. On July 27, 2017, the UK Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. The UK Financial Conduct Authority has indicated that it expects that the current member banks will voluntarily sustain LIBOR until the end of 2021, but they have no obligation to do so, and may discontinue their activities at any time. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere.

The Alternative Reference Rate Committee of the New York office of the Board of Governors of the Federal Reserve (“ARRC”), and the International Swaps and Derivatives Association (“ISDA”), have taken significant steps toward the development of consensus-based fallbacks and alternatives to LIBOR, which appear constructive for end-users, such as life insurers. The fallback proposals are intended to minimize disruptions if LIBOR is no longer usable. In addition, ISDA is amending its standard documentation to implement fallbacks for certain key interbank offered rates (“IBORs”). The fallbacks will apply if the relevant IBOR is permanently discontinued, based on defined triggers. There can be no assurance, however, that the alternative rates and fallbacks will be effective at preventing or mitigating disruption as a result of the transition. Should such disruption occur, it may adversely affect, among other things, (1) the trading market for LIBOR-based securities, including those held in our investment portfolio, (2) the market for derivative instruments, including those that we use to achieve our hedging objectives, and (3) our ability to issue funding agreements bearing a floating rate of interest. As of December 31, 2018, 17% of our invested assets were floating rate investments, some of which were referenced to LIBOR.

Risks Relating to Our Investment Manager

We rely on our investment management agreements with AAM for the management of our investment portfolio. AAM may terminate these arrangements at any time, and there are limitations on our ability to terminate such arrangements, which may adversely affect our investment results.

We rely on AAM to provide us with investment management services pursuant to various investment management agreements (“IMAs”). AAM relies in part on its ability to attract and retain key people, and the loss of services of one or more of the members of AAM’s senior management could delay or prevent AAM from fully implementing our investment strategy.

IMA Termination Rights

Our bye-laws currently provide that we may not, and will cause our subsidiaries not to, terminate any IMA among us or any of our subsidiaries, on the one hand, and AAM, on the other hand, before any annual anniversary of October 31 (each such date, an IMA Termination Election Date) and any termination on an IMA Termination Election Date requires (i) the approval of two-thirds of our Independent Directors (as defined below) and (ii) written notice to AAM of such termination at least 30 days’ prior to an IMA Termination Election Date. If our Independent Directors make any such election to terminate and notice of such termination is delivered, the termination will be effective on the second anniversary of the applicable IMA Termination Election Date (“IMA Termination Effective Date”). Notwithstanding the foregoing, (A) except as set forth in (B) below, our Independent Directors may only elect to terminate an IMA on an IMA Termination Election Date if two-thirds of our Independent Directors determine, in their sole discretion and acting in good faith, that either (i) there has been unsatisfactory long-term performance materially detrimental to us by AAM, or (ii) the fees being charged by AAM are unfair and excessive compared to a comparable asset manager (provided, that in either case such Independent Directors must deliver notice of any such determination to AAM and AAM will have until the applicable IMA Termination Effective Date to address such concerns, and provided, further, that in the case of such a determination that the fees being charged by AAM are unfair and excessive, AAM has the right to lower its fees to match the fees of such comparable asset manager) and (B) upon the determination by two-thirds of our Independent Directors, we or our subsidiaries may also terminate an IMA with AAM as a result of either (i) a material violation of law relating to AAM’s advisory business, or (ii) AAM’s gross negligence, willful misconduct or reckless disregard of AAM’s obligations under the relevant agreement, and in either case the delivery of written notice at least 30 days’ prior to such termination and such termination will be effective at the end of such 30-day period (the events described in the foregoing clauses (A) and (B) are referred to in more detail in our bye-laws as “AHL Cause”). For purposes of these provisions of the bye-laws, an “Independent Director” cannot be (x) an officer or employee of ours or any of our subsidiaries or (y) an officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition of “Apollo Group” as set forth in our bye-laws or (2) AGM or any of its subsidiaries (excluding any subsidiary that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by AGM or by one or more of its subsidiaries or (B) a managed account agreement (or similar arrangement) whereby AGM or one or more of its subsidiaries serves as general partner, managing member or in a similar governing position). The limitations on our ability to terminate the IMAs with AAM could have a material adverse effect on our financial condition and results of operations.

Our organizational documents give our Independent Directors complete discretion, while acting in good faith, as to whether to determine if an AHL Cause event has occurred with respect to any IMA with AAM, and therefore our Independent Directors are under no obligation to make, and accordingly may exercise their discretion never to make, such a determination.

The boards of directors of AHL’s subsidiaries may terminate an IMA with AAM relating to the applicable subsidiary if such subsidiary’s board of directors determines that such termination is required in the exercise of its fiduciary duties. If our subsidiaries do elect to terminate any such agreement, other than as provided above, we may be in breach of our bye-laws, which could subject us to regulatory scrutiny, expose us to shareholder lawsuits and could have a negative effect on our financial condition and results of operations.

On September 20, 2018, we entered into a letter agreement (“Letter Agreement”) with AAM. In the Letter Agreement, (1) we confirmed that AHL’s board of directors approved, and recommended that AHL’s shareholders approve, the amendment and restatement of our bye-laws (“Existing Bye-Laws”) in substantially the form attached as an exhibit to the Letter Agreement (“Proposed Bye-Laws”) and (2) we agreed that we will seek the approval of AHL’s shareholders of the amendment and restatement of our bye-laws in substantially such form at the next annual general meeting of AHL’s shareholders. Such amendment and restatement was submitted for approval by our shareholders at our 2019 annual general meeting.

The Proposed Bye-Laws, if adopted as our bye-laws, will amend the initial IMA Termination Election Date (as defined in the Existing Bye-Laws) to be the fourth anniversary of the date on which the Proposed Bye-Laws are adopted as our bye-laws and each two-year anniversary thereafter. The Proposed Bye-Laws, if adopted as our bye-laws, will continue to permit us to terminate the IMA, or any New IMA (as each such term is defined in the Existing Bye-Laws), for AHL Cause.

Investment Management Fees

Further, except in limited circumstances, we currently pay AAM 0.40% per year on assets managed up to $65.8 billion and 0.30% per year on assets managed in excess of such amount. We pay additional fees to Apollo and its affiliates for providing sub-advisory services and acting as manager of investment funds in which we invest. Any such fees may be higher than what other investment managers may be willing to charge us currently for investment services. Because of the services and the unique acquisition opportunities provided by AAM and Apollo that we are able to access that many other companies cannot, we do not currently expect our board of directors or our Independent Directors would elect to terminate any IMA.

Pursuant to the Letter Agreement, we agreed to amend and restate the Sixth Amended and Restated Fee Agreement, dated June 7, 2018, between us and AAM (the “Existing Fee Agreement”) in substantially the form attached as an exhibit to the Letter Agreement (the “Proposed Amended Fee Agreement”), subject to the approval by our shareholders of the Proposed Bye-Laws.

The Proposed Amended Fee Agreement provides for a monthly fee to be payable by us to AAM in arrears, with retroactive effect to the month beginning on January 1, 2019, in an amount equal to the following, to the extent not otherwise payable to Apollo pursuant to any one or more investment management or sub-advisory agreements or arrangements:

(1)

a base management fee equal to the sum of (i) 0.225% per annum of the lesser of (A) the aggregate market value of substantially all of the assets in substantially all of the investment accounts of or relating to us (collectively, the Accounts) on December 31, 2018 (“Backbook Value”) and (B) the aggregate market value of substantially all of the assets in the Accounts at the end of the respective month, plus (ii) 0.15% per annum of the amount, if any (“Incremental Value”), by which the aggregate market value of substantially all of the assets in the Accounts at the end of the respective month exceeds the Backbook Value; plus

(2)

with respect to each asset in an Account, subject to certain exceptions, that is managed by Apollo and that belongs to a specified asset class tier (“core,” “core plus,” “yield,” and “high alpha”), a sub-allocation fee as follows, which will, in the case of assets acquired after January 1, 2019, be subject to a cap of 10% of the applicable asset’s gross book yield, as further described in the Proposed Amended Fee Agreement:

(i)	0.065% of the market value of “core assets,” which include public investment grade corporate bonds, municipal securities, and agency RMBS;

(ii)	0.13% of the market value of “core plus assets,” which include private investment grade corporate bonds, first lien CML, and long-term fixed rate mortgages;

(iii)

0.375% of the market value of “yield assets,” which include non-agency RMBS, investment grade CLO, CMBS and other asset-backed securities (“ABS”) (other than RMBS), emerging market investments, below investment grade corporate bonds, residential mortgage loans, triple net leases, bank loans, investment grade infrastructure debt, and lower yielding floating rate mortgages;

(iv)

0.70% of the market value of “high alpha assets,” which include mezzanine CML, below investment grade CLO, preferred equity, assets originated by MidCap, higher yielding mortgages and below investment grade infrastructure debt; and

(v)	0.00% of the market value of cash, treasuries, equities and alternatives.

The base management fee covers a range of investment services that we receive from Apollo, including investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services such as investment compliance, tax, legal and risk management support, among others. Additionally, the Proposed Amended Fee Agreement provides for a possible payment by AAM to us, or a possible payment by us to AAM, equal to 0.025% of the Incremental Value as of the end of each year, beginning on December 31, 2019, depending upon the percentage of our investments that consist of core assets and core plus assets. If more than 60% of our invested assets that are subject to the sub-allocation fees are invested in core and core plus assets, we will receive a 0.025% fee reduction on the Incremental Value. If less than 50% of our invested assets that are subject to the sub-allocation fee are invested in core and core plus assets, we will pay an additional fee of 0.025% on Incremental Value.

Termination by AAM

Conversely, we may be adversely affected if AAM elects to terminate an IMA at a time when such agreement remains advantageous to us. We depend upon AAM to implement our investment strategy. However,

AAM does not face the restrictions described above with regards to its ability to terminate any of its agreements with us and may terminate such agreements at any time. If AAM chooses to terminate such agreements, there is no assurance that we could find a suitable replacement or that certain of the opportunities made available to us as a result of our relationship with AAM and Apollo would be offered by a suitable replacement, and therefore our financial condition and results of operations could be adversely impacted by our failure to retain a satisfactory investment manager.

Interruption or other operational failures in telecommunications, information technology and other operational systems at AAM or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on AAM’s systems, including as a result of human error, could have a material adverse effect on our business.

We are highly dependent on AAM, as our investment manager, to maintain information technology and other operational systems to record and process its transactions with respect to our investment portfolio, which includes providing information that enables us to value our investment portfolio and may affect our financial statements. AAM could experience a failure of one of these systems, its employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner or its employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or modifications to an existing system. Additionally, anyone who is able to circumvent AAM’s security measures and penetrate its information technology systems could access, view, misappropriate, alter or delete information in the systems, including proprietary information relating to our investment portfolio. The maintenance and implementation of these systems at AAM is not within our control. Should AAM’s systems fail to accurately record information pertaining to our investment portfolio, we may inadvertently include inaccurate information in our financial statements and experience a lapse in our internal control over financial reporting. The failure of any one of these systems at AAM for any reason, or errors made by its employees or agents, could cause significant interruptions to its operations, which could adversely affect our internal control over financial reporting or have a material adverse effect on our business, financial condition and results of operations.

The historical performance of AAM should not be considered as indicative of the future results of our investment portfolio, our future results or any returns expected on our securities, including our common shares and preference shares.

Our investment portfolio’s returns have benefited historically from investment opportunities and general market conditions that currently may not exist and may not repeat themselves, and there can be no assurance AAM will be able to avail itself of profitable investment opportunities in the future. Furthermore, the historical returns of our investments managed by AAM are not directly linked to returns on our securities, including our common shares and preferred shares, which are affected by various factors, one of which is the value of our investment portfolio. In addition, AAM is compensated based solely on our assets it manages, rather than by investment return targets. Accordingly, there can be no guarantee AAM will be able to achieve any particular return for our investment portfolio in the future.

Risks Relating to Insurance and Other Regulatory Matters

Our industry is highly regulated and we are subject to significant legal restrictions and these restrictions may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

U.S. Laws and Regulations

Our U.S. subsidiaries are subject to a complex and extensive array of laws and regulations that are administered and enforced by state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the DOL, the U.S. Internal Revenue Service (the “IRS”) and the Office of the Comptroller of

the Currency. See Item 1. Business—Regulation—United States in the 2018 10-K for a summary of certain of the U.S. state and federal laws and regulations applicable to our business. Failure to comply with these laws and regulations could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to our reputation, or interruption of our operations, any of which could have a material and adverse effect on our financial position, results of operations and cash flows.

In addition to the foregoing risks, the financial services industry is the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the companies within this industry. Governmental authorities in the United States and worldwide have become increasingly interested in potential risks posed by the insurance industry as a whole, and to commercial and financial systems in general. Among the proposals that are presently being considered is the possible introduction of global regulatory standards for the amount of capital that insurance groups must maintain across the group, such as the development of the risk-based global insurance capital standard for internationally active insurance groups being developed by the International Association of Insurance Supervisors as well as the U.S. group capital calculation being developed by the NAIC. See Item 1. Business—Regulation—Entity-Wide—NAIC—Group Capital in the 2018 10-K for further discussion. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, there may be increased regulatory intervention in the insurance and financial services industry in the future.

Bermuda Laws and Regulations

As a holding company, AHL is not subject to the laws of Bermuda governing insurance companies; however, our Bermuda Reinsurance Subsidiaries are registered in Bermuda under the Bermuda Insurance Act as Class E insurers and are subject to the Bermuda Insurance Act and the rules and regulations promulgated thereunder. See Item 1. Business—Regulation—Bermuda in the 2018 10-K for a summary of certain of the Bermuda laws and regulations applicable to our business. Failure to comply with these laws and regulations could subject us to monetary penalties and/or restrictions on our business imposed by the BMA, unanticipated costs associated with remedying such failure or other claims, harm to our reputation, interruption of our operations, revocation of our certificate of incorporation or an adverse impact on our financial position or results of operations.

Our failure to obtain or maintain approval of insurance regulators and other regulatory authorities as required for the operations of our insurance subsidiaries may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

U.S. state regulators retain the authority to license insurers in their states and an insurer generally may not operate in a state in which it is not licensed. We have U.S. domiciled insurance subsidiaries that collectively are currently licensed to do business in all 50 states and the District of Columbia. Our ability to retain these licenses depends on our and our subsidiaries’ ability to meet requirements established by the NAIC and adopted by each state such as RBC standards and surplus requirements.

Some of the factors influencing these licensing requirements, particularly factors such as changes in equity market levels, the value of certain derivative instruments that do not receive hedge accounting, the value and credit ratings of certain fixed-income and equity securities in our investment portfolio, interest rate changes and changes to the RBC formulas and the interpretation of the NAIC’s instructions with respect to RBC calculation methodologies, are out of our control. In addition, licensing regulations differ as to products and jurisdictions and may be subject to interpretation as to whether certain licenses are required with respect to the manner in which we may sell or service some of our products in certain jurisdictions. The degree of complexity is heightened in the context of products that are issued through our institutional channel, including our PRT products, where one product may cover risks in multiple jurisdictions.

If the factors discussed above adversely affect us or a state regulator interprets a licensing requirement different than we do and we are unable to meet the requirements above, our subsidiaries could lose their licenses to do business in certain states; be subject to additional regulatory oversight; have their licenses suspended; be subject to rescission requests, fines, administrative penalties or payments to policyholders; or be subject to seizure of assets. A loss or suspension of any of our subsidiaries’ licenses or an inability of any of our insurance subsidiaries to be able to sell or service certain of our insurance products in one or more jurisdictions may negatively impact our reputation in the insurance market and result in our subsidiaries’ inability to write new business, distribute funds or pursue our investment/overall business strategy.

On January 23, 2019, we received a letter from the NYSDFS, which expressed concerns with our interpretation and reliance upon certain exemptions from licensing in New York in connection with certain activities undertaken by our PRT business within New York State. We have been in dialogue with the NYSDFS regarding potential changes to our PRT business practices that may be necessary to comply with New York law. Recently, we were notified by the NYSDFS that, in addition to such changes in our business practices, it proposes that we enter into a settlement agreement or consent order to resolve such licensing concerns. Although we do not expect any changes in our business practices implemented as a result of our discussions with the NYSDFS to have a material adverse effect on our ability to write PRT business, it is possible such changes could have a material impact on our future growth prospects within our PRT channel. Further, such settlement agreement or consent order may include fines and penalties which could be material to our results of operations.

The licenses currently held by our U.S. domiciled insurance subsidiaries are limited in scope with respect to the products that may be sold within the respective jurisdictions. To the extent that our U.S. domiciled insurance subsidiaries seek to sell products for which we are not currently licensed, such subsidiaries would be required to become licensed in each of the respective jurisdictions in which such products are expected to be sold. There is no assurance that our U.S. domiciled insurance subsidiaries would be able to obtain the relevant licenses and the subsidiaries’ inability to do so may impair our competitive position and reduce our growth prospects, causing our financial position, results of operations and cash flows to fall below our current expectations.

Our Bermuda Reinsurance Subsidiaries, as Bermuda domiciled insurers, are also required to maintain licenses. Each of our Bermuda Reinsurance Subsidiaries is licensed as a reinsurer in Bermuda. Bermuda insurance statutes and regulations and policies of the BMA require that our Bermuda Reinsurance Subsidiaries, among other things, maintain a minimum level of capital and surplus, satisfy solvency standards, restrict dividends and distributions, obtain prior approval or provide notification to the BMA, as the case may be, of ownership, transfer and disposition of Shareholder Controller shares, maintain a head office, and have certain officers resident in Bermuda, appoint and maintain a principal representative in Bermuda and provide for the performance of certain periodic examinations of itself and its financial conditions. A failure to meet these conditions may result in the suspension or revocation of a Bermuda Reinsurance Subsidiary’s license to do business as a reinsurance company in Bermuda, which would mean that such Bermuda Reinsurance Subsidiary would not be able to enter into any new reinsurance contracts until the suspension ended or it became licensed in another jurisdiction. Any such suspension or revocation of a Bermuda Reinsurance Subsidiary’s license would negatively impact its and our reputation in the reinsurance marketplace and could have a material adverse effect on our results of operations.

The process of obtaining licenses is time consuming and costly, and we may not be able to become licensed in jurisdictions other than those in which our subsidiaries are currently licensed and/or for products for which we are currently licensed. The modification of the conduct of our business resulting from our and our subsidiaries becoming licensed in certain jurisdictions or for certain products could significantly and negatively affect our business. In addition, our inability to comply with insurance statutes and regulations could significantly and adversely affect our business by limiting our ability to conduct business as well as subjecting us to penalties and fines.

Changes in the laws and regulations governing the insurance industry or otherwise applicable to our business, may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

Certain of the laws and regulations to which we are subject are summarized in Item 1. Business—Regulation of the 2018 10-K. Changes in the laws and regulations relevant to our business may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects. Certain of the risks associated with changes in these laws and regulations are discussed in greater detail below.

The Dodd-Frank Act makes sweeping changes to the regulation of financial services entities, products and markets. Historically, the federal government has not regulated the insurance business, however, the Dodd-Frank Act generally provides for enhanced federal supervision of financial institutions, including insurance companies in certain circumstances, and financial activities that represent a systemic risk to financial stability or the economy. Certain provisions of the Dodd-Frank Act are or may become applicable to us, our competitors or those entities with which we do business, including, but not limited to: the establishment of a comprehensive federal regulatory regime with respect to derivatives; the establishment of consolidated federal regulation and resolution authority over SIFIs; the establishment of the Federal Insurance Office; changes to the regulation of broker-dealers and investment advisors; changes to the regulation of reinsurance; changes to regulations affecting the rights of shareholders; the imposition of additional regulation over credit rating agencies; the imposition of concentration limits on financial institutions that restrict the amount of credit that may be extended to a single person or entity; and mandatory on-facility execution and clearing of certain derivative contracts.

Legislative or regulatory requirements imposed by or promulgated in connection with the Dodd-Frank Act may impact us in many ways, including, but not limited to: placing us at a competitive disadvantage relative to our competition or other financial services entities; changing the competitive landscape of the financial services sector or the insurance industry; making it more expensive for us to conduct our business; requiring the reallocation of significant company resources to government affairs; increasing our legal and compliance related activities and the costs associated therewith as the Dodd-Frank Act may permit the preemption of certain state laws when inconsistent with international agreements, such as the EU Covered Agreement and the UK Covered Agreement; and otherwise having a material adverse effect on the overall business climate as well as our financial condition and results of operations.

Heightened standards of sales conduct as a result of the ultimate adoption of rules proposed by SEC or the adoption of other similar proposed rules or regulations could also increase the compliance and regulatory burdens on our representatives, and could lead to increased litigation and regulatory risks, changes to our business model, a decrease in the number of our securities-licensed representatives and a reduction in the products we offer to our clients, any of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, we expect the worldwide demographic trend of population aging will cause policymakers to continue to focus on the framework of U.S. and non-U.S. retirement systems, which may drive additional changes regarding the manner in which individuals plan for and fund their retirement, the extent of government involvement in retirement savings and funding, the regulation of retirement products and services and the oversight of industry participants. Any incremental requirements, costs and risks imposed on us in connection with such current or future legislative or regulatory changes, may constrain our ability to market our products and services to potential customers, and could negatively impact our profitability and make it more difficult for us to pursue our growth strategy.

Although our businesses are subject to regulation in each state in which they conduct business, in many instances the state insurance laws and regulations emanate from the NAIC. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Any proposed or future legislation or NAIC initiatives, if adopted, may be more restrictive on our ability to conduct business than current regulatory requirements or may result in higher costs or increased statutory capital and reserve requirements. Changes in these laws and regulations or interpretations thereof are often made for the benefit of the consumer and at the expense of the insurer and could have a material adverse effect on our domestic insurance subsidiaries’ businesses, financial condition and results of operations. We and they are also subject to the risk that compliance with any particular regulator’s interpretation of a legal or accounting issue may not result in compliance with another regulator’s interpretation of the same issue, particularly when compliance is judged in hindsight. There is an additional risk that any particular regulator’s interpretation of a legal or accounting issue may change over time to our detriment, or that changes to the overall legal or market environment, even absent any change of interpretation by a particular regulator, may cause us to change our views regarding the actions we need to take from a legal risk management perspective, which could necessitate changes to our practices that may, in some cases, limit our ability to grow and improve profitability.

Risks Relating to Taxation

The BEAT may significantly increase our tax liability.

The Tax Act introduced a new tax called the BEAT. The BEAT operates as a minimum tax and is generally calculated as a percentage (10% in 2019 – 2025, and 12.5% in 2026 and thereafter) of the “modified taxable income” of an “applicable taxpayer.” Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to foreign affiliates of the taxpayer, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies for a taxable year only to the extent it exceeds a taxpayer’s regular corporate income tax liability for such year (determined without regard to certain tax credits).

Certain of our reinsurance agreements require our U.S. subsidiaries (including any non-U.S. subsidiaries subject to U.S. federal income taxation) to pay or accrue substantial amounts to our non-U.S. reinsurance subsidiaries that would be characterized as “base erosion payments” with respect to which there are “base erosion tax benefits.” However, in certain types of reinsurance transactions, it is not clear whether any amounts paid or accrued by non-U.S. reinsurance entities would be netted against amounts paid or accrued to such entities for purposes of calculating the “base erosion payments” and “base erosion tax benefits.”

In light of the possibility of material additional tax cost to our U.S. subsidiaries and the lack of clear guidance regarding the appropriate method by which to compute the BEAT, we have undertaken certain actions intended to mitigate the potential effect of the BEAT on our results of operations. Such actions may have adverse consequences to our business, such as subjecting profit from our affiliate reinsurance to a layer of withholding tax of up to 30%, which would not have been payable under our prior structure. There can be no assurances that our efforts to mitigate the BEAT will be successful, and our consideration of any further actions may be expensive and time consuming. In addition, we have been, and may continue to be, required to take action before the uncertainty regarding the BEAT is resolved, and accordingly any action we take may, in hindsight, prove to have been unnecessary, ineffective or counterproductive.

The application of the BEAT to our reinsurance arrangements could be affected by further legislative action (including possibly a “technical corrections” bill), administrative guidance or court decisions, any of which could have retroactive effect. In addition, tax authorities may disagree with our BEAT calculations, or the interpretations on which those calculations are based, and assess additional taxes, interest and penalties, and the uncertainty regarding the correct interpretation of the BEAT may make such disagreements more likely. We will establish our tax provision in accordance with GAAP.

However, there can be no assurance that this provision will accurately reflect the amount of federal income tax that we ultimately pay, as that amount could differ materially from the estimate. There may be material adverse consequences to our business if tax authorities successfully challenge our BEAT calculations, in light of the uncertainties described above.

In addition, we have made estimates regarding the effective tax rate we expect to experience, which takes into account the impacts of federal income tax and the BEAT. The determination of each such figure, or range of figures, involves numerous estimates and assumptions, including estimates and assumptions regarding our BEAT calculations. Such estimates and assumptions may prove incorrect. To the extent that actual experience differs from the estimates and assumptions inherent in our projections, our future effective and overall tax rates may deviate materially from the estimates provided and our financial condition and results of operations may be materially less favorable than are implied by the projections provided.

The term “related” is defined broadly under the BEAT and application of the definition and the tax attribution rules to which it refers can produce results that are hard to predict. We believe that other than our subsidiaries, none of our reinsurance counterparties should be treated as “related” to us for purposes of the BEAT, and therefore payments under our reinsurance arrangements with such counterparties are not subject to the BEAT. However, there is considerable uncertainty regarding the scope of the term “related” for BEAT purposes, and no assurances can be made that the IRS will not assert that one or more of our reinsurance counterparties are “related” to us for purposes of the BEAT. A successful challenge could have a material and adverse effect on our financial condition, results of operations and cash flows.

AHL or its non-U.S. subsidiaries may be subject to U.S. federal income taxation.

AHL and certain of its subsidiaries are incorporated under the laws of non-U.S. jurisdictions, including Bermuda. AHL, ALRe and their subsidiaries that are treated as foreign corporations under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (the “Non-U.S. Subsidiaries,” and together with AHL and ALRe, the “Non-U.S. Companies”), have historically intended to operate in a manner that will not cause any to be treated as being engaged in a trade or business within the U.S. or subject to current U.S. federal income taxation on their net income. However, the recent enactment of the BEAT, the reduction of the federal income tax rate applicable to corporations included in the Tax Act and other factors may cause any of our Non-U.S. Companies to conduct its business differently. Further, because there is considerable uncertainty as to when a foreign corporation is engaged in a trade or business within the United States, as the law is unclear and the determination is highly factual and must be made annually, there can be no assurance that the IRS will not successfully contend that a Non-U.S. Company is engaged in a trade or business in the U.S. If a Non-U.S. Company were considered to be engaged in a trade or business in the U.S., it could be subject to U.S. federal income taxation on a net basis on its income that is effectively connected with such U.S. trade or business (including branch profits tax on the portion of its earnings and profits that is attributable to such income) unless otherwise provided under the income tax treaties between the U.S. and Bermuda (the “Bermuda Treaty”) and between the U.S. and the U.K. (the “U.K. Treaty”). Any such U.S. federal income taxation could result in substantial tax liabilities and consequently could have a material adverse effect on our financial condition, results of operations and cash flows.

AHL and ALRe are U.K. tax residents and expect to qualify for the benefits of the U.K. Treaty because AHL’s Class A common shares are listed and regularly traded on the NYSE. Accordingly, AHL and ALRe are expected to qualify for exemptions from, or reduced rates of, U.S. tax on certain amounts that are from U.S. sources or connected with a U.S. trade or business, provided that they satisfy all of the requirements of the U.K. Treaty. However, there can be no assurances that AHL and ALRe will continue to qualify for treaty benefits, particularly given the potential implications of the Bermuda Economic Substance Act 2018, or will not have a U.S. permanent establishment to which their income is attributable. If either AHL or ALRe fails to qualify for treaty benefits or has a U.S. permanent establishment to which its income is attributable, it may incur greater tax costs than expected, which could have a material adverse effect on our financial condition, results of operations and cash flows.

U.S. persons who own depositary shares representing an interest in the Series A Preference Shares or our Class A common shares may be subject to U.S. federal income taxation at ordinary income rates on our undistributed earnings and profits.

AHL’s bye-laws generally limit the voting power of our Class A common shares (and certain other of our voting securities) such that no person owns (or is treated as owning) more than 9.9% of the total voting power of our common shares (with certain exceptions). AHL’s bye-laws also generally reduce the voting power of Class B common shares held by certain holders if (A) one or more U.S. persons that own (or are treated as owning) more than 9.9% of the total voting power of our common shares own (or are treated as owning) individually or in the aggregate more than 24.9% of the voting power or the value of our common shares or (B) a U.S. person that is classified as an individual, an estate or a trust for U.S. federal income tax purposes owns (or is treated as owning) more than 9.9% of the total voting power of our common shares. Additionally, AHL’s bye-laws require the board of AHL to refer certain decisions with respect to ALRe and our non-U.S. subsidiaries to our shareholders, and to vote our shares in those subsidiaries accordingly. These provisions were intended to reduce the likelihood that any of the Non-U.S. Companies will be treated as a controlled foreign corporation (“CFC”), other than for purposes of taking into account related person insurance income (“RPII”). However, the relevant attribution rules are complex and there is no definitive legal authority on whether the voting provisions included in AHL’s organizational documents are effective for purposes of the CFC provisions.

Moreover, the Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the CFC rules. As a result, our U.S. subsidiaries are deemed to own all of the stock of the Non-U.S. Subsidiaries for CFC purposes. Further, we believe that other U.S. persons are currently treated as 10% U.S. Shareholders that own more than 25% of the vote (and potentially more than 25% of the value) of ALRe by reason of downward attribution from our direct or indirect shareholders. Accordingly, the Non-U.S. Subsidiaries are currently treated as CFCs and ALRe is believed to be a CFC, at least for purposes of taking into account certain insurance income, without regard to whether the provisions of our bye-laws described above are effective for purposes of the CFC provisions. The legislative history under the Tax Act indicates that this change was not intended to cause a foreign corporation to be treated as a CFC with respect to a 10% U.S. Shareholder (as defined below) that is not related to the U.S. persons received such downward attribution. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent.

For any taxable year in which a Non-U.S. Company is treated as a CFC with respect to a 10% U.S. Shareholder of the Non-U.S. Company that held depositary shares representing an interest in the Series A Preference Shares or our Class A common shares directly or indirectly through non-U.S. entities as of the last day in such taxable year that the company was a CFC would generally be required to include in gross income as ordinary income its pro rata share of the company’s insurance and reinsurance income and certain other investment income, regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). A “10% U.S. Shareholder” of an entity treated as a foreign corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total value of all classes of shares of the corporation or 10% or more of the total combined voting power of all classes of voting shares of the corporation. Any U.S. person that owns (or is treated as owning) 10% or more of the value of AHL should consult with their tax advisor regarding their investment in AHL.

In general, a non-U.S. corporation is a CFC if 10% U.S. Shareholders, in the aggregate, own (or are treated as owning) stock of the non-U.S. corporation possessing more than 50% of the voting power or value of such corporation’s stock. However, this threshold is lowered to more than 25% for purposes of taking into account the insurance income of a non-U.S. corporation. Special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as described below.

In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of the corporation at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned.

Because of the limitations in AHL’s bye-laws referred to above, among other factors, we believe it is unlikely that any U.S. person that is treated as owning less than 10% of the total value of AHL would be a 10% U.S. Shareholder of any of the Non-U.S. Companies. However, because the relevant attribution rules are complex and there is no definitive legal authority on whether the voting provisions included in AHL’s organizational documents are effective for purposes of the CFC provisions, there can be no assurance that this will be the case. Further, our ability to obtain information that would permit us to enforce the limitation described above may be limited. We will take reasonable steps to obtain such information, but there can be no assurance that such steps will be adequate or that we will be successful in this regard. Accordingly, we may not be able to fully enforce the limitation described above.

U.S. persons who own depositary shares representing an interest in the Series A Preference Shares or our Class A common shares may be subject to U.S. federal income taxation at ordinary income rates on a disproportionate share of our undistributed earnings and profits attributable to RPII.

If any of the Non-U.S. Companies is treated as recognizing RPII in a taxable year and is also treated as a CFC for such taxable year, each U.S. person that owns depositary shares representing an interest in the Series A Preference Shares or our Class A common shares directly or indirectly through non-U.S. entities as of the last day in such taxable year must generally include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). For this purpose, a Non-U.S. Company generally will be treated as a CFC if U.S. persons in the aggregate are treated as owning 25% or more of the total voting power or value of the Non-U.S. Company’s stock at any time during the taxable year. We believe that the Non-U.S. Companies will be treated as CFCs for this purpose based on the current and expected ownership of our shares.

RPII generally is any income of a non-U.S. corporation attributable to insuring or reinsuring risks of a U.S. person that owns (or is treated as owning) stock of such non-U.S. corporation, or risks of a person that is “related” to such a U.S. person. For this purpose, (1) a person is “related” to another person if such person “controls,” or is “controlled” by, such other person, or if both are “controlled” by the same persons, and (2) “control” of a corporation means ownership (or deemed ownership) of stock possessing more than 50% of the total voting power or value of such corporation’s stock and “control” of a partnership, trust or estate for U.S. federal income tax purposes means ownership (or deemed ownership) of more than 50% by value of the beneficial interests in such partnership, trust or estate.

Athene and Apollo have considerable overlap in ownership. If it is determined that the same persons “control” both us and Apollo through owning (or being treated as owning) more than 50% of the vote or value of Athene and Apollo, substantially all of the income of the Non-U.S. Companies that are engaged in reinsurance might constitute RPII. This would trigger the adverse RPII consequences described above to all U.S. persons that hold our depositary shares representing an interest in the Series A Preference Shares or our Class A common shares directly or indirectly through non-U.S. entities and would have a material adverse effect on the value of their investment in the depositary shares representing an interest in the Series A Preference Shares or our Class A common shares.

Existing voting restrictions set forth in AHL’s bye-laws are generally intended to prevent a person who owns (or is treated as owning) shares in Apollo from owning (or being treated as owning) any of the voting power of our Class A common shares, thus preventing persons who own (or are treated as owning) both AHL and Apollo from owning (or being treated as owning) more than 50% of the voting power of our stock. However, these restrictions do not prevent members of the Apollo Group from retaining the right to vote on newly acquired Class A common shares, should they choose to do so, nor do they prevent persons who own (or are treated as owning) both AHL and Apollo from owning (or being treated as owning) more than 50% of the value of our stock. AHL’s bye-laws also generally provide that no person (nor certain direct or indirect beneficial owners or related persons to such person) who owns our shares, other than a member of the Apollo Group, may acquire any shares of Apollo or otherwise make any investment that would cause such person, or any other person that is a U.S. person, to own (or be treated as owning) more than 50% of the vote or value of AHL’s stock. Any holder of our shares that violates this provision may be required, at the board’s discretion, to sell its shares or take any other reasonable action that the board deems necessary.

Because of the restrictions described above, among other factors, we believe it is likely that one or more exceptions under the RPII rules will apply such that U.S. persons will not be required to include any RPII in their gross income with respect to the Non-U.S. Companies. However, there can be no assurance that this will be the case. Further, our ability to obtain information that would permit us to enforce the restrictions described above may be limited. We will take reasonable steps to obtain such information, but there can be no assurance that such steps will be adequate or that we will be successful in this regard. Accordingly, we may not be able to fully enforce these restrictions.

U.S. persons who dispose of depositary shares representing an interest in the Series A Preference Shares or our Class A common shares may be required to treat any gain as ordinary income for U.S. federal income tax purposes and comply with other specified reporting requirements.

If a U.S. person disposes of shares in a non-U.S. corporation that is an insurance company that had RPII and the 25% threshold described above is met at any time when the U.S. person owned any shares in the corporation during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder will be required to comply with specified reporting requirements, regardless of the amount of shares owned. We believe that these rules should not apply to a disposition of depositary shares representing an interest in the Series A Preference Shares or our Class A common shares because AHL is not itself directly engaged in the insurance business. We cannot assure you, however, that the IRS will not successfully assert that these rules apply to a disposition of depositary shares representing an interest in the Series A Preference Shares or our Class A common shares.

U.S. tax-exempt organizations that own depositary shares representing an interest in the Series A Preference Shares or our Class A common shares may recognize unrelated business taxable income.

A U.S. tax-exempt organization that directly or indirectly owns depositary shares representing an interest in the Series A Preference Shares or our Class A common shares generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our insurance income or RPII pursuant to the CFC and RPII rules described above. U.S. tax-exempt organizations should consult their own tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership of depositary shares representing an interest in the Series A Preference Shares or our Class A common shares.

U.S. persons who own depositary shares representing an interest in the Series A Preference Shares or our Class A common shares may be subject to adverse tax consequences if AHL is considered a passive foreign investment company for U.S. federal income tax purposes.

If AHL is considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, a U.S. person who directly or, in certain cases, indirectly owns depositary shares representing an interest in the Series A Preference Shares or our Class A common shares could be subject to adverse tax consequences, including a greater tax liability than might otherwise apply, an interest charge on certain taxes that are deemed deferred as a result of AHL’s non-U.S. status and additional U.S. tax filing obligations, regardless of the number of shares owned.

We currently do not expect that AHL will be a PFIC for U.S. federal income tax purposes in the current taxable year or the foreseeable future because AHL, through its insurance subsidiaries, intends to qualify for the “active insurance” exception to PFIC treatment, which was amended as part of the Tax Act. We believe that AHL will qualify for the exception as amended. However, there is significant uncertainty regarding how the Tax Act will be interpreted and guidance may be released at any time. Therefore, we cannot assure you that AHL will not be treated as a PFIC. If AHL is treated as a PFIC, the adverse tax consequences described above generally would also apply with respect to a U.S. person’s indirect ownership interest in any PFICs in which AHL directly or, in certain cases, indirectly, owns an interest.

Changes in U.S. tax law might adversely affect us or our shareholders, including holders of the depositary shares representing an interest in the Series A Preference Shares or our Class A common shares.

The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries may be the subject of further tax legislation. No prediction can be made as to whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As such, we cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in depositary shares representing an interest in the Series A Preference Shares or our Class A common shares or reduce the attractiveness of our products. If any such developments occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Changes in U.S. tax law might adversely affect demand for our products.

Many of the products that we sell and reinsure benefit from one or more forms of tax-favored status under current U.S. federal and state income tax regimes. For example, we sell and reinsure annuity contracts that allow the policyholders to defer the recognition of taxable income earned within the contract. Future changes in U.S. federal or state tax law, could reduce or eliminate the attractiveness of such products, which could affect the sale of our products or increase the expected lapse rate with respect to products that have already been sold. Decreases in product sales or increases in lapse rates, in either case, brought about by changes in U.S. tax law, may result in a decrease in invested assets and therefore investment income and may have a material and adverse effect on our business, financial position, results of operations and cash flows.

There is U.S. income tax risk associated with reinsurance between U.S. insurance companies and their Bermuda affiliates.

If a reinsurance agreement is entered into among related parties, the IRS is permitted to reallocate or recharacterize income, deductions or certain other items, and to make any other adjustment, to reflect the proper amount, source or character of the taxable income of each of the parties. If the IRS were to successfully challenge our reinsurance arrangements, our financial condition, results of operations and cash flows could be adversely affected.

We may become subject to U.S. withholding tax under certain U.S. tax provisions commonly known as FATCA.

Certain U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income to certain “foreign financial institutions” and “non-financial foreign entities.” The withholding tax may also apply to certain “foreign passthru payments” made by foreign financial institutions at a future date. The U.S. government has signed an intergovernmental agreement to facilitate the implementation of FATCA with the government of Bermuda (the “Bermuda IGA”). The Non-U.S. Companies intend to comply with the obligations imposed on them under FATCA and the Bermuda IGA, as applicable, to avoid being subject to withholding under FATCA on payments made to them or penalties. However, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.

If AHL is treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our Series A Preference Shares or our Class A common shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which the shareholder holds its shares) establishes an exemption from such withholding and information reporting. As discussed above, we have historically intended to limit our U.S. activities so that AHL is not considered to be engaged in a U.S. trade or business. However, the recent enactment of the BEAT, the reduction of the federal income tax rate applicable to corporations included in the Tax Act and other factors may cause AHL to conduct its business differently. Furthermore, no definitive standards are provided by the Code,

U.S. Treasury regulations or court decisions regarding when a foreign corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that AHL is engaged in a U.S. trade or business.

We are subject to the risk that Bermuda tax laws may change and that we may become subject to new Bermuda taxes following the expiration of a current exemption after 2035.

The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given us an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to us or any of our operations, shares, debentures or other obligations until March 31, 2035, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property owned or leased by us in Bermuda. Given the limited duration of the Bermuda Minister of Finance’s assurance, we cannot assure you that we will not be subject to any Bermuda tax after March 31, 2035.

The impact of the OECD’s recommendations on base erosion and profit shifting is uncertain and could impose adverse tax consequences on us.

In 2015, the OECD published final recommendations on base erosion and profit shifting (“BEPS”). These BEPS recommendations propose the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. Beginning with 2017, some countries in which we do business, including Bermuda and the U.S., require certain multinational enterprises, including ours, to report detailed information regarding allocation of revenue, profit, and other information, on a country-by-country basis, which could increase scrutiny by foreign tax authorities.

The BEPS recommendations also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other recommended actions relate to the goal of ensuring that transfer pricing outcomes are in line with value creation, noting that the current rules may facilitate the transfer of risks or capital away from countries where the economic activity takes place. We expect many countries to change their tax laws in response to this project, and several countries (including the U.S.) have already changed or proposed changes to their tax laws. Changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to the existing transfer pricing rules and could potentially have an impact on our taxable profits in various jurisdictions.

Changes to prevailing tax law and/or ability to benefit from relevant income tax treaties

The tax considerations relevant to a prospective investor regarding how we and our subsidiaries are taxed are based on current law, practice of tax authorities and the ability to benefit from relevant income tax treaties, each in existence as at the date of this prospectus supplement (see “Tax Considerations”), any of which may be subject to change. Any changes to existing law or practice or our ability to benefit from relevant income tax treaties may have a material impact on our or our subsidiaries’ tax treatment.

Risks Relating to Investment in Our Securities

The interest of the Apollo Group, which controls and is expected to continue to control 45% of the total voting power of AHL and holds a number of the seats on our board of directors, may conflict with those of other shareholders and could make it more difficult for you and other shareholders to influence significant corporate decisions.

The Apollo Group controls and is expected to continue to control 45% of the total voting power of AHL. As a result, the Apollo Group could exercise significant influence over all matters requiring shareholder approval for the foreseeable future, including approval of significant corporate transactions, appointment of members of our management, election of directors, approval of the termination of our IMAs and determination of our corporate policies, which may reduce the market price of our securities, including our preference shares and common shares. Even if the Apollo Group reduces its beneficial ownership below its current holdings or we raise additional equity from investors other than members of the Apollo Group, because of its control over 45% of our aggregate voting power for so long as any member of the Apollo Group owns at least one Class B common share, the Apollo Group will still be able to assert significant influence over our board of directors and certain corporate actions.

The interests of our existing shareholders, particularly members of the Apollo Group, may conflict with the interests of our other shareholders. Actions that members of the Apollo Group take as shareholders may not be favorable to our other shareholders. For example, the concentration of voting power held by the Apollo Group, the significant representation on our board of directors by individuals who are employees of the Apollo Group, or the limitations on our ability to terminate any IMA with AAM could delay, defer or prevent a change of control of us or impede a merger, takeover or other business combination which another shareholder may otherwise view favorably. Members of the Apollo Group may, in their role as shareholders, vote in favor of a merger, takeover or other business combination transaction which our other shareholders might not consider in their best interests, including those transactions in which the Apollo Group may have an interest. In addition, as long as a business combination transaction were deemed to be in our best interests, our charter and bye-laws would not prevent us from entering into a business combination transaction that provided for the payment of different consideration to holders of the Class B common shares, which are held by the Apollo Group or its affiliates, than to the Class A common shares.

Our conflicts committee and our disinterested directors analyze certain of these conflicts to protect against potential harm resulting from conflicts of interest in connection with transactions that we have entered into or will enter into with Apollo or its affiliates. Specifically, our bye-laws require that the conflicts committee (in accordance with its charter and procedures) approve certain material transactions by and between us and Apollo or its affiliates, including entering into material agreements or the imposition of any new fee or increase in the rate at which fees are charged to us, subject to certain exceptions. See Item 13. Certain Relationships and Related Transactions, and Director Independence in the 2018 10-K. These conflicts provisions will not, by themselves, prohibit transactions with Apollo or its affiliates. In addition, our conflicts committee may exclusively rely on information provided by AAM, including with respect to fees charged by AAM or Apollo or its affiliates, and with respect to the historical performance or fees of unrelated service providers used for comparison purposes, and may not independently verify the information so provided.

Our investment manager, AAM, is an indirect subsidiary of Apollo and charges us management fees based on our assets. Substantially all of our invested assets are managed by AAM. Our investment policies permit AAM to invest in securities of issuers affiliated with Apollo, including funds managed by Apollo, and to retain on our behalf and at our cost sub-advisors, including Apollo. AAM may make such investments or retain such sub-advisors at its discretion, subject only to the approval of our conflicts committee in certain cases and/or certain regulatory approvals. Accordingly, AAM may have a conflict of interest in managing our investments, including by retaining its affiliate, Apollo, to act as its sub-advisor, which would increase amounts payable by us for investment advisory services or could cause us to receive a lower return on our investments than if our investment portfolio was managed by another party. In addition, asset management fees are paid based on the amount of our invested assets regardless of the results of our operations. Therefore, Apollo could be incentivized to exercise its influence to cause us to increase our invested assets, which may have an adverse impact on our financial condition, results of operations and cash flows.

Certain of our investments are managed by other Apollo affiliates retained as sub-advisors by AAM to manage such investments. Currently, substantially all of the assets subject to sub-advisory arrangements are managed by Apollo affiliates. In addition, we have made investments in collective investment vehicles managed by Apollo affiliates, including seed investments in new investment vehicles or investment strategies offered by Apollo which have limited track records, as well as junior and subordinated tranches of structured investment vehicles which may assist Apollo in meeting certain regulatory requirements applicable to Apollo as the sponsor of such vehicles. Such Apollo affiliates charge us a sub-advisory fee, or charge such vehicles management fees, that independently, or when taken together with the fees charged by AAM, may not be the lowest fee available for similar sub-advisory or investment management services offered by unrelated managers. In addition, it is possible that such unrelated managers may perform better than the Apollo affiliates retained by AAM as sub-advisors or which manage such collective investment funds. Apollo is not obligated to devote any specific amount of time to our affairs, or to the funds in which we are invested and our bye-laws impose restrictions on our right to terminate any IMA or sub-advisory arrangement. Affiliates of Apollo manage and expect to continue to manage other client accounts, some of which have objectives similar to ours, including collective investment vehicles managed by Apollo and in which Apollo may have an equity interest. We will compete with other Apollo clients not only in terms of time spent on management of our portfolio, but also for allocation of assets that do not have significant supply. In addition, there may be different investment teams for AAM and Apollo investing in the same strategies for different clients, including us. As a result, we may compete with other Apollo clients for the same investment opportunities, potentially disadvantaging us. Apollo may also manage accounts whose advisory fee schedules, investment objectives and policies differ from ours, which may cause Apollo to allocate securities in a manner that may have an adverse effect on our ability to source appropriate assets and meet our strategic objectives. In addition, where AAM has retained an Apollo affiliate as our sub-advisor, it is possible that due to the fees charged by such sub-advisor in addition to the AAM fees that we pay, we may either experience a reduced return on an investment or may forego purchasing an investment that we would have purchased if such investment opportunity were sourced directly by AAM.

Under the Proposed Amended Fee Agreement, AAM would receive higher sub-allocation fees for investing in asset classes with higher alpha generating abilities. There is no assurance that higher returns will be achieved by investing in these asset classes. Accordingly, AAM is incentivized to increase the amount of investments subject to higher sub-allocation fees, which may result in greater risk to the returns in our investment portfolio. While we believe that each of we and AAM has implemented appropriate risk governance regarding asset allocation, it is possible that such incentives could result in increased holdings of assets with higher alpha generating abilities, and if such investments fail to perform, it could have an adverse impact on our investment results.

From time to time, AAM or Apollo may acquire investments on our behalf which are senior or junior to other instruments of the same issuer that are held by, or acquired for, another AAM or Apollo client (for example, we may acquire junior debt while another Apollo client may acquire senior debt). In the event such an issuer enters bankruptcy or becomes otherwise insolvent, the client holding securities which are senior in preference may have the right to aggressively pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to the client, and the client holding the investment which is junior in the capital structure may not have access to sufficient assets of the issuer to completely satisfy its claim against the issuer and may suffer a loss. AAM and Apollo have adopted procedures that are designed to enable AAM and Apollo to address such conflicts and to ensure that clients are treated fairly and equitably in these situations. However, given AAM’s or Apollo’s fiduciary obligations to the other client, AAM and Apollo may be unable to manage our investment in the same manner as would have been possible without the conflict of interest. In such event, we may receive less return on such investment than if another AAM or Apollo client was not in a different part of the capital structure of the issuer.

Apollo and its affiliates have diverse and expansive private equity, credit and real estate investment platforms, investing in numerous companies across many industries. If Apollo acquires or forms a company with a business strategy competing with ours, additional conflicts may arise between us and Apollo or between us and such company in executing our plans, including with respect to the allocation of investments or the ability to execute on corporate opportunities. Our bye-laws provide that Apollo and its members and affiliates (including certain of our directors) generally have no duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do.

Apollo and its affiliates regularly obtain material non-public information regarding various potential acquisition or trading targets. When Apollo and its affiliates obtain material non-public information regarding a potential acquisition or trading target, AAM and Apollo become restricted from trading such acquisition or trading target’s outstanding securities. Some of such securities may be potential investment opportunities for us, or may be owned by us and be potential disposition opportunities. The inability of AAM or Apollo to purchase or sell such investments on our behalf as a result of these restrictions may result in us acquiring investments that may otherwise underperform the restricted investments that AAM or Apollo would have acquired, or incurring losses on investments that AAM or Apollo would have sold, on our behalf, had such restrictions not been in place.

James R. Belardi, our Chief Executive Officer, also serves as Chief Executive Officer of AAM, owns a profits interest in the equity of AAM and receives compensation from AAM for services he provides to AAM. Accordingly, his involvement as a member of our board of directors and management team and as an officer and director of AAM may lead to a conflict of interest. Furthermore, certain members of our board of directors also serve on the board of directors of AAM or are employees of Apollo or its affiliates, which could also lead to potential conflicts of interest. See Item 13. Certain Relationships and Related Transactions, and Director Independence in the 2018 10-K.

Our bye-laws contain provisions that cause a holder of Class A common shares to lose the right to vote the shares if the holder owns an equity interest in Apollo, AP Alternative Assets, L.P. (AAA) or certain other entities.

Our bye-laws contain provisions that impose restrictions on certain Class A common shares in order to reduce the likelihood that U.S. persons that directly or indirectly own our common shares will experience adverse tax consequences attributable to RPII. These provisions could cause a holder to lose the right to vote its Class A common shares if the holder or one of its affiliates owns (or is treated as owning) any equity interests (or instruments treated as equity interests) in Apollo or AAA, if the holder or one of its affiliates owns (or is treated as owning) any of our Class B common shares or if the holder or one of its affiliates is a member of the Apollo Group. These restrictions do not affect the transferability of Class A common shares and do not apply unless the holder or one of its affiliates meets one of these conditions.

Our bye-laws contain provisions that could discourage takeovers and business combinations that our shareholders might consider in their best interests, including provisions that prevent a holder of Class A common shares from having a significant stake in Athene.

Our bye-laws include certain provisions that could have the effect of delaying, deferring, preventing or rendering more difficult a change of control that holders of our Class A common shares might consider in their best interests. For example, our bye-laws prohibit holders of our Class A common shares and certain other classes of our common shares (other than those owned by the Apollo Group) from having more than 9.9% of the total voting power of our common shares. Subject to certain exceptions determined by our board on the basis set forth in our bye-laws, the votes attributable to a holder of Class A common shares above 9.9% of the total voting power of our common shares are redistributed to other holders of Class A common shares pro rata based on the then current voting power of each holder. Such adjustments are likely to result in a shareholder having voting rights in excess of its pro rata share of the voting power of our Class A common shares. Therefore, a shareholder’s voting rights may increase above 5% of the aggregate voting power of the outstanding common shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. These requirements could discourage any potential investment in our Class A common shares. In addition, our board is classified into three classes of directors, with directors of each class serving staggered three-year terms. Any change in the number of directors is required by our bye-laws to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal of a director will hold such directorship for a term that coincides with the remaining term of that class. Moreover, our bye-laws require specific advance notice procedures and other protocols for holders of common shares to make shareholder proposals and nominate directors. Among other requirements, a shareholder must meet the minimum requirements for eligible shareholders to submit shareholder proposals under Rule 14a-8 of the Exchange Act, and submit specific information and make specific undertakings in relation to the shareholder proposal or director nomination.

Any or all of these provisions could prevent holders of our Class A common shares from receiving the benefit from any premium to the market price of our Class A common shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of any of these provisions could adversely affect the prevailing market price of our Class A common shares if they were viewed as discouraging takeover attempts in the future.

AHL is a holding company with limited operations of its own. As a consequence, AHL’s ability to pay dividends on its securities, including its common shares and preferred shares, and to make timely payments on its debt obligations will depend on the ability of its subsidiaries to make distributions or other payments to it, which may be restricted by law.

AHL is a holding company with limited business operations of its own. AHL’s primary subsidiaries are insurance and reinsurance companies that own substantially all of our assets and conduct substantially all of our operations. Accordingly, AHL’s payment of dividends and ability to make timely payments on its debt obligations is dependent, to a significant extent, on the generation of cash flow by its subsidiaries and their ability to make such cash or other assets available to it, by dividend or otherwise. Dividends or distributions that may be paid by AHL’s insurance subsidiaries are limited or restricted by applicable insurance or other laws that are based in part on the prior year’s statutory income and surplus, or other sources. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity—Holding Company Liquidity in the 2018 10-K.

AHL’s subsidiaries may not be able to, or may not be permitted to, make distributions to enable AHL to meet its obligations and pay dividends. These limitations on AHL’s U.S. subsidiaries’ abilities to pay dividends to AHL via its Bermuda subsidiaries may negatively impact AHL’s financial condition, results of operations and cash flows.

Each subsidiary is a distinct legal entity and legal and contractual restrictions may also limit AHL’s ability to obtain cash from its subsidiaries. In addition to the specific restrictions described above, AHL’s subsidiaries, as members of its insurance holding company system, are subject to various statutory and regulatory restrictions on their ability to pay dividends to AHL, as further described in Item 1. Business—Regulation—United States—Insurance Holding Company Regulation of the 2018 10-K.

AHL may in the future incur indebtedness in order to pay dividends to shareholders. If AHL did determine to incur additional indebtedness in order to pay dividends, such dividends would be subject to the terms of AHL’s existing indebtedness as well as any credit agreement that AHL may enter into in the future. AHL does not currently anticipate paying any regular cash dividends on its common shares. Any decision to declare and pay dividends in the future will be made at the discretion of AHL’s board of directors and will depend on, among other things, AHL’s results of operations, financial condition, cash requirements, excess capital position, alternative uses of capital, contractual restrictions and other factors that AHL’s board of directors may deem relevant. Therefore, any return on investment in AHL’s common stock may be solely dependent upon the appreciation of the price of AHL’s common stock on the open market, which may not occur.

Holders of our shares may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

AHL is incorporated pursuant to the laws of Bermuda and is domiciled in Bermuda. In addition, certain of our directors and officers reside outside the United States, and a substantial portion of our assets are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

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a holder of our shares would be able to enforce, in the courts of Bermuda, judgments of U.S. courts against us or against persons who reside in Bermuda based upon the civil liability provisions of the U.S. federal securities laws; or

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a holder of our shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors and officers who reside outside the United States based solely upon U.S. federal securities laws.

Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments. Additionally, we have been advised that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

Our choice of forum provisions in our bye-laws may limit your ability to bring suits against us or our directors and officers.

Our bye-laws currently provide that if any dispute arises concerning the Companies Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of any bye-law and/or whether there has been a breach of the Companies Act or our bye-laws by an officer or director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for disputes with us or our directors or officers, which may discourage lawsuits against us and our directors and officers. Alternatively, if a court were to find this provision of our bye-laws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, results of operations and cash flows.

U.S. persons who own our shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

The Companies Act, which applies to AHL, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act and our bye-laws which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors

Bermuda law provides that we cannot void any transaction we enter into in which a director has an interest, nor can such director be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing, to the directors. Under Delaware law such transaction would not be voidable if:

•

the material facts as to such interested director’s relationship or interests were disclosed or were known to the board of directors and the board of directors had in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

•

such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction was specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

•	the transaction was fair to the corporation as of the time it was authorized, approved or ratified.

Under Delaware law, the interested director could be held liable for a transaction in which the director derived an improper personal benefit.

Shareholders’ Suits

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where an act is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, a Bermuda court would consider acts that are alleged to constitute a fraud against the minority shareholders or acts requiring the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors

We have entered into indemnification agreements with our directors and officers which provide that we will indemnify our directors and officers or any person appointed to any committee by the board of directors acting in their capacity as such for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to us other than in respect of his own fraud or dishonesty. We are also required to indemnify our directors and officers in any proceeding in which they are successful. The indemnification agreements are limited to those payments that are lawful under Bermuda law.

Furthermore, pursuant to our bye-laws, our shareholders have agreed to waive any claim or right of action such shareholder may have, whether individually or by or in right of AHL, against any director or officer of AHL on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for AHL or any subsidiary of AHL; provided that such waiver does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Risks Related to this Offering, the Depositary Shares and the Series A Preference Shares

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the fair value of the depositary shares. Factors that might influence the fair value of the depositary shares include, but are not limited to:

•	whether dividends have been declared and are likely to be declared on the Series A Preference Shares from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the Series A Preference Shares provided by any ratings agency have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the insurance or financial markets generally.

If you purchase depositary shares, whether in this offering or the secondary market, the depositary shares may subsequently trade at a discount to the price that you paid for them.

You are making an investment decision with regard to the depositary shares as well as the Series A Preference Shares.

We are issuing fractional interests in Series A Preference Shares in the form of depositary shares. Accordingly, the depositary will rely on the dividends and other distributions it receives on the Series A Preference Shares to fund all payments on the depositary shares represented thereby. You should carefully review the information describing both of these securities under the sections entitled “Description of the Series A Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement.

Dividends on the Series A Preference Shares are non-cumulative.

Dividends on the Series A Preference Shares are non-cumulative and payable only out of lawfully available funds. If our Board of Directors (or a duly authorized committee of the Board) does not authorize and declare a dividend for any dividend period, holders of the Series A Preference Shares and, in turn, the depositary shares, would not be entitled to receive any such dividend, and any dividend for such dividend period will not accumulate and will not be payable. We will have no obligation to pay dividends for any dividend period on or after the dividend payment date for such period if our Board of Directors (or a duly authorized committee of the Board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preference Shares or any other preference shares and/or common shares.

Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.

AHL is a holding company and conducts substantially all of its operations through subsidiaries. AHL’s only significant assets are the capital stock of its subsidiaries. Because substantially all of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to meet our ongoing cash requirements, including any debt service payments or other expenses, and pay dividends to our shareholders (including holders of the Series A Preference Shares and, in turn, the depositary shares), is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The depositary shares and the Preference Shares are exclusively AHL’s obligations, and are not guaranteed by any of its subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the depositary shares or the Series A Preference Shares or to make any funds available for payment of such amounts, whether by dividends, loans or other payments.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations (including any applicable capital adequacy guidelines established by the “capital regulator,”) we may not declare, pay or set aside for payment dividends on the Series A Preference Shares. As a result, if payment of dividends on the Series A Preference Shares for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. “See Description of the Series A Preference Shares—Certain Bermuda Restrictions on Payment of Dividends.” The ability of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our bank loans and our subsidiaries’ bank loans.

The Series A Preference Shares and related depositary shares are equity interests and are subordinate to our and our subsidiaries’ existing and future indebtedness and other liabilities.

The Series A Preference Shares are equity interests and do not constitute indebtedness. As such, the Series A Preference Shares and related depositary shares will rank junior to all of our indebtedness and other non-equity claims of our creditors with respect to assets available to satisfy our claims, including in our liquidation. As of March 31, 2019, our total consolidated debt was $991 million and our total consolidated liabilities were $122.7 billion. The Series A Preference Shares do not limit our ability to incur additional debt and liabilities in the future. Our existing and future indebtedness may restrict payments of dividends in respect of the Series A Preference Shares and the related depositary shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Series A Preference Shares, (i) dividends are payable only when, as and if declared by our Board of Directors (or a duly authorized committee of the board) and (ii) as described above, we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.

The Series A Preference Shares will also be structurally subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholder obligations of our subsidiaries. Additionally, the Series A Preference Shares do not represent an interest in any of our subsidiaries, and accordingly, are structurally subordinated to all obligations of our subsidiaries. As of March 31, 2019, the total liabilities of our subsidiaries were approximately $121.7 billion.

Distributions on the depositary shares representing an interest in the Series A Preference Shares are subject to distributions on the Series A Preference Shares.

As described in this prospectus supplement, the depositary shares represent fractional interests in the Series A Preference Shares. The depositary will rely solely on the dividend payments and other distributions on the Series A Preference Shares it receives from us to fund all payments on the depositary shares represented thereby.

Your interests in the Series A Preference Shares could be diluted by the issuance of additional preference shares, including additional Series A Preference Shares, and by other transactions.

The issuance of additional preference shares on par with or senior to the Series A Preference Shares would dilute the interests of the holders of the Series A Preference Shares, and any issuance of preference shares on par with or senior to the Series A Preference Shares or of additional indebtedness could affect our ability to pay dividends on, redeem, or pay the liquidation preference on the Series A Preference Shares in the event of a liquidation, dissolution or winding-up of Athene.

Under certain limited circumstances, the terms of the Series A Preference Shares may change without your consent or approval.

Under the terms of the Series A Preference Shares, at any time following certain tax events or at any time following certain capital disqualification events, we may, without the consent of any holders of the Series A Preference Shares, vary the terms of the Series A Preference Shares such that they remain securities, or exchange the Series A Preference Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts on the next dividend payment with respect to the Series A Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of AHL or any member thereof, where subdivided into tiers, qualify as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator.” However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Series A Preference Shares than the terms of the Series A Preference Shares prior to being varied or exchanged, and certain terms cannot be varied in any event. See “Description of the Series A Preference Shares—Substitution or Variation” in this prospectus supplement.

The voting rights of holders of the Series A Preference Shares and, in turn, the depositary shares representing an interest in the Series A Preference Shares will be limited, and there are provisions in our bye-laws that may further reduce such voting rights.

Holders of the Series A Preference Shares and, in turn, the depositary shares have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series A Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can vote only whole shares of Series A Preference Shares. The limited voting rights of holders of the Series A Preference Shares include the right to vote as a class on certain matters that affect the preference or special rights of the Series A Preference Shares, as described under “Description of the Series A Preference Shares—Voting Rights” in this prospectus supplement. In addition, if dividends in respect of the Series A Preference Shares have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series A Preference Shares and, in turn, the depositary shares, voting together as a single class with holders of any and all other series of voting preference shares then outstanding and upon which like voting rights have been conferred, will be entitled to vote for the election of two additional directors to our Board of Directors subject to the terms and to the limited extent described under “Description of the Series A Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The holders shall be divested of the foregoing voting rights if and when dividends for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside).

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted pursuant to the bye-laws. If a shareholder fails to reasonably respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole and absolute discretion, eliminate or reduce the shareholder’s voting rights.

Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series A Preference Shares. While the Depositary will vote the maximum number of whole shares of the Series A Preference Shares in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

There are no voting rights for the holders of the depositary shares representing an interest in the Series A Preference Shares with respect to our issuance of additional securities that rank equally with the Series A Preference Shares.

We may issue securities that rank equally with the Series A Preference Shares without the vote of the holders of the Series A Preference Shares represented by depositary shares. See “Description of the Series A Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The issuance of securities ranking equally with the Series A Preference Shares may reduce the amount available for dividends and the amount recoverable by holders of the depositary shares representing an interest in the Series A Preference Shares in the event of our liquidation, dissolution or winding-up.

The Series A Preference Shares are subject to our rights of redemption.

The Series A Preference Shares are redeemable at our option for cash on or after June 30, 2029, or under certain circumstances before such date, at the prices set forth under “Description of the Series A Preference Shares—Optional Redemption.” Whenever we redeem Series A Preference Shares held by the depositary, the depositary will, as of the same redemption date, redeem the number of depositary shares representing an interest in the number of Series A Preference Shares so redeemed. See “Description of the Depositary Shares—Redemption of Depositary Shares” in this prospectus supplement. We have no obligation to redeem or repurchase the Series A Preference Shares under any circumstances. If the Series A Preference Shares are redeemed by us, you may not be able to reinvest the redemption proceeds in a comparable security at a similar return on your investment.

We will have broad discretion to use the proceeds from this offering, and may not use them successfully.

We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, our funding commitments in connection with transactions undertaken by ACRA and repurchases of our Class A common shares in the secondary market to offset any near-term earnings dilution from the issuance of Series A Preference Shares in connection with this offering. Accordingly, you will be relying on the judgment of our management and our Board of Directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for us and the holders of our securities.

Market interest rates may adversely affect the value of the depositary shares representing an interest in the Series A Preference Shares.

One of the factors that will influence the price of the depositary shares representing an interest in the Series A Preference Shares will be the current dividend yield on the Series A Preference Shares (as a percentage of the price of the depositary shares representing an interest in the Series A Preference Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our depositary shares representing an interest in the Series A Preference Shares to seek a higher dividend yield, which could cause the market price of our depositary shares representing an interest in the Series A Preference Shares to decrease. Higher interest rates would also likely increase our borrowing costs and potentially decrease funds available to pay dividends on the Series A Preference Shares as well as decrease the carrying value of our investment portfolio and potentially increase our liquidity risk, either or both of which may also cause the market price of our depositary shares representing an interest in the Series A Preference Shares to decrease.

The after-market price of the depositary shares may be discounted significantly if we do not declare or are unable to pay dividends.

If we do not declare or are unable to pay dividends on the Series A Preference Shares, and in turn, the depositary shares, you may be unable to sell your depositary shares at a price that reflects the value of the potential dividends. To the extent a trading market develops for the depositary shares, that market may not continue during such a period where we do not pay dividends, and you may be unable to sell your depositary shares at those times, either at a price that reflects the value of the potential dividends under the depositary shares or at all.

You may be unable to sell your depositary shares if an active trading market does not develop.

The depositary shares and the underlying Series A Preference Shares are a new issue with no established trading market. Although we intend to apply to have the depositary shares approved for listing on the NYSE, there may be little or no secondary market for the depositary shares. Even if a secondary market exists for the depositary shares, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial.

The ratings of our securities, including the Series A Preference Shares may be downgraded.

We have sought to obtain ratings for the Series A Preference Shares. However, if any ratings are assigned to the depositary shares and the underlying Series A Preference Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the depositary shares and the underlying Series A Preference Shares. In addition, a future lowering or withdrawal of our corporate family rating, claims-paying rating or rating of any of our outstanding indebtedness could adversely affect the market value of our equity securities, including the depositary shares and the underlying Series A Preference Shares. A rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the depositary shares and the underlying Series A Preference Shares may not reflect all risks related to us and our business, or the structure or market value of the Series A Preference Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the depositary shares and the underlying Series A Preference Shares.

Changes in banks’ interbank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the depositary shares and the Series A Preference Shares.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the United Kingdom and elsewhere have conducted criminal and civil investigations into whether banks that contributed information to the British Bankers’ Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.

At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities the interest or dividend on which is determined by reference to LIBOR, such as the Series A Preference Shares (for which the floating rate period commences on June 30, 2029). We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk.

To the extent that the three-month LIBOR rate is discontinued or is no longer quoted, the applicable base rate used to calculate the dividend rate on the Series A Preference Shares beginning on June 30, 2029 will be determined using the alternative methods described in “Description of the Series A Preference Shares—Determination of Floating Rate.” Any of these alternative methods may result in dividend rates that are lower than or that do not otherwise correlate over time with the dividend rates that would have been applicable if the three-month LIBOR rate was available in its current form. Such alternative methods may include determinations and adjustments made by the calculation agent in consultation with us. Our interests and the interests of any calculation agent appointed by us and making the foregoing determinations or adjustments may be adverse to your interests as a holder of depositary shares representing Series A Preference Shares, and any of the foregoing determinations, adjustments or actions by such calculation agent could result in adverse consequences to the applicable dividend rate on the Series A Preference Shares and the depositary shares representing Series A Preference Shares.

If the calculation agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate (as defined herein) has not been determined, three-month LIBOR will be equal to the last available three-month LIBOR. In the event dividend rates rise thereafter, the Series A Preference Share would bear a fixed dividend rate and could decline in value because the premium, if any, over market dividend rates will decline.

More generally, any of the above changes or any other consequential changes to LIBOR or any other benchmark as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a benchmark, such as the depositary shares and the underlying Series A Preference Shares.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR or any replacement benchmark are not necessarily indicative of future levels, fluctuations and trends, and in particular, levels, fluctuations and trends not beginning until June 30, 2029 (when the floating dividend rate on the depositary shares and the underlying Series A Preference Shares goes into effect). Any historical upward or downward trend in three-month LIBOR or any replacement benchmark is not an indication that three-month LIBOR is more or less likely to increase or decrease during the life of the depositary shares and the underlying Series A Preference Shares, and you should not take the historical levels of three-month LIBOR rate as an indication of its future performance.

Dividends on the depositary shares and the underlying Series A Preference Shares will vary beginning on June 30, 2029 and any dividends declared may be less than the initial fixed dividend rate in effect until June 30, 2029.

As described in further detail under “Description of the Series A Preference Shares—Dividends” the annual dividend rate on the depositary shares and the underlying Series A Preference Shares commencing on June 30, 2029 will be equal to three-month LIBOR plus % of the liquidation preference. Therefore, any dividends declared on or after June 30, 2029 may vary from period to period and could be more or less than the fixed rate for the initial period. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk.

A classification of the depositary shares representing an interest in the Series A Preference Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the depositary shares.

The National Association of Insurance Commissioners (the “NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the depositary shares representing an interest in the Series A Preference Shares may be classified by the NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk-based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the depositary shares representing an interest in the Series A Preference Shares as common equity may adversely affect U.S. insurance companies that hold depositary shares representing an interest in the Series A Preference Shares. In addition, a determination by the NAIC to classify the depositary shares representing an interest in the Series A Preference Shares as common equity may adversely impact the trading of the depositary shares representing an interest in the Series A Preference Shares in the secondary market.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the depositary shares representing an interest in the Series A Preference Shares will be approximately $            million (or $            million in net proceeds if the underwriters exercise their over-allotment option in full) after deducting underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds for general corporate purposes, including, but not limited to funding commitments in connection with transactions undertaken by ACRA, our previously announced strategic capital solution, and repurchases of our Class A common shares in the secondary market to offset near-term earnings dilution from the issuance of Series A Preference Shares in connection with this offering.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and our capitalization at March 31, 2019:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of the depositary shares representing an interest in Series A Preference Shares in this offering, after deducting underwriting discounts and estimated offering expenses payable by us.

This table should be read in conjunction with “Use of Proceeds,” our consolidated financial statements and related notes thereto and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

(In millions)	Actual		As Adjusted
Cash and cash equivalents	$3,023	(1)	$
Restricted cash	497

Total cash, cash equivalents and restricted cash	$3,520		$

Debt
Credit facility	$—		$
Senior notes	991

Total debt	991

Shareholders’ Equity
Common shares	—			—
Preferred shares	—
Additional paid-in capital	3,448
Retained earnings	5,963
Accumulated other comprehensive income	706

Total shareholders’ equity	10,117

Total capitalization	$11,108		$

(1)	Cash and cash equivalents includes cash and cash equivalents of consolidated VIEs of $2 million.

DESCRIPTION OF THE SERIES A PREFERENCE SHARES

The following summary of the terms and provisions of the Series A Preference Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Athene Holding Ltd., which we have previously filed with the SEC, and the Certificate of Designations creating the Series A Preference Shares, which will be filed as an exhibit to documents that we file with the SEC. As used in this section, “we,” “us,” “our,” “the Company” and “Athene” mean Athene Holding, Ltd. and do not include its subsidiaries.

General

As of May 31, 2019, our authorized share capital consisted of 425,000,000 Class A common shares, par value $0.001 per Class A common share, of which 158,944,261 Class A common shares are outstanding and held of record by 209 shareholders, 325,000,000 Class B common shares, par value $0.001 per Class B common share, of which 25,433,465 Class B common shares are outstanding and held of record by 13 shareholders, 7,109,560 Class M-1 common shares, par value $0.001 per Class M-1 common share, of which 3,320,890 Class M-1 common shares are outstanding and held of record by 6 shareholders, 5,000,000 Class M-2 common shares, par value $0.001 per Class M-2 common share, of which 841,011 Class M-2 common shares are outstanding and held of record by 2 shareholders, 7,500,000 Class M-3 common shares, par value $0.001 per Class M-3 common share, of which 1,001,110 Class M-3 common shares are outstanding and held of record by 3 shareholders, 7,500,000 Class M-4 common shares, par value $0.001 per Class M-4 common share, of which 4,041,370 Class M-4 common shares are outstanding and held of record by 92 shareholders and 150,000,000 undesignated shares, none of which are outstanding. We currently have no authorized preference shares, but with the approval of our Board of Directors, we may designate some or all of our undesignated shares as preference shares, which we expect to occur in connection with this offering. As of June 5, 2019 we had no preference shares outstanding. The Certificate of Designations sets forth the specific rights, preferences, limitations and other terms of the Series A Preference Shares. The Series A Preference Shares constitute a series of our authorized preference shares. As of the date of this prospectus supplement, there is no issued class or series of share capital that ranks senior to or equally with the Series A Preference Shares with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the Company. See “—Ranking” below.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series A Preference Shares will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series A Preference Shares will not have preemptive or subscription rights to acquire more of our capital shares.

The Series A Preference Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of ours, except under the circumstances set forth under “—Substitution or Variation” below. The Series A Preference Shares have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of Athene Holding Ltd. to redeem, repurchase or retire the Series A Preference Shares.

The depositary will be the sole holder of Series A Preference Shares. The holders of depositary shares will be required to exercise their proportional rights in the Series A Preference Shares through the depositary, as described in “Description of the Depositary Shares.”

Ranking

The Series A Preference Shares:

•	will rank senior to our junior shares (as defined below);

•	will rank junior to our senior shares (as defined below) and any existing and future indebtedness of Athene Holding Ltd. and any of our subsidiaries;

•	will rank equally with our parity shares (as defined below);

•	will not represent any interest in any subsidiary of Athene Holding Ltd; and

•

will be structurally subordinated in right of payment to all obligations of subsidiaries of Athene Holding Ltd. Under Bermuda law, in a winding-up of any of our subsidiaries, the Series A Preference Shares will be subordinated to all existing and future policyholders’ obligations of our subsidiaries.

As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, our junior shares outstanding consist of our common shares.

As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, we have no senior shares outstanding.

As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Series A Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Athene Holding Ltd. As of the date of this prospectus supplement, we have no parity shares outstanding.

Unless our shareholders otherwise provide, our Board of Directors may from time to time create and issue additional preference shares of other classes and series and fix their relative rights, preferences and limitations. Any such preference shares could be senior shares or parity shares.

Dividends

Dividends on the Series A Preference Shares are non-cumulative. Consequently, if our Board of Directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period, holders of the Series A Preference Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our Board of Directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preference Shares.

Holders of Series A Preference Shares will be entitled to receive non-cumulative cash dividends, only when, as and if declared by our Board of Directors or a duly authorized committee of the board, out of funds legally available for the payment of dividends, from and including the original issue date, quarterly in arrears on the 30th day of March, June, September and December of each year (or if this date is not a business day and a Bermuda business day, on the business day that is also a Bermuda business day immediately following such date), commencing on September 30, 2019. To the extent declared, from and including the original issue date of the Series A Preference Shares to but excluding June 30, 2029, which we refer to as the “fixed rate period,” dividends will be payable, with respect to each dividend period, in an amount per share equal to      % of the liquidation preference per annum (equivalent to $             per share and $             per depositary share per annum). Assuming an initial issue date of June     , 2019, the dividend for the initial dividend period is expected to be approximately $             per share (equivalent to $              per depositary share). Commencing on June 30, 2029, which is the commencement date of the “floating rate period,” dividends will be payable on a non-cumulative basis, when, as and if declared by our Board of Directors or a duly authorized committee of the board out of funds legally available for the payment of dividends in an amount per share equal to a floating annual rate, reset quarterly, of three-month LIBOR plus     % of the liquidation preference per annum. In the event that we issue additional Series A Preference Shares after the original issue date, to the extent declared, dividends on such additional Series A Preference Shares may accumulate from and including the original issue date or any other date we specify at the time such additional Series A Preference Shares are issued.

Dividends, if so declared, will be payable to holders of record of the Series A Preference Shares as they appear on our books on our register of members at 5:00 p.m. (New York City time) on the record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board of Directors (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day and a Bermuda business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close. As used in this prospectus supplement “Bermuda business day” means any day other than a day on which commercial banks in Bermuda are authorized or obligated by law, executive order or regulation to close.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A Preference Shares and will end on and exclude the September 30, 2019 dividend payment date. During the fixed rate period, if any dividend payment date falls on a day that is not a business day and a Bermuda business day, the payment of dividends will be made on the first business day that is also a Bermuda business day following such dividend payment date, without accrual to the actual payment date.

During the floating rate period, if any dividend payment date other than a redemption date falls on a day that is not a business day and a Bermuda business day, the dividend payment date will be postponed to the next day that is a business day and is a Bermuda business day and, as a result, the corresponding dividend period shall be extended. If a redemption date falls on a day that is not a business day and a Bermuda business day, the payment of dividends and redemption price will be made on the first business day that is also a Bermuda business day following such redemption date, without accrual to the actual payment date.

During the fixed rate period, dividends payable on the Series A Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full dividend period, and on the basis of the actual number of days elapsed during the period with respect to a dividend period other than a full dividend period.

During the floating rate period, dividends payable on the Series A Preference Shares will be computed by multiplying the dividend rate for that dividend period by a fraction, the numerator of which will be the actual number of days elapsed during that dividend period (including the first day of the dividend period and excluding the last day, which is the dividend payment date), and the denominator of which will be 360, and by multiplying the result by the liquidation preference of the Series A Preference Shares.

So long as any Series A Preference Shares remain outstanding, unless the full dividend for the last completed dividend period on all outstanding Series A Preference Shares and all outstanding parity shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•

no dividend shall be paid or declared on our common shares or any other junior securities or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Series A Preference Shares as described below), other than a dividend payable solely in our common shares, other junior securities or (solely in the case of parity shares) other parity shares, as applicable; and

•

no common shares, other junior securities or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior securities, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior share for or into another junior security or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares or (solely in the case of parity shares) other parity shares, as applicable, or (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants);

When dividends are not paid (or declared and a sum sufficient for the payment thereof has been set aside) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) on the Series A Preference Shares and any parity shares, all dividends declared by our Board of Directors or a duly authorized committee of the board on the Series A Preference Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) shall be declared by the Board of Directors or such committee pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preference Shares and any parity shares so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series A Preference Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) bear to each other.

Dividends on the Series A Preference Shares will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations (including any applicable capital adequacy guidelines established by the “capital regulator”).

Because we are a holding company and substantially all of our operations are conducted by our main operating subsidiaries, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from these subsidiaries.

Determination of Floating Rate

Commencing on June 30, 2029, dividends on the Series A Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors out of funds legally available for the payment of dividends at a floating annual rate equal to three-month LIBOR plus     % of the liquidation preference per annum. Notwithstanding the foregoing, the floating rate will in no event exceed the maximum rate permitted by law.

The floating rate will be reset quarterly on the first day of each dividend period (each, a “LIBOR reset date”). During the floating rate period, if any LIBOR reset date falls on a day that is not a business day and a Bermuda business day, the LIBOR reset date will be postponed to the next day that is a business day and a Bermuda business day, which will also be the dividend payment date for the preceding dividend period.

“Three-month LIBOR” means, with respect to any LIBOR determination date:

(a)

the rate for three-month deposits in U.S. dollars as that rate appears on the Reuters Page LIBOR01 (as described below) as of 11:00 a.m. (London time) on the LIBOR determination date for that floating rate period, unless fewer than two such offered rates so appear;

(b)

if fewer than two offered rates appear, or no rate appears, as the case may be, on the LIBOR determination date for that floating rate period on the Reuters Page LIBOR01, the rate calculated by the calculation agent based on two offered quotations after requesting the principal London offices of each of four major reference banks (which will not include our affiliates) in the London interbank market, as selected and identified by us, to provide the calculation agent with offered quotations for deposits in U.S. dollars for the period of three months, commencing on the first day of that floating rate period, to prime banks in the London interbank markets at approximately 11:00 a.m. (London time) on that date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time;

(c)

if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m. (New York City time) on the LIBOR determination date for that floating rate period by three major banks (which will not include our affiliates) in New York City selected and identified by us for loans in U.S. dollars to leading European banks having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

(d)

if the banks so selected by the calculation agent are not quoting as mentioned in clause (c), the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or to Reuters Page LIBOR01, or any such source as it deems reasonable from which to estimate three-month LIBOR or any of the foregoing lending rates, shall determine three-month LIBOR for the applicable dividend period in its sole discretion.

Notwithstanding the foregoing clauses (a)—(d), if we or the calculation agent determine that LIBOR has been permanently discontinued, the calculation agent will use, as a substitute for LIBOR and for each future LIBOR determination date, the alternative reference rate (the “Alternative Rate”) selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, after consultation with us, make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, LIBOR determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations or preferred stock obligations such as the Series A Preference Shares. If the calculation agent determines, in consultation with us, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, (i) the calculation agent shall have the right to resign as calculation agent and (ii) we will appoint, in our sole discretion, a new calculation agent to replace the calculation agent, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on us and the holders of the Series A Preference Shares. If, however, the calculation agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, three-month LIBOR determined as of a LIBOR determination date shall be three-month LIBOR in effect on such LIBOR determination date; provided, however, that if this sentence is applicable with respect to the first LIBOR determination date related to the floating rate period, the dividend rate, business day convention and manner of calculating dividends applicable during the fixed rate period will remain in effect during the floating rate period.

“Calculation agent” means the calculation agent appointed by us prior to June 30, 2029, which may be a person or entity affiliated with us.

“LIBOR determination date” means the second London banking day immediately preceding the applicable LIBOR reset date.

“London banking day” means a day on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in London.

“Reuters Page LIBOR01” means the display so designated on Reuters 3000 Xtra (or any successor service) (or any other page as may replace such page on such service) or such other service as may be nominated by us as the information vendor for the purpose of displaying the London interbank offer rates of major banks for U.S. dollars deposits.

Certain Restrictions on Payment of Dividends

The Bermuda Companies Act 1981, as amended (the “Companies Act”), limits our ability to pay dividends and distributions to shareholders. Under Bermuda law, we may not lawfully declare or pay a dividend if we have reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities.

Because Athene Holding Ltd. is a holding company and substantially all of our operations are conducted by our main operating subsidiaries, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from these subsidiaries.

Payment of Additional Amounts

We will make all payments on the Series A Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined under “—Optional Redemption—Change in Tax Law” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series A Preference Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

We will not be required to pay any additional amounts for or on account of:

(a)

any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series A Preference Shares or any Series A Preference Shares presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series A Preference Shares;

(b)

any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Series A Preference Shares;

(c)

any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series A Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d)

any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder); or

(e)	any combination of items (a), (b), (c), and (d).

In addition, we will not pay additional amounts with respect to any payment on the Series A Preference Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series A Preference Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series A Preference Shares.

If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a “successor company”) would become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Series A Preference Shares as described in “—Optional Redemption—Change in Tax Law” in this prospectus supplement.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Athene Holding Ltd., holders of the Series A Preference Shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors and senior securities, if any, but before any distribution of assets is made to holders of our common shares or any other junior securities, a liquidating distribution in the amount of $25,000 per Series A Preference Share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to the date fixed for distribution.

After payment of the full amount of the distributions to which they are entitled, holders of the Series A Preference Shares will have no right or claim to any of our remaining assets. In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the amounts payable to the holders of Series A Preference Shares and to the holders of any parity shares, the holders of Series A Preference Shares and all holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders, but only to the extent we have assets available after satisfaction of all liabilities to creditors and holders of senior securities. In any such distribution, the “liquidation preference” of any holder of preference shares means the amount payable to such holder in such distribution (assuming no limitation on assets available for distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series A Preference Shares and any holders of parity shares, the holders of our junior securities shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction, reorganization or other similar transaction involving Athene Holding Ltd. or the sale or transfer of all or substantially all of the shares or the property or business of Athene Holding Ltd. will not be deemed to constitute a liquidation, dissolution or winding-up.

Mandatory Redemption

The Series A Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the Series A Preference Shares will have no right to require the redemption or repurchase of the Series A Preference Shares.

Optional Redemption

On or After June 30, 2029

Except as described below under this “Optional Redemption” section, the Series A Preference Shares are not redeemable prior to June 30, 2029. On and after that date, the Series A Preference Shares will be redeemable at our option, for cash, in whole or from time to time in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to $25,000 per Series A Preference Share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends.

Voting Event

The Series A Preference Shares are redeemable at our option in whole, but not in part, at any time prior to June 30, 2029 upon the time of notice to the common shareholders of a proposal for an amalgamation or any proposal for any other matter than requires, as a result of any changes in Bermuda law, an affirmative vote of the holders of the Series A Preference Shares at the time outstanding, whether voting as a separate series or together with any other series of Preferred Shares as a single class, at a redemption price of $26,000 per Series A Preference Share (equivalent to $26.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividend, and without interest.

Capital Disqualification Event

The Series A Preference Shares are redeemable at our option at any time in whole, but not in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of the jurisdiction of Athene’s “capital regulator” that is enacted or becomes effective after the initial issuance of the Series A Preference Shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preference Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series A Preference Shares, a “capital disqualification event” (as defined below) has occurred.

As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to the laws of any applicable jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).

As used in this prospectus supplement, a “capital disqualification event” has occurred if the Series A Preference Shares do not qualify, as “Tier 1 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules or regulatory standards of any “capital regulator” to which we are or will be subject; provided that the proposal or adoption of any criterion that is substantially the same as the corresponding criterion in the capital adequacy rules of the Federal Reserve Board applicable to bank holding companies as of the date of the initial issuance of the Series A Preference Shares will not constitute a regulatory capital event.

As used in this prospectus supplement, “capital regulator” means any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of our regulatory capital.

Change in Tax Law

The Series A Preference Shares are redeemable at our option at any time, in whole, but not in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, if as a result of a change in tax law (as defined below) there is, in our reasonable determination, a substantial probability that we or any successor company would be required to pay any additional amounts on the next succeeding dividend payment date with respect to the Series A Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”).

A “change in tax law” that would trigger the provisions of the preceding paragraph would be (i) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a relevant taxing jurisdiction other than Bermuda in which a successor company is organized, such change in tax law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the successor company, or convey, transfer or lease substantially all of our properties and assets to the successor company, as applicable.

As used in this prospectus supplement, a “relevant taxing jurisdiction” is (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series A Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which Athene Holding Ltd. or a successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

Prior to any redemption upon a tax event, we will be required to deliver to the transfer agent for the Series A Preference Shares a certificate signed by one of our officers confirming that a tax event has occurred and is continuing (as reasonably determined by us).

Rating Agency Event

The Series A Preference Shares are redeemable at our option at any time, in whole, but not in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, within 90 days after the occurrence of a rating agency event (as defined below).

As used in this prospectus supplement, a “rating agency event” has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preference Shares, which amendment, clarification or change results in:

•

the shortening of the length of time the Series A Preference Shares are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preference Shares; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preference Shares by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preference Shares.

Procedures for Redemption

The redemption price for any Series A Preference Shares shall be payable on the redemption date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “—Dividends” above.

Prior to delivering any notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Series A Preference Shares, and stating that there are reasonable grounds for believing that we are and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation.

If any Series A Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preference Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preference Shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of Series A Preference Shares to be redeemed and, if less than all of the Series A Preference Shares are to be redeemed, the number of such Series A Preference Shares to be redeemed from such holder;

•	the redemption price; and

•

that the shares should be delivered via book-entry transfer or the place or places where holders may surrender certificates evidencing the Series A Preference Shares for payment of the redemption price.

If notice of redemption of any Series A Preference Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preference Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Series A Preference Shares, such Series A Preference Shares shall no longer be deemed outstanding and all rights of the holders of such Series A Preference Shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the Series A Preference Shares at the time outstanding, the Series A Preference Shares to be redeemed shall be selected either pro rata or by lot.

In addition, if the Series A Preference Shares are treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of a “capital regulator,” any redemption of the Series A Preference Shares may be subject to our receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to our redemption of the Series A Preference Shares set forth in those capital guidelines or any other applicable regulations of the “capital regulator.”

Substitution or Variation

At any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Series A Preference Shares, vary the terms of the Series A Preference Shares such that they remain securities, or exchange the Series A Preference Shares with new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts with respect to the Series A Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Athene Holding Ltd. or any member thereof, where subdivided into tiers, qualify as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of our “capital regulator.” In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series A Preference Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Series A Preference Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Series A Preference Shares, or change the foregoing list of items that may not be so amended as part of such Substitution or Variation. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designations), but unpaid with respect to such holder’s securities.

Prior to any substitution or variation, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including holders and beneficial owners of depositary shares) of the Series A Preference Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution or variation and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such substitution or variation not occurred.

Any substitution or variation of the Series A Preference Shares described above will be made after notice is given to the holders of the Series A Preference Shares not less than 30 days nor more than 60 days prior to the date fixed for substitution or variation, as applicable.

Voting Rights

Except as provided below or as otherwise from time to time required by law, the holders of the Series A Preference Shares will have no voting rights.

Whenever dividends in respect of any Series A Preference Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series A Preference Shares, voting together as a single class with holders of any and all other series of voting preference shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors of Athene Holding Ltd. (the “preference shares directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the SEC or the NYSE (or any other exchange on which our securities may be listed or quoted) that listed or quoted companies must have a majority of independent directors. In such case, we will use our best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right and, if necessary, to amend our bye-laws. Each preference share director will be added to an already existing class of directors.

As used in this prospectus supplement, “voting preference shares” means any other class or series of our preference shares ranking equally with the Series A Preference Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Athene Holding Ltd. and upon which like voting rights have been conferred and are exercisable.

If and when dividends for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the

Series A Preference Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preference shares have terminated, the term of office of each preference shares director so elected shall terminate and the number of directors on the Board of Directors of Athene Holding Ltd. shall automatically decrease by two. In determining whether dividends have been paid for four consecutive dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preference shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Series A Preference Shares and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preference shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preference shares director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the outstanding Series A Preference Shares and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of holders of voting preference shares to remove, or to fill a vacancy in the office of, a preference shares director may be taken only at a special general meeting of such holders, called as provided above for an initial election of preference shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Athene Holding Ltd., in which event such election shall be held at such next annual or special general meeting of shareholders). The preference shares directors shall each be entitled to one vote per director on any matter. Each preference shares director elected at any special general meeting of shareholders or by written consent of the other preference shares director shall hold office until the next annual general meeting of the shareholders of Athene Holding Ltd. if such office shall not have previously terminated as above provided. Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares.

The Companies Act provides the right to vote in respect of an amalgamation or merger for all shares of a Bermuda incorporated company whether or not such shares otherwise carry the right to vote. As a result, the Series A Preference Shares, along with our common shares and any other class or series of share capital, would have the right to vote together on an amalgamation or merger if a vote in connection with such a transaction is required under the Companies Act.

All or any of the special rights of the Series A Preference Shares may be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued Series A Preference Shares or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series A Preference Shares at a separate general meeting in accordance with Section 47(7) of the Companies Act. The necessary quorum requirements for the separate general meeting are two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Series A Preference Shares. The bye-laws of Athene Holding Ltd. provide that rights conferred upon the holders of the capital shares of any class (including the Series A Preference Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or a merger or amalgamation pursuant to the Companies Act or conversion of preference shares into redeemable preference shares).

On any item on which the holders of the Series A Preference Shares are entitled to vote, such holders will be entitled to one vote for each Series A Preference Share held, subject to the voting cutbacks described above.

Without the consent of the holders of the Series A Preference Shares, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A

Preference Shares, taken as a whole, the Board of Directors of Athene Holding Ltd. may, by resolution, amend, alter, supplement or repeal any terms of the Series A Preference Shares:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series A Preference Shares that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series A Preference Shares that is not inconsistent with the provisions of the Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series A Preference Shares effected in order to conform the terms thereof to the description of the terms of the Series A Preference Shares set forth under “Description of Series A Preference Shares” in this prospectus supplement shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preference Shares, taken as a whole.

The foregoing voting provisions will not apply with respect to the Series A Preference Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series A Preference Shares to effect such redemption.

Conversion

The Series A Preference Shares are not convertible into or exchangeable for any other securities or property of Athene Holding Ltd., except under the circumstances set forth under “—Substitution or Variation” above.

Listing of the Series A Preference Shares

We do not intend to list the Series A Preference Shares on any exchange or expect that there will be any separate public trading market for the Series A Preference Shares except as represented by the depositary shares, which depositary shares we intend to list on the NYSE under the symbol “ATHPrA”.

DESCRIPTION OF THE DEPOSITARY SHARES

The following summary of the terms and provisions of the depositary shares representing an interest in the Series A Preference Shares does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Deposit Agreement (as defined below), the form of depositary receipts, which contain the terms and provisions of the depositary shares, the pertinent sections of our amended and restated bye-laws and the pertinent sections of the Certificate of Designations, each of which is or will be filed as an exhibit to documents that we file with the SEC. As used in this section, “we,” “us,” “our,” “the Company” and “Athene” mean Athene Holding Ltd. and do not include its subsidiaries.

Each depositary share represents a 1/1,000th interest in a Series A Preference Share and will be evidenced by a depositary receipt. We will deposit the underlying Series A Preference Shares with the depositary pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., collectively, acting as depositary, and the holders from time to time of the depositary receipts (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a Series A Preference Share represented by such depositary share, to all the rights and preferences of Series A Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights). If the Series A Preference Shares are exchanged for new securities pursuant to the provisions described under “Description of the Series A Preference Shares—Substitution or Variation,” each depositary share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.

The depositary shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Immediately following the issuance and delivery of the Series A Preference Shares by us to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts and related depositary shares. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a depositary share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying Series A Preference Share. The depositary will distribute any cash dividends or other cash distributions received on the Series A Preference Shares, including any additional amounts as described under “Description of the Series A Preference Shares—Payment of Additional Amounts,” to the record holders of depositary shares in proportion to the number of depositary shares held by each holder on the relevant record date. If we make a distribution on the Series A Preference Shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares in proportion to the number of depositary shares held by each holder, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preference Shares.

Subject to any obligation to pay additional amounts as described in “Description of the Series A Preference Shares—Payment of Additional Amounts” in this prospectus supplement, the amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series A Preference Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the Series A Preference Shares until such taxes or other governmental charges are paid.

Withdrawal of Preference Shares

Unless the related depositary shares have been previously called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole Series A Preference Shares and any money or other property represented by such holder’s depositary receipts. A holder of depositary shares who exchanges such depositary receipts for Series A Preference Shares will be entitled to receive whole Series A Preference Shares on the basis set forth herein; partial Series A Preference Shares will not be issued.

However, holders of whole Series A Preference Shares will not be entitled to deposit those shares under the Deposit Agreement or to receive depositary shares for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole Series A Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time new depositary shares evidencing the excess number of depositary shares.

Redemption of Depositary Shares

If the Series A Preference Shares underlying the depositary shares are redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the depositary from the redemption of depositary shares representing an interest in our Series A Preference Shares held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the applicable per share redemption price payable in respect of such Preference Shares.

Whenever we redeem Series A Preference Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing an interest in the Series A Preference Shares so redeemed. If less than all of the outstanding depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata or in such other manner as may be determined by the depositary to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules. The depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the depositary shares representing an interest in our Series A Preference Shares and the related depositary shares.

Voting Rights

Holders of the depositary shares representing an interest in the Series A Preference Shares will not have any voting rights, except for the limited voting rights described under “Description of the Series A Preference Shares—Voting Rights” in this prospectus supplement.

Because each depositary share represents a 1/1,000th interest in a Series A Preference Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per Series A Preference Share under those limited circumstances in which holders of the Series A Preference Shares are entitled to vote. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series A Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can vote only whole Series A Preference Shares. While the depositary will aggregate the fractional voting interests of individual holders of depository receipts to vote the maximum number of whole Series A Preference Shares in accordance with the instructions it receives, any remaining votes of holders of depositary shares not representing a whole Series A Preference Share will not be voted.

When the depositary receives notice of any meeting at which the holders of the Series A Preference Shares are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice of meeting to the record holders of the depositary shares relating to the Series A Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preference Shares, may instruct the depositary to vote the number of the Series A Preference Shares votes represented by the holder’s depositary shares. To the extent practicable, the depositary will vote the number of the Series A Preference Shares votes represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. To the extent that the depositary does not receive specific instructions from the holders of any depositary shares representing an interest in the Series A Preference Shares, it will not vote the number of the Series A Preference Shares votes represented by such depositary shares.

Preemptive and Conversion Rights

The holders of the depositary shares will not have any preemptive right to subscribe to any additional issue of shares of any class or series of the Company or to any securities of the Company convertible into such shares and will not have the right to convert depositary shares representing an interest in the Series A Preference Shares into, or exchange depositary shares representing an interest in the Series A Preference Shares for, any other securities or property of the Company.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares or would be materially and adversely inconsistent with the rights of holders of Series A Preference Shares will not be effective unless such amendment has been approved by the record holders of depositary shares representing at least the amount of the depositary shares then outstanding necessary to approve any amendment that would alter or abrogate the special rights of the Series A Preference Shares. We may terminate the Deposit Agreement with the consent of holders of a majority of then outstanding depositary shares. The Deposit Agreement will automatically terminate if all outstanding depositary shares have been redeemed or if there has been made a final distribution in respect of the Series A Preference Shares in connection with our liquidation, dissolution or winding-up, and such distribution has been made to the holders of depositary shares.

Fees, Charges and Expenses of Depositary

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the depositary in connection with the initial deposit of the Series A Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series A Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series A Preference Shares are paid by their holders.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to appoint a successor.

Miscellaneous

The depositary will forward to the holders of depositary shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of the Series A Preference Shares.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Series A Preference Shares unless provided with satisfactory indemnity. We, and the depositary, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series A Preference Shares for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Listing of the Depositary Shares

We intend to list the depositary shares representing an interest in the Series A Preference Shares on the NYSE under the symbol “ATHPrA.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing an interest in the Series A Preference Shares. Listing of the depositary shares does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series A Preference Shares except as represented by the depositary shares.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

Computershare Trust Company, N.A. will be the transfer agent and registrar and Computershare Inc. will be the dividend disbursing agent and redemption agent, for the depositary shares representing an interest in the Series A Preference Shares.

Book-Entry; Delivery and Form

The depositary shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the depositary shares except in limited circumstances. The global securities will be issued to DTC, the depository for the depositary shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the depositary shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

When you purchase depositary shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the depositary shares on DTC’s records. You are the beneficial owner and your ownership interest will be recorded only in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the depositary shares. DTC’s records only show the identity of the direct participants and the amount of the depositary shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preference shares on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series A Preference Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Depositary shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the depositary shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the depositary shares at its corporate office.

TAX CONSIDERATIONS

The following is a discussion of material Bermuda, U.K. and U.S. federal income tax considerations that may be relevant to a prospective investor considering an investment in the depositary shares representing an interest in our Series A Preference Shares in connection with this offering.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily residing in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.K. Tax Considerations

The following statements are intended only as a general guide to certain U.K. tax considerations and do not purport to be a complete analysis, for example, of all potential U.K. tax consequences of acquiring, holding or disposing of Series A Preference Shares. They are based on current U.K. law and what is understood to be the current practice of Her Majesty’s Revenue and Customs (“HMRC”) as at the date of this prospectus supplement, both of which may change, possibly with retroactive effect.

The statements in respect of the U.K. tax considerations in relation to U.K. investors generally apply only to those who are resident and, in the case of individuals domiciled or deemed domiciled, for tax purposes in (and only in) the U.K. (except insofar as express reference is made to the treatment of non-U.K. residents), who hold our Series A Preference Shares as an investment (other than in an individual savings account or pension arrangement) and who are the absolute beneficial owner of both the Series A Preference Shares and any dividends paid on them. The tax position of certain categories of investors who are subject to special rules (such as persons acquiring their Series A Preference Shares in connection with employment, dealers in securities, insurance companies and collective investment schemes) is not considered.

The statements summarize the current position and are intended as a general guide only. Prospective investors who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the U.K. are strongly recommended to consult their own professional advisers.

Taxation of Investors

Taxation of Dividends

The Company is not required to withhold tax when paying a dividend. Liability to tax on dividends will depend upon the individual circumstances of an investor. No tax credit attaches to any dividend paid by the Company.

It is not expected that any receipt of dividends in respect of any Series A Preference Shares should be within the scope of the U.K. loan relationships regime as a result of the application of Chapter 6A, Part 6 of the Corporation Tax Act 2009; however, this treatment cannot be guaranteed.

(i)	U.K. Resident Individual Investors

Under current U.K. tax rules specific rates of tax apply to dividend income. These include a nil rate of tax (the “Nil Rate Amount”) for the first £2,000 of dividend income in any tax year from April 6, 2019 to April 5,

2020 and different rates of tax for dividend income that exceeds the Nil Rate Amount. For these purposes “dividend income” includes U.K. and non U.K. source dividends and certain other distributions in respect of the Series A Preference Shares.

An individual investor who is resident for tax purposes in the U.K. and who receives a dividend from the Company will not be liable to U.K. tax on the dividend to the extent that (taking account of any other dividend income received by the investor in the same tax year) that dividend falls within the Nil Rate Amount.

To the extent that (taking account of any other dividend income received by the investor in the same tax year) the dividend exceeds the Nil Rate Amount and cannot be sheltered by the unused part of any investor’s personal allowance, it will, for the tax year April 6, 2019 to April 5, 2020, be subject to income tax at 7.5% to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other dividend income received in the same tax year) it falls above the threshold for higher rate income tax then the dividend will, for the tax year April 6, 2019 to April 5, 2020, be taxed at 32.5% to the extent that it is within the higher rate band, or 38.1% to the extent that it is within the additional rate band. For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of an investor’s income. In addition, dividends within the Nil Rate Amount which would (if there was no Nil Rate Amount) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.

(ii)	U.K. Resident Corporate Investors

Investors within the charge to U.K. corporation tax which are “small companies” for the purposes of Chapter 2 of Part 9A of the Corporation Tax Act 2009 will generally not be subject to U.K. corporation tax on any dividend received provided certain conditions are met (including an anti-avoidance condition).

A U.K. resident corporate investor (which is not a “small company” for the purposes of the U.K. taxation of dividends legislation in Part 9A of the Corporation Tax Act 2009) will be liable to U.K. corporation tax (currently at a rate of 19% reducing to 17% from April 1, 2020) unless the dividend falls within one of the exempt classes set out in Part 9A. Examples of exempt classes (as defined in Chapter 3 of Part 9A of the Corporation Tax Act 2009) include dividends paid on shares that are “ordinary shares” (that is shares that do not carry any present or future preferential right to dividends or to the Issuer’s assets on its winding up) and which are not “redeemable”, and dividends paid to a person holding less than 10% of the issued share capital of the payer (or any class of that share capital in respect of which the distribution is made). However, the exemptions are not comprehensive and are subject to anti-avoidance rules.

U.K. resident corporate investors should seek advice from their own professional advisers in considering whether they are within the scope of an exempt class.

(iii)	Non-U.K. Resident Investors

A non-U.K. resident investor will generally not be liable to pay any U.K. tax on dividends paid by the Company (on the basis that any tax liability is limited to tax which is deemed to have been paid by such an investor on a non-repayable basis).

An investor resident outside the U.K. may also be subject to non-U.K. taxation on dividend income under local law. Any such investor should consult his or her own tax adviser concerning his or her tax position on dividends received from the Issuer.

An individual U.K. investor who has been resident for tax purposes in the U.K. but who ceases to be so resident or becomes treated as resident outside the U.K. for the purposes of a double tax treaty (“Treaty nonresident”) for a period of five years or less and who receives or becomes entitled to dividends from the Issuer during that period of temporary non-residence may, if the Issuer is treated as a close company for U.K. tax purposes and certain other conditions are met, be liable for income tax on those dividends on his or her return to the U.K.

Taxation of Disposals

A disposal or deemed disposal of Series A Preference Shares by an investor who is resident in the U.K. for tax purposes may, depending upon the investor’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of U.K. taxation of capital gains.

(i)	U.K. Resident Individual Investors

For an individual investor within the charge to U.K. capital gains tax, a disposal (or deemed disposal) of Series A Preference Shares may give rise to a chargeable gain or an allowable loss for the purposes of capital gains tax. The rate of capital gains tax on disposal of shares is 10% for individuals who are subject to income tax at the basic rate and 20% for individuals who are subject to income tax at the higher or additional rates. An individual investor is entitled to realize an annual exempt amount of gains (currently £12,000) for the tax year April 6, 2019 to April 5, 2020 without being liable to U.K. capital gains tax. The capital gains tax rate on share disposals is 20% for trustees.

(ii)	U.K. Resident Corporate Investors

For a corporate investor within the charge to U.K. corporation tax, a disposal (or deemed disposal) of Series A Preference Shares may give rise to a chargeable gain at the rate of corporation tax applicable to that investor (currently 19% reducing to 17% from April 1, 2020) or an allowable loss for the purposes of U.K. corporation tax.

(iii)	Non-U.K. Resident Investors

Investors who are not resident in the U.K. will not generally be subject to U.K. taxation of capital gains on the disposal or deemed disposal of Series A Preference Shares unless they are carrying on a trade, profession or vocation in the U.K. through a branch or agency (or, in the case of a corporate investor, a permanent establishment) in connection with which the Series A Preference Shares are used, held or acquired. Non-U.K. tax resident investors may be subject to non-U.K. taxation on any gain under local law.

An individual investor who has been resident for tax purposes in the U.K. but who ceases to be so resident or becomes treated as Treaty non-resident for a period of five years or less and who disposes of all or part of his or her Series A Preference Shares during that period may be liable to capital gains tax on his or her return to the U.K., subject to any available exemptions or reliefs.

U.K. Stamp Duty and U.K. Stamp Duty Reserve Tax (“SDRT”)

We expect that the Series A Preference Shares will be issued to and held in dematerialized form by the Depositary and that each investor will receive a depositary share representing their interest in the underlying Series A Preference Shares. On this basis, we expect that:

1.	no U.K stamp duty or SDRT should be payable on the issuance of the Series A Preference Shares to the Depositary; and

2.	no U.K. stamp duty or SDRT should be payable on transfers of depositary shares representing Series A Preference Shares.

In the event the Series A Preference Shares are removed from dematerialized form and held in certificated form, it is not expected that the transfer into certificated form nor any future transfers of the Series A Preference Shares should be subject to SDRT. In relation to U.K. stamp duty, there remains a technical risk that the transfer into certificated form and future transfers of the Series A Preference Shares may be subject to U.K. stamp duty; however, in practice we would not expect such a charge to arise.

Taxation of the Company

The Company will be treated as a fiscally opaque company from a U.K. tax perspective, and will be resident in the U.K for tax purposes due to being centrally managed and controlled in the U.K. Accordingly, the Company is generally subject to U.K. corporation tax on its worldwide profits. In practice, however, it is not expected that the Company will be liable to account for any material U.K. corporation tax on the basis that its income and gains should be derived from it holding shares in its direct subsidiaries. Any dividends received by the Company should be exempt from U.K. corporation tax and any gains arising to the Company on disposal of its direct interests in its subsidiaries should be exempt from U.K. corporation tax on chargeable gains as a result of the application of the U.K. substantial shareholding exemption.

Prospective investors should be aware that the Company, as a U.K. tax resident, will remain subject to a number of specific U.K. tax regimes, including the controlled foreign company regime, the hybrids and other mismatches regime and the diverted profits tax. In practice, however, none of these specific regimes are expected to materially impact the Issuer’s U.K. tax position.

Changes in U.K. Tax Law

Any changes or developments to U.K. tax law (including its interpretation and/or application) could result in an increase in the amount of U.K. tax payable by one or more of our Non-U.S. Companies, including AHL and ALRe, that are U.K. tax residents (“U.K. Resident Companies”) and the Company. If this were to occur, the business, financial condition and results of the operations of the U.K. Resident Subsidiaries and the Company could be adversely affected.

Without limitation, such changes or developments to U.K. taw law that may be relevant to the U.K. Resident Subsidiaries and the Issuer could include: (i) the application of the U.K. Treaty; (ii) Chapter 3A of Part 2 of the Corporation Tax Act 2009 (being the U.K. profits of foreign permanent establishments regime) and/or (iii) Part 9A of the Taxation (International and Other Provisions) Act 2010 (being the U.K. controlled foreign company regime).

U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of the depositary shares representing an interest in our Series A Preference Shares purchased in this offering. The statements of law or legal conclusions as to matters of U.S. federal income tax law included in this discussion are, subject to the limitations, qualifications and assumptions set forth below, the opinion of our counsel, Sidley Austin LLP. Statements herein regarding the beliefs, expectations and intentions of the Company represent the view of management and do not represent the opinions of counsel. The discussion is based on the Code, U.S. Treasury regulations, judicial decisions, administrative pronouncements, the Bermuda Treaty and the U.K. Treaty, all as currently in effect. Such authorities are subject to change, possibly with retroactive effect. Any such change could result in U.S. federal income tax consequences that are materially different from those described below. Moreover, any change after this offering in any of the factual matters set forth in this prospectus supplement and the accompanying prospectus or in the conduct, practices or activities of the Company may affect the considerations discussed below. We are under no obligation to update the discussion to reflect future changes in law or changes in any of the foregoing factual matters that may later come to our attention.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to all prospective investors, some of which, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, accrual basis taxpayers subject to special tax accounting rules as a result of their use of financial statements, tax-exempt organizations, U.S. expatriates, non-U.S. persons who are engaged in a trade or business in the United States, persons that hold our depositary shares representing an interest in our Series A Preference Shares as part of a straddle, conversion transaction or hedge, persons deemed to sell our depositary shares representing an interest in our Series A Preference Shares under the constructive sale provisions of the Code, investors that are subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, investors that are treated as partnerships for U.S. federal income tax purposes, investors that are not the beneficial owners of our shares, and investors that own, actually or under applicable constructive ownership rules, 10% or more of the total voting power or value of our depositary shares representing an interest in our Series A Preference Shares, may be subject to special rules. This discussion deals only with holders who purchase depositary shares representing an interest in our Series A Preference Shares in connection with this offering and hold the depositary shares representing an interest in our Series A Preference Shares as a capital asset (within the meaning of Section 1221 of the Code) and does not deal with investors that also own common shares. If an entity treated as a partnership for U.S. federal income tax purposes holds our depositary shares representing an interest in our Series A Preference Shares, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding depositary shares representing an interest in our Series

A Preference Shares, you are urged to consult your tax adviser regarding the consequences to you of the partnership’s ownership and disposition of our depositary shares representing an interest in our Series A Preference Shares.

This discussion does not address any U.S. federal tax laws other than U.S. federal income tax laws, any U.S. state or local tax laws or any non-U.S. tax laws. You are encouraged to consult your tax advisers concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local and non-U.S. laws from the ownership and disposition of our depositary shares representing an interest in our Series A Preference Shares. The conclusions expressed in the discussion below are not binding on the IRS or any court, and there is no assurance that the IRS or a court would not reach a contrary conclusion. No ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus supplement and the accompanying prospectus.

Treatment of Depositary Shares

Beneficial owners of depositary shares representing an interest in our Series A Preference Shares will be treated as owners of the underlying Series A Preference Shares for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share representing an interest in our Series A Preference Shares will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Series A Preference Shares. References to our Series A Preference Shares in the remainder of this U.S. federal income tax discussion include the interests in our Series A Preference Shares represented by the depositary shares.

Taxation of Our Non-U.S. Companies

In general, a non-U.S. corporation is subject to U.S. federal income tax on its taxable income which is effectively connected with the conduct of a trade or business in the United States, including a branch profits tax based upon its after-tax effectively connected earnings and profits, with certain adjustments. We have historically intended to limit our U.S. activities so that our Non-U.S. Companies are not considered to be engaged in a U.S. trade of business. However, the recent enactment of the BEAT (discussed below), the reduction of the federal income tax rate applicable to corporations included in the Tax Act and other factors may cause one or more of our Non-U.S. Companies to conduct its business differently. Furthermore, no definitive standards are provided by the Code, U.S. Treasury regulations or court decisions regarding when a foreign corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that one or more of our Non-U.S. Companies is engaged in a U.S. trade or business. If any of our Non-U.S. Companies were found to be engaged in a U.S. trade or business, it would be subject to U.S. federal income tax at a 21% rate and a 30% branch profits tax, except as described below with respect to the Bermuda Treaty or U.K. Treaty. A Non-U.S. Corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AHL and ALRe have in the past filed, and intend to continue to file, such returns on a protective basis for each tax year, and one or more of our other Non-U.S. Companies may do so as well. U.S. federal income tax, if imposed, would be based on effectively connected income and computed in a manner generally analogous to that applied to the income of a U.S. corporation.

Athene Annuity Re Ltd., a Bermuda reinsurance subsidiary (“AARe”), has elected under Section 953(d) of the Code to be treated as a domestic corporation for purposes of the Code. One or more of our other non-U.S. reinsurance subsidiaries may also make such an election. Accordingly, AARe and any other electing non-U.S. reinsurance subsidiary will be subject to U.S. federal income tax and is considered a U.S. subsidiary for purposes of the U.S. federal income tax considerations discussed herein.

Bermuda Treaty Benefits

If ALRe is entitled to the benefits of the Bermuda Treaty for a given taxable year, it will not be subject to U.S. federal income tax on certain of its business profits for that year unless those business profits are attributable to a permanent establishment in the United States. ALRe currently intends to conduct its activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurances that it will be successful in that regard.

An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the Bermuda Treaty only if (1) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens. While ALRe currently believes that it qualifies for the benefits of the Bermuda Treaty, it cannot be predicted whether ALRe will take the position in any particular year that it qualifies for the benefits of the Bermuda Treaty because it cannot be predicted whether its direct or indirect ownership will satisfy the requirements described above.

U.K. Treaty Benefits

Our U.K. Resident Companies expect to qualify for the benefits of the U.K. Treaty because AHL’s Class A common shares are listed and regularly traded on the NYSE. However, there can be no assurances that any such company will continue to qualify for treaty benefits, particularly given the economic substance requirements of the Bermuda Economic Substance Act 2018.

If one of our U.K. Resident Companies is entitled to the benefits of the U.K. Treaty for a given taxable year, it will not be subject to U.S. federal income tax on certain of its business profits for that year unless those business profits are attributable to a permanent establishment in the U.S. One or more of our U.K. Resident Companies may determine to conduct its activities in such a manner that results in it having a permanent establishment in the United States. Further, because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurances that the IRS will not contend that one or more of our U.K. Resident Companies that does not intend to have a permanent establishment in the United States does, in fact, have such a permanent establishment.

Net Investment Income

Non-U.S. insurance companies carrying on an insurance business within the United States are treated under the Code as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If, contrary to the company’s intention, one of our Non-U.S. Companies is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the Bermuda Treaty or the U.K. Treaty, a significant portion of the company’s investment income could be subject to U.S. federal income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether it applies to other income such as investment income, and the U.K. Treaty does not provide for a complete exemption from U.S. federal income tax for all types of investment income. Because the law is not clear and the determination of what income is taxable in the United States is highly factual, there is no assurance that if such a company is considered to be engaged in the conduct of an insurance business in the United States, a significant portion of the company’s investment income would not be subject to U.S. federal income tax (including branch profits tax), even if the company is entitled to the benefits of the Bermuda Treaty or the U.K. Treaty.

Withholding Tax

Non-U.S. corporations not engaged in a trade or business in the United States generally are subject to a 30% U.S. federal income tax (imposed on a gross basis and generally collected by withholding) on certain “fixed or determinable annual or periodical gains, profits and income” from sources within the United States. Such income includes certain distributions from U.S. corporations and certain interest on investments but does not include insurance premiums paid with respect to a contract that is subject to the excise tax described below. Because, as discussed above, it is uncertain whether the Bermuda Treaty applies to investment income, it is unclear whether the Bermuda Treaty would provide any relief from this tax, even if one of our Non-U.S. Companies is entitled to the benefits of the Bermuda Treaty. The U.K. Treaty, by contrast, provides for reduced rates of, or exemptions from, this tax on certain types of income. If any of our corporate U.S. subsidiaries makes a distribution to one of our non-U.S. subsidiaries, the distribution will be treated as a dividend to which the 30% withholding tax will apply to the extent the distribution is paid out of the U.S. subsidiary’s current or accumulated earning and profits, as determined for U.S. federal income tax purposes. We expect that our U.K. Resident Companies will qualify for a reduced withholding tax rate of 5% on any such dividends under the U.K. Treaty (or an exemption from withholding tax, if certain holding period requirements are met), provided that they do not have a U.S. permanent establishment to which such dividends are attributable.

Excise Tax

The United States imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. The applicable tax rates are 1% for life insurance and annuity contract premiums and 1% for reinsurance premiums. We expect that our U.K. Resident Companies generally will qualify for an exemption from this excise tax under the U.K. Treaty.

Base Erosion and Anti-Abuse Tax

The BEAT operates as a minimum tax and is generally calculated as a percentage (10% in 2019-2025 and 12.5% in 2026 and thereafter) of the “modified taxable income” of an “applicable taxpayer.” Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to foreign affiliates, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies only to the extent it exceeds a taxpayer’s regular corporate income tax liability (determined without regard to certain tax credits). The BEAT is expected to apply to our U.S. subsidiaries and may significantly increase our tax liability. At this time there is significant uncertainty regarding the application of the BEAT to amounts paid or incurred under affiliate modified coinsurance arrangements.

Taxation of U.S. Holders

For purposes of this discussion, you are a “U.S. holder” if, for U.S. federal income tax purposes, you are treated as a beneficial owner of our Series A Preference Shares and you are:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the law of the United States or any state thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on our Series A Preference Shares

Subject to the discussions below relating to the potential application of the CFC provisions, PFIC provisions and RPII provisions, distributions on our Series A Preference Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of AHL’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that distributions on our Series A Preference Shares exceed AHL’s earnings and profits, the distributions will be treated as a tax-free return of capital that will reduce, but not below zero, your tax basis in the Series A Preference Shares and thereafter as capital gain from the sale or exchange of the Series A Preference Shares (discussed below). AHL’s earnings and profits generally will not include the earnings and profits of its subsidiaries until such amounts are distributed to AHL.

Dividends paid with respect to our Series A Preference Shares will generally be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. Further, any such dividends generally will not be eligible for the dividends received deduction for corporate shareholders. The “foreign source” portion of such dividends may be allowed as a deduction if received by a domestic corporation which is a 10% U.S. Shareholder (as defined below) of AHL.

Dividends paid with respect to our Series A Preference Shares to a U.S. holder that is treated for U.S. federal income tax purposes as an individual, a trust or an estate (a “non-corporate U.S. holder”) will be treated as “qualified dividend income” taxed at the preferential rates applicable to long-term capital gain if (i) either the Series A Preference Shares are readily tradable on an established securities market in the United States (such as the NYSE, on which we intend to list the depositary shares and, if such application is approved, on which we expect the depositary shares will be traded) or AHL is eligible for the benefits of the U.K. Treaty, (ii) AHL is not a PFIC for the taxable year during which the dividend is paid and AHL was not a PFIC for the immediately preceding taxable year (see discussion below), (iii) the U.S. holder owns the Series A Preference Shares for more than 90 days in the 181-day period beginning 90 days before the date on which the Series A Preference Shares become ex-dividend (and does not enter into certain risk-limiting transactions with respect to the Series A Preference Shares), (iv) the U.S. holder is not under an obligation to make related payments with respect to positions in substantially similar or related property, and (v) the U.S. holder does not take the dividends into account as investment income for purposes of deducting investment interest. Dividends you receive from AHL that are not treated as “qualified dividend income” will be taxed at ordinary income rates.

Dividends paid with respect to our Series A Preference Shares to a non-corporate U.S. holder may also be subject to an additional 3.8% tax on net investment income, described below.

Special rules may apply to any “extraordinary dividend.” Generally, a dividend with respect to our Series A Preference Shares will be an extraordinary dividend if the amount of such dividend equals or exceeds 5% of your adjusted tax basis (or fair market value in certain circumstances) in such Series A Preference Shares (subject to certain aggregation rules). In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of your adjusted tax basis (or fair market value). If you receive an extraordinary dividend on our Series A Preference Shares that is treated as qualified dividend income and you are a non-corporate U.S. holder, then any loss you recognize from a subsequent sale or exchange of such Series A Preference Shares will be treated as a long-term capital loss to the extent of such dividend.

Dividends paid with respect to our Series A Preference Shares to a non-corporate U.S. holder may also be subject to an additional 3.8% tax on net investment income, described below.

CFC Provisions

A Non-U.S. Company will be considered a CFC if, on any day of its taxable year, 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or constructively through the application of certain constructive ownership rules (“constructively”)) more than 50% of the total combined voting power of all classes of its voting stock or more than 50% of the total value of all of its stock. For purposes of taking into account certain insurance income, however, a Non-U.S. Company will be a CFC if more than 25% of the total combined voting power of all classes of its voting shares or more than 25% of the total value of all of its shares are owned by 10% U.S. Shareholders.

Any U.S. person that owns (or is treated as owning) 10% or more of the value of AHL, including a U.S. person that is treated as a partnership for U.S. federal income tax purposes and a U.S. person that owns any interest in such a partnership, must consult its own tax advisor regarding its investment in AHL.

Because the Series A Preference Shares generally are non-voting, as well as certain other factors, we believe it is unlikely that any U.S. person investing in our Series A Preference Shares that owns (or is treated as owning) less than 10% of the total value of AHL would be a 10% U.S. Shareholder of any of our Non-U.S Companies. Except as discussed below with respect to RPII, a U.S. holder that is not a 10% U.S. Shareholder is not expected to experience adverse U.S. federal income tax consequences under the CFC provisions regardless of whether any of our Non-U.S. Companies is treated as a CFC. However, because the attribution rules contained in the Code are complex and there is no definitive legal authority on whether the voting provisions included in AHL’s organizational documents are effective for purposes of the CFC provisions, (as discussed above) there can be no assurance that this will be the case.

The Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the CFC rules. As a result, our U.S. subsidiaries are deemed to own all of the stock of the Non-U.S. Subsidiaries for CFC purposes. Further, we believe that other U.S. persons are currently treated as 10% U.S. Shareholders that own more than 25% of the vote (and potentially more than 25% of the value) of ALRe by reason of downward attribution from our direct or indirect shareholders. Accordingly, the Non-U.S. Subsidiaries are currently treated as CFCs and ALRe is believed to be a CFC, at least for purposes of taking into account certain insurance income. The legislative history under the Tax Act indicates that this change was not intended to cause a foreign corporation to be treated as a CFC with respect to a 10% U.S. Shareholder that is not related to the U.S. persons receiving such downward attribution. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent. If any of our Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder who owns Series A Preference Shares directly, or indirectly through non-U.S. entities, on the last day in such company’s taxable year on which it is a CFC, that 10% U.S. Shareholder generally must include in its gross income for U.S. federal income tax purposes its pro rata share (based on direct or indirect ownership of value) of such company’s subpart F income,” even if the subpart F income is not distributed, and certain earnings and profits of such company that are invested in U.S. property. “Subpart F income” of a CFC typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income). The subpart F income of a CFC for any taxable year is limited to the CFC’s earnings and profits for the taxable year.

In addition, each person who is a 10% U.S. Shareholder of any CFC for a taxable year must include in gross income for U.S. federal income tax purposes such 10% U.S. Shareholder’s global intangible low-taxed income (“GILTI”) for the taxable year. In general, the GILTI with respect to a 10% U.S. Shareholder is the excess (if any) of its “net CFC tested income” over its “net deemed tangible income.” A 10% U.S. Shareholder’s “net CFC tested income” is generally equal to the excess of its pro rata share of the “tested income” of each CFC with respect to which it is a 10% U.S. Shareholder over its pro rata share of the “tested loss” of each such CFC. The “tested income” or “tested loss” of a CFC is generally determined by subtracting from the CFC’s gross income (excluding any subpart F income and certain other amounts) the amount of any deductions properly allocable to such gross income. If any of our Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder who owns Series A Preference Shares directly, or indirectly through non-U.S. entities, on the last day in such company’s taxable year on which it is a CFC, that 10% U.S. Shareholder must take into account its pro rata share (based on direct or indirect ownership of value) of such company’s “tested income” or “tested loss” for purposes of determining the amount of GILTI that such 10% U.S. Shareholder must include in gross income.

The earnings and profits of a foreign corporation attributable to amounts which are, or have been, included in the gross income of a 10% U.S. Shareholder pursuant to the CFC provisions will not, when subsequently distributed to such 10% U.S. Shareholder (or, if certain requirements are met, other U.S. persons) directly or indirectly through a chain of non-U.S. entities be again included in the gross income of such 10% U.S. Shareholder (or other U.S. person).

If any of our Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder, the rules relating to PFICs generally would not apply to that 10% U.S. Shareholder with respect to its interest in such company.

Related Person Insurance Income—Special rules apply with respect to a CFC that earns RPII. For purposes of taking into account RPII, an entity treated as a foreign corporation for U.S. federal income tax purposes will be considered a CFC (a “RPII CFC”) if, on any day of its taxable year, U.S. persons who own (directly or indirectly through non-U.S. entities) any of its stock (each such person, a “RPII Shareholder”) own (directly, indirectly through non-U.S. entities or constructively) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock.

The RPII of a RPII CFC is certain insurance and reinsurance income (including underwriting and investment income) attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” or a “related person” to a RPII Shareholder. Generally, a person is a related person to a RPII Shareholder if the person controls or is controlled by the RPII Shareholder, or if the person is controlled by the same person or persons who control the RPII Shareholder. Control is defined for these purposes as direct or indirect ownership of more than 50% of the value or voting power of the stock of a person treated as a corporation for U.S. federal income tax purposes or more than 50% of the value of the beneficial interests in a person treated as a partnership, trust, or estate for U.S. federal income tax purposes. Certain attribution rules apply for purposes of determining control.

As a general matter, although we have identified a small number of our RPII Shareholders that have purchased policies from one of our U.S. subsidiaries, we do not believe that any of our Non-U.S. Companies earns more than a de minimis amount of RPII from insuring risks of RPII Shareholders. In order to strengthen our protection against our Non-U.S. Companies recognizing RPII from insuring risks of persons related to RPII Shareholders, existing voting restrictions on our common shares set forth in our bye-laws are generally intended to prevent the Apollo Group (as defined in our bye-laws) or their affiliates from being treated as owning (directly, indirectly or constructively) more than 45% of the total voting power of our common shares. These restrictions have the effect of reducing the likelihood that any of our Non-U.S. Companies would be treated as related to any member of the Apollo Group (or their affiliates) for RPII purposes. Under our bye-laws, any member of the Apollo Group has the right to designate any newly acquired Class A Common Shares as having the right to vote. If a member of the Apollo Group were to exercise such right, our subsidiaries may be treated as “related” to a member of the Apollo Group (or one of their affiliates) for these purposes. In such case, substantially all of the reinsurance income of our Non-U.S. Companies might constitute RPII, triggering the adverse RPII consequences to all U.S. persons that hold AHL’s shares directly or indirectly through non-U.S. entities, as described below.

RPII Exceptions—The RPII rules will not apply with respect to a Non-U.S. Company for a taxable year if (1) at all times during its taxable year less than 20% of the total combined voting power of all classes of such company’s voting stock and less than 20% of the total value of all of its stock is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by such company or who are related persons to any such person or (2) its RPII (determined on a gross basis) is less than 20% of its insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that one or both of these exceptions will apply to each of our Non-U.S. Companies, but because AHL cannot be certain of its future ownership or its ability to obtain information about its shareholders to manage such ownership to ensure that each of our Non-U.S. Companies qualifies for one or both of these exceptions, there can be no assurance in this regard.

Apportionment of RPII to RPII Shareholders—If any of our Non-U.S. Companies does not qualify for either of the exceptions described above for a taxable year and such company was a RPII CFC during that taxable year, then a RPII Shareholder that owns, directly or indirectly through non-U.S. entities, any Series A Preference Shares on the last day of that taxable year will be required to include in gross income the RPII Shareholder’s pro rata share of such company’s RPII for the entire taxable year, whether or not distributed, even if that RPII Shareholder did not own the Series A Preference Shares throughout the period. The RPII Shareholder’s share of the RPII for the taxable year will be determined as if all RPII were distributed proportionately only to RPII Shareholders at that date, but limited by each such RPII Shareholder’s share of such company’s current year earnings and profits as reduced by the RPII Shareholder’s share, if any, of certain prior-year deficits in earnings and profits. The RPII Shareholder may exclude from income the amount of any distributions by AHL of earnings and profits attributable to amounts which are, or have been, included in the gross income of the RPII Shareholder. A RPII Shareholder will not be able to exclude from income the amount of any distributions by AHL of earnings and profits attributable to RPII amounts which have been included in the gross income of any previous RPII Shareholders of the Series A Preference Shares owned, directly or indirectly through non-U.S. entities, by such RPII Shareholder if the RPII Shareholder is unable to identify the previous RPII Shareholders and demonstrate the amount of RPII that had previously been included in the gross income of the previous RPII Shareholders.

A RPII Shareholder who owns (directly or indirectly) Series A Preference Shares during a taxable year but not on the last day of the taxable year is not required to include in gross income any part of such company’s RPII for that taxable year solely by reason of such ownership.

Computation of RPII—For any year in which the RPII rules apply with respect to any of our Non-U.S. Companies, we may seek information from our shareholders as to whether direct or indirect owners of our shares at the end of the year are RPII Shareholders so that the RPII may be determined and apportioned among such persons. We are not under any obligation to do so or to report any RPII to our RPII Shareholders. To the extent we are unable to determine whether a direct or indirect owner of our shares is a RPII Shareholder, we may assume that such owner is not a RPII Shareholder, thereby increasing the per-share RPII amount for all known RPII Shareholders. Calculating the amount of RPII we may receive, and determining whether we are eligible for the RPII exceptions, requires information about our shareholders and insureds that we may not have. Therefore, there can be no assurance that we will be able to determine the availability of the RPII exceptions and the amount of insurance income that is RPII.

Uncertainty as to the Application of the RPII Provisions—The meaning of various RPII provisions and the application of those provisions to any of our Non-U.S. Companies is uncertain. Regulations interpreting the RPII provisions exist only in proposed form, and it is uncertain whether those regulations will be adopted in their proposed form (or at all) or whether changes or clarifications might be made to them. It is also uncertain whether any such changes or any interpretation or application of the RPII provisions by the IRS or the courts might have retroactive effect. In addition, there can be no assurance that the amount of RPII or the amounts of the RPII inclusions for any particular RPII Shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Prospective investors are urged to consult their tax advisers regarding the effects of these uncertainties and the application of the RPII provisions to them.

Basis Adjustments—A U.S. holder’s tax basis in our Series A Preference Shares will be increased by the amount of any of our Non-U.S. Companies’ subpart F income (including any RPII), earnings and profits invested in U.S. property and GILTI that such U.S. holder includes in income under the CFC rules by reason of its ownership of such shares. A U.S. holder’s tax basis in our Series A Preference Shares will be reduced by the amount of any distributions on the Series A Preference Shares of previously taxed income that is excluded from the U.S. holder’s gross income. If such distributions exceed the U.S. holder’s tax basis in the Series A Preference Shares, the excess will be treated as gain from the sale or exchange of the Series A Preference Shares (see discussion below).

Tax-Exempt U.S. Holders—If a U.S. holder that is a tax-exempt organization is required to include in its gross income under CFC rules any of the insurance income (including RPII) of any of our Non-U.S. Companies, such income will be unrelated business taxable income, which is subject to tax. Prospective investors that are tax-exempt organizations are urged to consult their tax advisers as to the potential impact of the unrelated business taxable income provisions of the Code on an investment in our Series A Preference Shares. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471, as described below.

Dispositions of Our Series A Preference Shares

Subject to the discussions below relating to redemptions and the potential application of Section 1248 of the Code and the PFIC rules, U.S. holders will generally recognize capital gain or loss on the sale or other taxable disposition of our Series A Preference Shares. If the holding period for the Series A Preference Shares sold or otherwise disposed of exceeds one year, any gain recognized by a non-corporate U.S. holder will be subject to tax at a maximum U.S. federal income tax rate of 20% and may also be subject to an additional 3.8% tax imposed on certain net investment income, as discussed below. With certain exceptions, any gain will be U.S. source gain and generally will be passive category income for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

Under Section 1248 of the Code, if a U.S. holder sells or exchanges Series A Preference Shares and the U.S. holder owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of AHL when AHL was a CFC at any time during the 5-year period ending on the date of the sale or exchange, then any gain recognized on the sale or exchange of the shares will be treated as a dividend to the extent of AHL’s earnings and profits (determined under U.S. federal income tax principles) attributable to the shares accumulated during the period that the U.S. holder held such shares while AHL was a CFC (with certain adjustments). Because the Series A Preference Shares generally are not entitled to vote, a U.S. holder that acquires Series A Preference Shares in this offering and does not own (directly, indirectly or constructively) any of our common shares is not expected to be treated as owning (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of AHL and, consequently, subject to the discussion of RPII below, Section 1248 of the Code is not expected to apply to any sales or exchanges of our Series A Preference Shares. However, because of the complexity of the attribution rules contained in the Code, there can be no assurance that this will be the case.

Section 953(c)(7) of the Code provides that the rules of Section 1248 of the Code will also apply to the sale or exchange of shares in a non-U.S. corporation by a U.S. person (regardless of whether the person is a 10% U.S. Shareholder) if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as a RPII CFC. If Section 1248 applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).

AHL does not directly engage in an insurance or reinsurance business, but certain of our non-U.S. subsidiaries do. Existing proposed regulations do not address whether the provisions of Section 953(c)(7) of the Code may apply with respect to the sale of stock in a non-U.S. corporation that is not a RPII CFC but has a non-U.S. subsidiary that is a RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority to the contrary, there is a strong argument that this specific rule should not apply to a disposition of Series A Preference Shares because AHL is not itself directly engaged in the insurance business. However, there is no assurance that the IRS will not successfully assert that Section 953(c)(7) applies in such circumstances and thus may apply to the sale or exchange by a U.S. holder of our Series A Preference Shares. Prospective investors are urged to consult their tax advisers regarding the effects of these rules on a disposition of Series A Preference Shares.

Redemption of Our Series A Preference Shares

A redemption of our Series A Preference Shares will be treated under Section 302 of the Code as a dividend if we have sufficient earnings and profits (in which case the discussion in “—Distributions on Our Series A

Preference Shares” generally would apply), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange (in which case the discussion in “—Dispositions of Our Series A Preference Shares” generally would apply), subject to the discussion herein relating to the potential application of the CFC, RPII and PFIC rules. Under the relevant Code Section 302(b) tests, the redemption should be treated as a sale or exchange only if it (1) is “not essentially equivalent to a dividend,” (2) is substantially disproportionate, or (3) constitutes a complete termination of the holder’s stock interest in us. Under published IRS guidance, the redemption of any Series A Preference Shares held by a holder that does not own any other class of our stock, actually or constructively, is considered to be “not essentially equivalent to a dividend” for purposes of the test in clause (1) above. In determining whether any of these tests are met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. It may be more difficult for a U.S. person who owns, actually or constructively by operation of the attribution rules, any of our other shares to satisfy any of the above requirements. The determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular holder of Series A Preference Shares depends on the facts and circumstances as of the time the determination is made.

If a redemption of our Series A Preference Shares is treated as a distribution that is taxable as a dividend, a U.S. holder’s adjusted basis in the redeemed Series A Preference Shares will be transferred to other shares of our equity capital that such U.S. holder owns. If such U.S. holder does not own any other shares of our equity capital, that basis may be transferred, under certain circumstances, to shares of our equity capital owned by a related person, or could be lost entirely. A U.S. holder should consult with its own tax advisor regarding the transfer of basis in the redeemed Series A Preference Shares.

PFIC Provisions

In general, a non-U.S. corporation will be a PFIC during a taxable year if (1) 75% or more of its gross income constitutes passive income or (2) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, passive income includes interest, dividends and other investment income, with certain exceptions. Income is not treated as passive if it is derived in the active conduct of an insurance business by a “qualifying insurance corporation.” A “qualifying insurance corporation” is a foreign corporation (A) which would be subject to tax under subchapter L (i.e., the provisions generally applicable to a domestic insurance company under the Code) if such corporation were a domestic corporation, and (B) the applicable insurance liabilities of which constitute more than 25% of its total assets. A non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation (the “look through” rule).

We currently expect that the “applicable insurance liabilities” of each of our non-U.S. reinsurance subsidiaries will constitute more than 25% of its assets and that each such company will be a “qualifying insurance corporation,” such that its income and assets will not be treated as passive for purposes of the PFIC rules, and neither AHL (after giving effect to the look through rule) nor any such company will be treated as a PFIC. However, there is significant uncertainty regarding how the these provisions will be interpreted and guidance may be released at any time. There can be no assurance that AHL or any of our non-U.S. subsidiaries will not be deemed to be PFICs by the IRS.

If AHL is considered a PFIC for U.S. federal income tax purposes, a U.S. holder that receives an “excess distribution” on our Series A Preference Shares or recognizes a gain on the disposition of our Series A Preference Shares generally will determine its U.S. federal income tax on such amounts by (1) allocating the excess distribution or gain ratably to each day in the U.S. holder’s holding period for the Series A Preference Shares, (2) including in gross income as ordinary income for the current year the amounts allocated to the current year or to years before AHL became a PFIC, and (3) increasing the current year’s tax by the “deferred tax amount,” which is determined by multiplying the amounts allocated to each of the other taxable years by the highest rate of tax in effect for such taxable year (for the applicable class of taxpayers) to calculate the increases in taxes for each prior year, calculating an interest charge (at the rate applicable to underpayments of U.S. federal income tax for the relevant period) for the deemed deferral of such taxes from each prior year to the current year, and combining such increases in taxes and interest charges. In addition, a U.S. holder would be treated as owning a proportionate amount of any shares that AHL owns, directly or indirectly by application of certain attribution rules, in other PFICs (including ALRe, if it is a PFIC) and would be subject to the PFIC rules on a separate basis with respect to its indirect interests in any such PFICs. In general, a U.S. person that owns shares in a PFIC is treated as receiving an “excess distribution” from the PFIC if the distributions received by the U.S. person with respect to such shares in a taxable year exceed 125% of the average annual distributions received by the U.S. person in the three preceding taxable years (or, if shorter, the U.S. person’s holding period for the shares). In addition, a distribution paid by a PFIC to a U.S. person that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax as qualified dividend income.

If AHL is characterized as a PFIC, a U.S. holder may be able to mitigate the negative tax consequences described above if the U.S. holder makes a “qualified electing fund” election or “mark-to-market” election with respect to our Series A Preference Shares. However, such an election may itself have negative tax consequences to a U.S. holder. Further, we do not expect to provide the information necessary for U.S. holders to make “qualified electing fund” elections, and a “mark-to-market” election may not mitigate any negative tax consequences with respect to PFICs directly or indirectly owned by AHL. U.S. holders should consult with their tax advisers regarding the availability and advisability of such elections (including a retroactive qualified electing fund election). As described above, if AHL were a PFIC for any taxable year and any of its non-U.S. subsidiaries were also a PFIC, a U.S. holder generally would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. A U.S. holder would not be able to make a mark-to-market election with respect to stock of any lower-tier PFIC. In addition, a U.S. holder may be required to comply with other reporting requirements, regardless of the number of shares held, and whether or not a “qualified electing fund” or “mark-to-market” election is made.

U.S. holders are urged to consult their own tax advisers about the application of the PFIC rules, the advisability and availability of any elections (including a retroactive qualified electing fund election), and the additional reporting requirements described above.

Foreign Tax Credits

In the event that U.S. persons own (directly, indirectly through non-U.S. entities or constructively pursuant to certain stock option rules) 50% or more of the total combined voting power of all classes of our voting shares or 50% or more of the total value of our shares, only a portion of the current income inclusions, if any, under the CFC and PFIC provisions and of any dividends paid by AHL (including any gain from the sale or other taxable disposition of Series A Preference Shares that is treated as a dividend under Code Section 1248) will be treated as non-U.S. source income for purposes of computing a U.S. holder’s U.S. foreign tax credit limitation. Further, shareholders might be subject to limitations on their ability to utilize any excess foreign tax credits from other sources to reduce U.S. tax on such non-U.S. source income.

Net Investment Income Tax

A 3.8% tax is imposed on all or a portion of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will include a U.S. holder’s share of dividends and gain on the sale or other taxable disposition of our Series A Preference Shares. Unless a U.S. holder elects otherwise or holds our Series A Preference Shares in connection with certain trades or businesses, the CFC and PFIC provisions generally will not apply for purposes of determining a U.S. holder’s net investment income.

Reporting Requirements for U.S. Holders

Form 926—A U.S. holder who transfers cash to AHL in exchange for Series A Preference Shares may be required to file Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS if (1) immediately after the transfer, such U.S. holder holds, directly or indirectly, at least 10% of the total voting power or the total value of AHL, or (2) the amount of cash transferred by such U.S. holder (or certain related persons) during the 12-month period ending on the date of the transfer exceeds $100,000.

Form 5471—A U.S. holder who is a 10% U.S. Shareholder or RPII Shareholder of any of our Non-U.S. Companies generally will be required to file Form 5471 (Information Return of U.S. Persons with Respect to Certain Foreign Corporations) with the IRS for one or more taxable years with respect to such company. This information return requires certain disclosures concerning the filing shareholder, other 10% U.S. Shareholders and such company.

Form 8621—A U.S. person that is a shareholder of a PFIC is required to file Form 8621 (Information Return by a Shareholder of a PFIC or Qualified Electing Fund) with the IRS. If AHL is a PFIC in any year, U.S. holders may be required to file Forms 8621 with the IRS with respect to AHL and any PFICs owned by AHL, directly or indirectly by application of certain attribution rules.

Form 8938—U.S. holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form.

Form 8992—A 10% U.S. Shareholder is required to file Form 8992 (U.S. Shareholder Calculation of Global Intangible Low-Taxed Income (GILTI)) with the IRS.

Potential investors are urged to consult their tax advisers for advice regarding reporting on Forms 926, 5471, 8621, 8938 and 8992 and any other reporting requirements that may apply to their acquisition, ownership or disposition of our Series A Preference Shares. AHL is not obligated to provide U.S. holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.

Taxation of Non-U.S. Holders

For purposes of this discussion, you are a “Non-U.S. holder” if you are a beneficial owner of our Series A Preference Shares, you are not a U.S. holder and you are not treated as a partnership for U.S. federal income tax purposes.

Distributions on Our Series A Preference Shares

The distributions made on our Series A Preference Shares will be dividends for U.S. federal income tax purposes to the extent paid out of AHL’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Subject to the discussion below regarding FATCA, dividends in respect of our Series A Preference Shares will not be subject to U.S. federal income tax unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and generally, if an income tax treaty applies, the dividends are attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States).

To the extent distributions exceed AHL’s current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. holder’s basis in our Series A Preference Shares, but not below zero, and then will be treated as gain from the sale or exchange of our Series A Preference Shares (discussed below).

Dispositions of Our Series A Preference Shares

A Non-U.S. holder will not be subject to U.S. federal income tax on any gain or deemed dividend realized upon the sale or other taxable disposition of our Series A Preference Shares unless (1) such gain or deemed dividend is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and generally, if an income tax treaty applies, the gain or deemed dividend is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States) or (2) the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such sale or other taxable disposition occurs and certain other conditions are met.

Gain or deemed dividends described in clause (1) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” During each taxable year, a Non-U.S. holder described in clause (2) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale or other taxable disposition, which may be offset by capital losses of the Non-U.S. holder during the taxable year allocated to U.S. sources.

Effectively Connected Income

Any dividend with respect to, or gain recognized upon the sale or other taxable disposition of, our Series A Preference Shares that is effectively connected with a trade or business carried on by a Non-U.S. holder within the United States (and generally, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. holder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. holder’s net effectively connected income, generally in the same manner as if the Non-U.S. holder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. holder may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), subject to certain adjustments. Non-U.S. holders should consult their tax advisers regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on our Series A Preference Shares and the proceeds from a sale or other disposition of our Series A Preference Shares unless a shareholder establishes an exemption. A U.S. holder that does not establish such an exemption may be subject to U.S. backup withholding tax on such payments if the holder fails to provide its taxpayer identification number on IRS Form W-9 or otherwise comply with the backup withholding rules. A Non-U.S. holder may be required to provide a certification on an applicable IRS Form W-8 to establish an exemption from such information reporting and backup withholding. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against the U.S. holder’s or Non-U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder or Non-U.S. holder to a refund provided that the required information is timely furnished to the IRS.

Changes in U.S. Tax Law

The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries has been significantly altered by the enactment of the Tax Act. In addition to the changes in law discussed above, the Tax Act, among other things:

•	Amends the calculation of tax reserves for U.S. life insurance companies and requires affected companies to include the resulting change in income over an 8-year period beginning in 2018; and

•	Amends the treatment of “specified policy acquisition expenses” incurred by U.S. life insurance companies under Section 848 of the Code.

There is significant uncertainty regarding how the provisions of the Tax Act will be interpreted, and guidance may not be forthcoming. In addition, it is possible that a “technical corrections” bill may be enacted that could alter or clarify the Tax Act, and any such alterations or clarifications may have retroactive effect. The effect of any changes to, clarifications of or guidance under the Tax Act could add significant expense and have a material adverse effect on our results of operations or your investment in our Series A Preference Shares.

Finally, the tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries may be the subject of further legislation. No prediction can be made as to whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As such, we cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in our Series A Preference Shares or reduce the attractiveness of our products. If any such developments occur, our business, financial condition and results of operation could be materially and adversely affected and could have a material and adverse effect on your investment in our Series A Preference Shares.

The U.S. federal income tax laws and interpretations, including those regarding whether a company is engaged in a U.S. trade or business (or has a U.S. permanent establishment) or is a PFIC, or whether U.S. persons would be required to include in their gross income the “subpart F income,” RPII, earnings invested in U.S. property or GILTI of a CFC, are subject to change, possibly on a retroactive basis. Proposed PFIC regulations have been issued, which will not be effective until adopted in final form. At this time it is unclear whether and how such regulations would affect the characterization of AHL and its subsidiaries. Furthermore, new regulations or pronouncements interpreting or clarifying the PFIC, RPII or other rules may be forthcoming. No prediction can be made as to what effect, if any, any new guidance would have on an investor that is subject to U.S. federal income taxation.

FATCA Withholding

The U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income to (1) a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the IRS to, among other things, collect and disclose to the IRS certain information regarding its U.S. accounts or meets an applicable exception, and (2) a “non-financial foreign entity” (as defined in Section 1472(d) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, certifies that it has no such U.S. owners or meets an applicable exception. The IRS has issued regulations that provide for the phased implementation of the FATCA withholding requirements.

If AHL is treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our Series A Preference Shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which a shareholder holds its shares) establishes an exemption from such withholding and information reporting. We have historically intended to limit our U.S. activities so that AHL is not considered to be engaged in a U.S. trade or business. However, the recent enactment of the BEAT, the reduction of the federal income tax rate applicable to corporations included in the Tax Act and other factors may cause AHL to conduct its business differently. Furthermore, no definitive standards are provided by the Code, U.S. Treasury regulations or court decisions regarding when a foreign corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that AHL is engaged in a U.S. trade or business.

UNDERWRITING

Morgan Stanley & Co. LLC, BofA Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters in this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of depositary shares set forth opposite its name below.

Underwriters	Number of Depositary Shares
Morgan Stanley & Co. LLC
BofA Securities, Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of the depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

If the underwriters sell more depositary shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional                  depositary shares from us, solely to cover over-allotments, if any. They may exercise this option for 30 days. If any depositary shares are purchased pursuant to this option, the underwriters will severally purchase the depositary shares in approximately the same proportion as set forth in the table above.

We have agreed that, for a period from the date of this prospectus through and including the date that is 30 days after the date of this prospectus supplement (the “lock-up end date”), we will not, without the prior written consent of Morgan Stanley & Co. LLC, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or enter into any swap or other agreement that transfers any of the economic consequences of ownership of, or file a registration statement with the SEC relating to, any securities that are substantially similar to the depositary shares or Series A Preference Shares, including any securities convertible into or exchangeable for our depositary shares or Series A Preference Shares.

The depositary shares are a new issue of securities with no established trading market. We intend to list the depositary shares on the NYSE under the symbol “ATHPrA”. If approved for listing, we expect trading of the depositary shares on the NYSE to commence within 30 days after they are first issued. No assurance can be given as to the liquidity of the trading market for the depositary shares or that an active public market for the depositary shares will develop.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase                  additional depositary shares.

	No Exercise	Full Exercise
Per share	$
Total	$

The representatives have advised us that the underwriters propose initially to offer the depositary shares at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such

price less a concession not to exceed $         per depositary share sold to retail accounts and $         per depositary share sold to institutional accounts. The underwriters may allow, and such dealers may reallow, a concession on sales to other dealers not to exceed $         per depositary share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The total expenses of this offering paid or payable by us will be approximately $         (excluding underwriting discounts and commissions), which includes an amount not to exceed $         that we have agreed to reimburse the underwriters for fees of counsel related to FINRA and blue sky matters incurred by them in connection with this offering.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of depositary shares than it is required to purchase in the offering.

•	“Naked” short sales are sales of depositary shares in an amount in excess of the number of depositary shares being purchased in this offering.

•	Covering transactions involve purchases of shares in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter (“OTC”) market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the depositary shares (“T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date of pricing will be required, by virtue of the fact that the depositary shares initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

The underwriters are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for Athene Holding Ltd. and Apollo, or their respective transaction counterparties (including, for example, with respect to PRT transactions), from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Athene Holding Ltd. and Apollo in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of its various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of Athene Holding Ltd. and Apollo or their affiliates. Additionally, certain of the underwriters or their affiliates that have a lending relationship with Athene Holding Ltd., Apollo or their affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the depositary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Residents of Bermuda

To the extent that the depositary shares are offered and sold in or from Bermuda, such offer or sale will be made in accordance with the Investment Business Act 2003 of Bermuda.

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to European Economic Area (“EEA”) Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of depositary shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of depositary shares. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to AHL; and

•

it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering material relating to the depositary shares described in this prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the company, or the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of depositary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of depositary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of depositary shares.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Notes will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the

SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the depositary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the depositary shares under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters relating to this offering, including the validity of the depositary shares offered hereby under Bermuda law, will be passed upon for us by Conyers Dill and Pearman Limited, Hamilton, Bermuda. Certain legal matters relating to this offering will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Appleby (Bermuda) Limited, Hamilton, Bermuda. Certain partners of Sidley Austin LLP own Class A common shares representing less than 1% of our outstanding common shares as of June 5, 2019.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In its annual PCAOB Rule 3526 communication to our audit committee for the fiscal year ended December 31, 2015, PwC disclosed two transactions that may reasonably be thought to bear on PwC’s independence: first, a private placement note issued by PwC in 1999 and held by Aviva USA, in the amount of $7 million; and second, a sale-leaseback transaction in 2011 in which PwC sold a data center to a third party real estate investment trust, which, in turn, financed the transaction with a $55 million securitized note from Aviva USA. The securitized note was secured by the underlying property as well as lease payments from PwC, which had leased the data center for 20 years. We inherited both notes when we acquired Aviva USA in 2013. The $7 million note matured and was paid in accordance with its terms in October 2014. The securitized note was approximately $51 million prior to its sale in the first quarter of 2017.

After evaluating these disclosures and discussing the transactions with PwC, management and our audit committee concluded that PwC’s objectivity and impartiality have not been impaired.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

We are incorporating by reference into this prospectus supplement and the accompanying prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019 (“Annual Report”);

•	the information in Part III of our Annual Report contained in our proxy statement filed with the SEC on April 22, 2019; and

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with SEC on May 7, 2019.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, until the termination or completion of this offering. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus supplement and before the date that this offering is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., Chesney House, 96 Pitts Bay Road, Pembroke, HM08 Bermuda, by electronic mail (corpsec@athene.bm) or by telephone (441-279-8400). You may also obtain some of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement and the accompanying prospectus.

PROSPECTUS

ATHENE HOLDING LTD.

DEBT SECURITIES

PREFERRED SHARES

DEPOSITARY SHARES

CLASS A COMMON SHARES

WARRANTS

UNITS

By this prospectus, we may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The specific terms of these securities will be provided in supplements to this prospectus. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Investing in our securities involves risk. See “Risk Factors” on page 2, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

We or selling securityholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our Class A common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “ATH”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of the other securities registered hereunder will be listed on a securities exchange, other than our Class A common shares.

We, selling securityholders or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2018.

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we and the selling securityholders named in a prospectus supplement may, from time to time, sell any combination of debt securities, preferred shares, depositary shares, Class A common shares, warrants and units, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as our other public filings, which are available without charge through the SEC website at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or in any free writing prospectus that we authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the accompanying prospectus supplement and the reports incorporated by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operations or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus and the accompanying prospectus supplement and give our current expectations and projections relating to our financial condition, results of operations, plans, strategies, objectives, future performance, business and other matters.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	market and credit risks that could diminish the value of our investments;

•	foreign currency fluctuations;

•	the impact of changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	introduction of the proposed European Union financial transaction tax;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•	the termination by Athene Asset Management, L.P. (“AAM”) of its investment management agreements (“IMAs”) with us and limitations on our ability to terminate such arrangements;

•	AAM’s dependence on key executives and inability to attract qualified personnel;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to regulations affecting, among other things, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to us, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	suspension or revocation of our subsidiaries’ insurance and reinsurance licenses;

•	AHL or Athene Life Re Ltd. (“ALRe”) becoming subject to U.S. federal income taxation;

•	adverse changes in U.S. tax law;

•	our being subject to U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”);

•	our potential inability to pay dividends or distributions; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus, the accompanying prospectus supplement and in the reports incorporated by reference herein.

We caution you that the important factors referenced above may not contain all of the factors that are important to you in making a decision to invest in our securities. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus, the accompanying prospectus supplement and the reports incorporated by reference herein from (1) our own internal estimates and research, (2) industry and general publications and research, (3) studies and surveys conducted by third parties and (4) other publicly available information. Independent research reports and industry publications generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that the information included and incorporated by reference in this prospectus from such publications, research, studies and surveys is reliable, neither we, nor the underwriters have independently verified data from these third-party sources. In addition, while we believe our internal estimates and research are reliable and the definitions of our market and industry are appropriate, neither such estimates and research nor such definitions have been verified by any independent source. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties as the other forward-looking statements in this prospectus and in the accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

We are incorporated under the laws of Bermuda. In addition, some of our directors and officers may reside outside the United States, and all or a substantial portion of our assets and the assets of these persons are, or may be, located in jurisdictions outside the United States. Therefore, it may be difficult for investors to recover against us or our non-United States based directors and officers, or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of U.S. federal securities laws. Although we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of our securities made by this prospectus by serving CT Corporation, our U.S. agent irrevocably appointed for that purpose, it may be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States.

We have been advised by our Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. A final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in a Bermuda court under the common law doctrine of obligation, by action on the debt evidenced by the U.S. court judgment without examination of the merits of the underlying claim. In order to maintain an action in debt evidenced by a U.S. court judgment, the judgment creditor must establish that:

•	the court that gave the judgment over the defendant was competent to hear the claim in accordance with private international law principles as applied in the courts in Bermuda; and

•	the judgment is not contrary to public policy in Bermuda and was not obtained contrary to the rules of natural justice in Bermuda.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. U.S. judgments for multiple damages may not be recoverable in Bermuda court enforcement proceedings under the provisions of the Protection of Trading Interests Act 1981. A claim to enforce the compensatory damages before the multiplier was applied would be maintainable in the Bermuda court. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. See “Comparison of Shareholder Rights—Differences in Corporate Law—Shareholders’ Suits.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. Our Class A common shares are listed and traded on the NYSE under the symbol “ATH”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the following documents which have been filed with the SEC:

•

Annual Report on Form 10-K for the year ended December  31, 2016 (our “2016 Form 10-K”), as revised by our Current Report on Form 8-K filed on June  13, 2017 (our “June Form 8-K”), which revised the following Items of our 2016 Form 10-K as and to the extent reflected in Exhibit 99.1 to our June Form 8-K:

•	Part II, Item 8. Financial Statements and Supplementary Data; and

•	Part IV, Item 15. Exhibits and Financial Statement Schedules;

•

Quarterly Report on Form 10-Q for the quarter ended March  31, 2017 (our “March Form 10-Q”), as revised by our June Form 8-K, which revised Part I, Item 1. of our March Form 10-Q as and to the extent reflected in Exhibit 99.2 to our June Form 8-K;

•	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017;

•	Registration Statement on Form 8-A, dated December 9, 2016, relating to registration of shares of our Class A common shares;

•	Definitive Proxy Statement on Schedule 14A for the 2017 Annual General Meeting of Shareholders (our “Proxy Statement”); and

•

Current Reports on Form 8-K filed on March 1, 2017; March 15, 2017; March  17, 2017; March 21, 2017; April  3, 2017; April 14, 2017; May  18, 2017; May 22, 2017; June  9, 2017; June 12, 2017; June  13, 2017; September 6, 2017 and January  2, 2018.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, until the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., Chesney House, 96 Pitts Bay Road, Pembroke, HM08 Bermuda, by electronic mail (corpsec@athene.com) or by telephone (441-279-8400). You may also obtain some of the documents incorporated by reference into this prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus.

OUR COMPANY

We are a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and shareholders by combining our two core competencies of (1) sourcing long-term, generally illiquid liabilities and (2) investing in a high-quality investment portfolio, which takes advantage of the illiquid nature of our liabilities. Our steady and significant base of earnings generates capital that we opportunistically invest across our business to source attractively-priced liabilities and capitalize on opportunities. Our differentiated investment strategy benefits from our strategic relationship with Apollo Global Management, LLC (Apollo) and its indirect subsidiary, AAM. AAM provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo and AAM also provides us with access to Apollo’s investment professionals across the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. We are based in Bermuda with our U.S. subsidiaries’ headquarters located in Iowa.

AHL is a holding company for its insurance subsidiaries and does not have any significant operations of its own. The principal sources of cash to meet AHL’s obligations are dividends, returns of capital, loans or advances or other intercompany transfers of funds from its subsidiaries. AHL’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for Bermuda insurance subsidiaries is based on the statutory capital and surplus as of the immediately preceding calendar year. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year.

Athene is an exempted company organized under the laws of Bermuda. Our principal executive offices are located at Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda, and our telephone number is (441) 279-8400. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold by us under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	1.43	1.12	1.29	1.45	1.18	1.73	2.15

(1)

For purposes of this calculation, earnings is defined as income before income taxes, excluding (i) undistributed income or loss from equity method investments, (ii) noncontrolling interests, (iii) fixed charges, excluding deferred sales inducements additions and deferred financing costs and (iv) amortization of capitalized interest, which includes amortization of deferred sales inducements and deferred financing costs. Fixed charges is the sum of (i) interest expensed and capitalized, which includes interest credited to policyholders and deferred sales inducement additions, (ii) deferred financing costs, and (iii) an estimate for interest imputed in rent expense. Interest costs include $0 million and $12 million related to variable interest entities for the nine months ended September 30, 2017 and 2016, respectively. Excluding these costs would have no effect on the ratio of earnings to fixed charges for the nine months ended September 30, 2017 and not have a significant effect for the nine months ended September 30, 2016. Interest costs include $12 million, $15 million, $17 million, $27 million and $16 million related to variable interest entities for the years ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively. Excluding these costs would not have a significant effect on the ratio of earnings to fixed charges for each of the years ended December 31, 2016, 2015, 2014, 2013 and 2012.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred shares, depositary shares, Class A common shares, warrants and units that we and selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

Unless the applicable prospectus supplement states otherwise, debt securities will be issued under an Indenture, between AHL and U.S. Bank National Association, as trustee, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part (the “Indenture”).

The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct secured or unsecured obligations of AHL. The senior debt securities will rank equally with all of AHL’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s present and future senior indebtedness.

Because AHL is principally a holding company, its right to participate in any distribution of assets of any of its subsidiaries, including ALRe, Athene Annuity & Life Assurance Company (“AADE”) and Athene Annuity and Life Company (“AAIA”), upon such subsidiaries’ liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiaries, except to the extent AHL may be recognized as a creditor of such subsidiaries. Accordingly, AHL’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by AHL’s insurance subsidiaries, and holders of debt securities should look only to AHL’s assets for payment thereunder.

The Indenture does not limit the aggregate principal amount of debt securities that AHL may issue and provides that AHL may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. AHL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the Indenture. The Indenture does not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which AHL will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which AHL will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

whether and under what circumstances AHL will pay additional amounts on the debt securities of the series to holders in respect of any tax, assessment or other government charge and, if so, whether AHL will have the option to redeem such debt securities rather than pay such additional amounts;

•

if AHL possesses the option to do so, the periods within which and the prices at which AHL may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

AHL’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which AHL will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the minimum denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which AHL must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which AHL will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or AHL’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for our Class A common shares or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indenture, as amended or supplemented.

As used in this prospectus and any prospectus supplement relating to an offering of debt securities, references to the principal of (and premium, if any) and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest in respect of indebtedness of AHL for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by AHL;

•	all capital lease obligations of AHL;

•

all obligations of AHL issued or assumed as the deferred purchase price of property, all conditional sale obligations of AHL and all obligations of AHL under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of AHL for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of AHL in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of AHL in respect of capital maintenance agreements;

•	all obligations of the types referred to above of other persons for the payment of which AHL is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of AHL (whether or not such obligation is assumed by AHL).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by AHL in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•

any indebtedness of AHL to its controlled affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other controlled affiliate of AHL that is a financing vehicle of AHL in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by AHL) unless otherwise expressly provided in the terms of any such indebtedness.

As of December 31, 2017, AHL had no Senior Indebtedness outstanding. The amount of Senior Indebtedness which AHL may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if AHL defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, AHL will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, AHL will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of AHL, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by AHL for the benefit of creditors; or

•	any other marshaling of AHL’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Indenture does not limit the issuance of additional Senior Indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indenture with respect to each series of debt securities:

•	AHL’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

AHL’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	AHL’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after AHL receives notice of such failure;

•

certain defaults with respect to AHL’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt); and

•	certain events of bankruptcy, insolvency or reorganization of AHL.

If an Event of Default with respect to any debt securities of any series outstanding under the Indenture shall occur and be continuing, the trustee under the Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Events of Default with respect to AHL’s subordinated debt securities may be different than those with respect to its senior debt securities. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under the Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 60 days after the occurrence of a default (which is actually known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against AHL under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under the Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

AHL is required to promptly notify the trustee of the occurrence of any default under the Indenture and is further required to furnish statements to the trustee as to AHL’s compliance with all conditions and covenants under the Indenture and AHL’s knowledge of any default or Event of Default within 120 days of AHL’s fiscal year end.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, AHL may discharge or defease its obligations (except for certain surviving provisions) under the Indenture as set forth below.

AHL may discharge certain obligations to holders of any series of debt securities issued under the Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption, or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, AHL may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, AHL must deliver to the trustee an opinion of counsel to the effect that the holders and beneficial owners of such debt securities will not recognize income, gain or loss for

U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In addition, in the case of either defeasance or covenant defeasance, AHL shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

AHL may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indenture, AHL and the trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. AHL and the trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

change the stated maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right of any holder to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	adversely change the right of any holder exercisable upon the repurchase of the debt securities, if the debt securities initially provide for such rights;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements contained in the Indenture for quorum or voting; or

•	modify any of the above provisions.

The Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive AHL’s compliance with certain covenants contained in the Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as AHL may designate for such purpose from time to time. Notwithstanding the foregoing, at AHL’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by AHL and located in the contiguous United States will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by AHL for the debt securities of a particular series will be named in the applicable prospectus supplement. AHL may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AHL will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property laws, all moneys paid by AHL to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to AHL upon request, and the holder of such debt security thereafter may look only to AHL for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

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DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under the Indenture is U.S. Bank National Association. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class  A common shares or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF SHARE CAPITAL

General

The following description of our share capital, memorandum of association and bye-laws is intended as a summary only and is qualified in its entirety by reference to our memorandum of association and bye-laws, which have been filed as exhibits to our SEC filings incorporated by reference herein, to applicable Bermuda law and to the listing rules of the NYSE.

Authorized and Outstanding Share Capital

As of December 15, 2017, our authorized share capital consisted of 425,000,000 Class A common shares, par value $0.001 per Class A common share, of which 142,347,674 Class A common shares are outstanding and held of record by 546 shareholders, 325,000,000 Class B common shares, par value $0.001 per Class B common share, of which 47,488,163 Class B common shares are outstanding and held of record by 13 shareholders, 7,109,560 Class M-1 common shares, of which 3,388,890 Class M-1 common shares are outstanding and held of record by 4 shareholders, 5,000,000 Class M-2 common shares, of which 851,103 Class M-2 common shares are outstanding and held of record by 2 shareholders, 7,500,000 Class M-3 common shares, of which 1,092,000 Class M-3 common shares are outstanding and held of record by 4 shareholders, and 7,500,000 Class M-4 common shares, of which 4,718,172 Class M-4 common shares are outstanding and held of record by 121 shareholders. Our authorized share capital also consists of 150,000,000 undesignated shares, of which none are outstanding.

Common Shares

General

Pursuant to our bye-laws, subject to the applicable listing rules of the NYSE and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued common shares. Our common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.

Our common shares currently consist of Class A common shares, Class B common shares and Class M common shares. Class A and Class B common shares are voting common shares and Class M common shares represent non-voting incentive compensation shares which, upon the satisfaction of certain conditions, may be converted into Class A common shares. The Class M common shares have been issued to our employees and employees of AAM.

While our two voting share classes are economically equivalent—the dollar value of one Class A common share is equivalent to the dollar value of one Class B common share—they differ in terms of voting power. The Class A common shares currently account for 55% of the aggregate voting power of our equity securities, subject to adjustment as described under “—Voting Rights—Class A Common Shares Voting Restrictions of Class A Common Shares” below. The voting Class A common shares are currently owned by persons that are not members of the Apollo Group, including certain members of our management. The Class B common shares currently account for the remaining 45% of the aggregate voting power of our equity securities, subject to adjustment as described under “—Voting Rights—Class B Common Shares” below. The Class B common shares are held by members of the Apollo Group, and accordingly, the Apollo Group beneficially owns or exercises voting control over the Class B common shares. The “Apollo Group” consists of (1) Apollo, (2) AAA Guarantor – Athene, L.P. (the “AAA Investor”), (3) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by Apollo or one or more of Apollo’s subsidiaries, (4) BRH Holdings GP, Ltd. and its shareholders and (5) any affiliate of any of the foregoing (except that for purposes of this definition, AHL and its subsidiaries and employees of AHL, its subsidiaries or AAM are not members of the Apollo Group).

Our Class A common shares may be subject to a cap of the voting power attributable to such shares or may be deemed to be non-voting depending upon whether a holder of such shares is subject to the restrictions set forth in our bye-laws described below under “—Voting Rights—Class A Common Shares—Voting Restrictions of Class A Common Shares.” These restrictions are applicable to certain holders only and such Class A common shares are not subject to such restrictions to the extent that our Class A common shares are held by persons not subject to such restrictions.

Class A Common Shares

We may offer our Class A common shares. All outstanding Class A common shares are fully paid and non-assessable, and any Class A common shares sold in an offering pursuant to this prospectus will be fully paid and non-assessable.

Class B Common Shares

Our Class B common shares are voting common shares of AHL and are economically equivalent to our Class A common shares—the dollar value of one Class A common share is equivalent to the dollar value of one Class B common share. Holders of the Class B common shares may convert any or all of their Class B common shares into Class A common shares on a one-to-one basis, at any time, upon notice to the company. All of our issued and outstanding Class B common shares are fully paid and non-assessable.

In general, our Class B common shares may only be held by members of the Apollo Group.

If the AAA Investor holds a majority of our Class B common shares, the holders of our Class B common shares, by a vote of the majority of the Class B common shares, may at any time and from time to time elect to reduce the percentage of the total voting power of AHL represented by the Class B common shares (and correspondingly increase the percentage of the total voting power of AHL represented by the Class A common shares, so that the total voting power of AHL remains equal to 100%). Should the holders of our Class B common shares elect to reduce the percentage of the total voting power of AHL represented by the Class B common shares, such holders, at their sole discretion, may at the time of election stipulate that the election is irrevocable by such holders.

Because our Class A common shares and Class B common shares are economically equivalent, the Class A common shares will not experience dilution solely as a result of the Class B common shares converting into Class A common shares.

Class M Common Shares

Our Class M-1, M-2, M-3 and M-4 common shares (collectively, the “Class M common shares”) are non-voting incentive compensation shares, convertible into our Class A common shares upon the satisfaction of certain conditions, as described below. The Class M common shares are owned by our employees and employees of AAM. We do not anticipate issuing any Class M common shares in the future.

Class M common shares are granted subject to vesting and forfeiture conditions. Each such grant is divided into two tranches. One tranche is subject to time-based vesting only, with the shares generally vesting ratably on each of the first five anniversaries of the date of grant if the holder is still in service with us on such anniversary. These time-based vesting shares also become vested automatically in full upon a sale or change of control of our company. The other tranche is subject to performance-based vesting, generally based on the achievement by our Class A common shareholders of specified IRRs and multiple on invested capital (“MOIC”) returned to shareholders. The one exception to these performance-based vesting conditions are the grants of restricted Class M-4 Prime common shares made to Messrs. Wheeler and Klein when they joined the company in the second half of 2015. In light of the proximity of their hiring to our IPO, the performance-based tranche of the Class M-4 Prime common shares granted to them will vest based on the trading price of the Class A common shares. We also granted Class M-4 Prime common shares to other individuals for whom share awards were approved during 2016. See “Compensation of Executive Officers and Directors—2016 Compensation Elements—Athene Equity and Long-Term Incentive Awards” in our Proxy Statement for more information about the vesting provisions of the performance-based tranches of Class M common shares.

Notwithstanding the foregoing, in connection with any shareholder vote to approve a merger or amalgamation with respect to AHL, each Class M common share, and each non-voting Class A common share, shall have the power to vote in connection with such approval. Solely in connection with such a vote, the Class M common shares and the non-voting Class A common shares shall collectively represent 0.1% of the total voting power of AHL (such voting power to be allocated equally among the Class M common shares and the non-voting Class A common shares), with the total voting power attributable to each of the voting Class A common shares and Class B common shares being reduced by such percentage on a pro-rated basis determined based on the total voting power of each such class.

Repurchase Right

Following certain terminations of the employment or service of a holder of Class M common shares, the company has the right (but not the obligation) to repurchase all or any portion of the vested Class M common shares held by such person.

Conversion to Class A Common Shares

After such time as either (1) certain investors in the Apollo Group receive a 100% return of capital invested in the company or (2) Class A common shares are listed on a national public securities exchange (which condition was satisfied upon the consummation of our IPO), a holder of vested Class M common shares may elect to exchange any or all of such shares for an equivalent number of Class A common shares upon payment to the company (in cash or in shares at the election of the holder of Class M common shares) of an amount equal to the product of (a) the number of vested Class M common shares that are being exchanged and (b) the applicable conversion price, less the per share dividends and other distributions, if any, previously paid by the company in respect of the Class A common shares from and after the issuance of the applicable Class M common shares.

The conversion price for the Class M-1 common shares is $10.00 per share, the conversion price for the Class M-2 common shares is $10.78 per share, the conversion price for the Class M-3 common shares is $13.46 per share and the conversion price for the Class M-4 common shares is $26.00 per share. Each such conversion price is based upon the price per share paid by investors in the private placement of our Class A common shares associated with the applicable Class M common shares. We have issued Class M-4 Prime common shares with conversion prices of $27.83, $28.26, $33.28, $33.95, $34.23 and $36.40, which in each case was the grant date fair value of a Class A common share at the time of grant.

Following conversion of Class M common shares, such converted Class A common shares may be sold for cash subject to applicable contractual transfer restrictions or legal restrictions, such as blackout periods and affiliate sale volume restrictions.

Dividends

Our board of directors may, subject to Bermuda law and our bye-laws, declare a dividend to be paid (in cash or wholly or partly in kind) to shareholders of record on a record date set by our board of directors. Our board of directors may declare and pay a dividend on one or more classes of shares to the extent one or more classes of shares ranks senior to or has a priority over another class of shares. No unpaid dividend will bear any interest.

Dividends on vested Class M common shares are paid to the holders of such shares at the same time that dividends are paid to other shareholders.

We do not currently pay dividends on any of our common shares and we currently intend to retain all available funds and any future earnings for use in the operation of our business. We may, however, pay cash dividends on our common shares, including our Class A common shares, in the future. Any future determination to pay dividends will be made at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal and regulatory requirements, restrictions in our debt agreements and other factors our board of directors deems relevant. While we do not currently have any preference shares, if we issue such shares in the future, our board of directors may declare and pay a dividend on one or more classes of shares to the extent one or more classes of shares ranks senior to or has a priority over another class of shares. Our ability to pay dividends on our Class A common shares is limited by the terms of our existing indebtedness and may be restricted by the terms of any future credit agreement or any future debt or preferred securities of ours or of our subsidiaries.

Furthermore, AHL is a holding company and has no direct operations. All of AHL’s business operations are conducted through its subsidiaries. Any dividends AHL pays will depend upon its funds legally available for distribution, including dividends from its subsidiaries. AHL’s U.S. insurance subsidiaries are highly regulated and are required to comply with various conditions before they are able to pay dividends or make distributions to AHL. See “Business—Regulation—United States—Restrictions on Dividends and Other Distributions” in our 2016 Form 10-K. In addition, any dividends payable to AHL by its U.S. insurance subsidiaries, if permitted, would be subject to a 30% withholding tax.

Voting Rights

The total voting power of our common shares, as referred to in our bye-laws, means the total votes attributable to all of our shares issued and outstanding. The voting rights associated with each class of our common shares is as set forth below.

General

Our bye-laws restrict all holders of all classes of our shares from owning, directly or indirectly, an amount of outstanding capital stock of us such that any one holder that is a “United States person” (as defined in Section 957(c) of the Code) would possess 50% or more of either the total voting power or total value of our shares outstanding, including any securities exchangeable for our capital stock and all options, warrants, contractual and other rights to purchase our capital stock (“Equity Securities”). Our bye-laws also prohibit any holder of any class of our shares from transferring any such shares if, after giving effect to such transfer, 19.9% or greater of the total voting power or the total value of our outstanding shares or Equity Securities would be owned, directly or indirectly, by either (i) U.S. shareholders (as defined in Section 953(c) of the Code) who are insured or reinsured by us or any of our subsidiaries or ceding companies or (ii) any person who is related to any such person. In the event any holder of our shares or Equity Securities is in violation of these restrictions, our board of directors may require such holder to sell or allow us to repurchase some or all of such holder’s shares or Equity Securities at fair market value, as the board of directors and such holder agree in good faith, or to take any reasonable action that the board of directors deems appropriate.

Class A Common Shares

The bye-laws generally provide that shareholders are entitled to vote, on a non-cumulative basis, at all annual general and special meetings of shareholders with respect to matters on which Class A common shares are eligible to vote. The Class A common shares collectively represent 55% of the total voting power of all of the shares, subject to certain voting restrictions and adjustments described below. This allocation of 55% of the total voting power to the Class A common shares applies regardless of the number of Class A common shares that may be issued and outstanding.

In general, the bye-laws provide that the board of directors may determine that certain shares shall carry no voting rights or shall have reduced voting rights to the extent that our board of directors reasonably determines that it is necessary to do so to avoid any adverse tax consequences to us or, upon the request of certain shareholders, to avoid adverse regulatory consequences to such shareholder. In addition, the board of directors has the authority under the bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted pursuant to the bye-laws.

Voting Restrictions of Class A Common Shares—The bye-laws also include several specific restrictions and adjustments to the voting power of the Class A common shares. If a holder is subject to the restrictions described below, their Class A common shares may be deemed to be non-voting or the voting power attributable to such Class A common shares may be reduced. Such restrictions depend on the identity and characteristics of the holder of the shares as of the date in question; for example, Class A common shares that are deemed non-voting at one general meeting may, as a result of a subsequent transfer to a different holder, be entitled to vote at a later general meeting. The Class A common share restrictions are as follows:

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Class A common shares shall be deemed non-voting if the holder of such shares (or any person related to the holder within the meaning of Section 953(c) of the Code or to whom the ownership of such holder’s shares is attributed under Section 958 of the Code, each, a “Tax-Attributed Affiliate”) (1) owns, directly, indirectly or constructively, Class B common shares, (2) owns, directly, indirectly or constructively, an equity interest in Apollo or AP Alternative Assets, L.P. or (3) is a member of the Apollo Group at which time any member of the Apollo Group holds Class B common shares. A holder of our common shares and its Tax Attributed Affiliates are collectively referred to herein as a “Control Group.”

•

The voting power of those Class A common shares that are entitled to vote shall be adjusted so that no shareholder or Tax-Attributed Affiliate (other than a member of the Apollo Group and its affiliates) holds more than 9.9% of the total voting power of common shares. This limitation is intended to reduce the likelihood that the company, ALRe or any of the company’s subsidiaries domiciled outside of the United States will be treated as a controlled foreign corporation (“CFC”) in any taxable year (other than for purposes of taking into account RPII).

•

The aggregate votes conferred by the shares held by employees of the company and its subsidiaries, AAM and the Apollo Group may constitute collectively no more than 3% of the total voting power of the company.

The amount of any reduction in voting power that occurs by operation of the adjustments described above will generally be allocated proportionately among all other Class A common shares entitled to vote. If such reallocation in turn triggers the adjustments described above, the adjustments will be applied serially until additional adjustments are no longer necessary.

Any of the foregoing adjustments are likely to result in a Class A common share having voting rights in excess of its pro rata share of the voting power of our Class A common shares. Therefore, a shareholder’s voting rights may increase above 5% of the aggregate voting power of the outstanding common shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act.

Class B Common Shares

The Class B common shares represent, in aggregate, 45% of the total voting power of the shares, subject to certain adjustments, that are described below and in our bye-laws. Only members of the Apollo Group may own Class B common shares. If the AAA Investor holds a majority of the Class B common shares, the cumulative vote of the Class B common shares shall be cast based on the vote of the majority of the Class B common shares. In this instance, because the Class B common shares vote as a single block and can only be held by members of the Apollo Group, Apollo controls the voting power of the Class B common shares.

Should it be the case that AAA Investor does not hold a majority of the Class B common shares, the voting power of the Class B common shares will be allocated on a pro rata basis among all holders of Class B common shares, provided that if certain conditions are met (described in detail in bye-law 4.2(b)(iii) and defined therein as a “Class B Adjustment Condition”, then the voting power of Class B common shares shall be reduced as follows:

(1) First, the voting power of the Class B common shares directly held by the shareholder(s) (i) with the highest Relative Class B Ownership Percentage (as defined in the bye-laws) as of such time and (ii) whose Class B common shares have voting power as of such time (the “Adjustment Shareholder(s)”) that are attributable to the Smallest Class B 9.9% U.S. Person (as defined in the bye-laws) shall be reduced (but not below zero) until the Class B Adjustment Condition is no longer met or such Smallest Class B 9.9% U.S. Person is no longer a Class B 9.9% U.S. Person (taking into account any reallocation of voting power pursuant to clause (2) below), whichever requires the smallest reduction in voting power.

(2) Second, the aggregate voting power reduced in clause (1) above shall be reallocated pro rata among the Class B common shares directly held by all other shareholders.

(3) Third, the adjustments described in clause (1) above and the reallocation described in clause (2) above shall be reapplied serially to the next Smallest Class B 9.9% U.S. Person until the Class B Adjustment Condition is no longer met.

(4) Any excess voting power that cannot be reallocated pursuant to clauses (1), (2) and (3) above shall be transferred pursuant to the bye-laws, and thereafter clause (3) above shall not apply.

Pursuant to the bye-laws, the pro rata reallocation of voting power of the Class B common shares provided for above shall not be permitted to the extent such reallocation would cause (i) a U.S. Person to become a Class B 9.9% U.S. Person (determined after such reallocation) or (ii) the Voting Ratio (as defined below) with respect to any Class B Common Share to be greater than 15. Any voting power that cannot be reallocated on a pro rata basis among all of the Class B common shares directly held by all other shareholders due to the reallocation discussed above shall nonetheless be reallocated to such shares to the maximum extent possible without violating the limitations described herein. “Voting Ratio” means, with respect to any share in the company, a fraction (i) the numerator of which is the percentage of the total voting power represented by such share and (ii) the denominator of which is a fraction (expressed as a percentage) (a) the numerator of which is the value of that share and (b) the denominator of which is the total value of all outstanding shares in the company.

If the adjustments described above have been made but there still exists a Class B Adjustment Condition, then the voting power attributable to the Class B common shares shall be reduced (and the voting power of the Class A common shares correspondingly increased) until such Class B Adjustment Condition is no longer met, unless all Affected Class B Shareholders (as defined in the bye-laws) agree otherwise. A transfer of voting power from the Class B common shares to the Class A common shares as described above could result in a holder of Class A common shares having voting rights in excess of its pro rata share of the voting power of the Class A common shares that it otherwise would have had.

Alternatively, if the AAA Investor holds a majority of the Class B common shares, the holders of the Class B common shares may irrevocably elect to reduce the total voting power of the Class B common shares, with the consent of the holders of a majority of the Class B common shares. This election could result in a holder of Class A common shares having voting rights in excess of one vote per share.

Class M Common Shares

Until having vested and converted into Class A common shares, none of the Class M common shares have voting rights, except where required under Bermuda law. Notwithstanding the foregoing, in connection with any shareholder vote to approve a merger or amalgamation with respect to AHL, each vested and unvested Class M common share, and each non-voting Class A common share, shall have the power to vote in connection with such approval. Solely in connection with such a vote, the Class M common shares and the non-voting Class A common shares shall collectively represent 0.1% of the total voting power of AHL (such voting power to be allocated equally among the Class M common shares and the non-voting Class A common shares), with the total voting power attributable to each of the voting Class A common shares and Class B common shares being reduced by such percentage on a pro-rated basis determined based on the total voting power of each such class.

Voting of Subsidiary Shares

AHL’s bye-laws require the board of AHL to refer certain decisions with respect to our non-U.S. subsidiaries to our shareholders, and to vote our shares accordingly. The decisions required to be referred to our shareholders by this provision include the appointment, removal or remuneration of directors of non-U.S. subsidiaries and any other decisions with respect to non-U.S. subsidiaries that legally require the approval of such non-U.S. subsidiary’s shareholders.

Rights upon Liquidation

In the event of a liquidation, dissolution or winding up of the company, holders of Class A common shares, Class B common shares and Class M common shares are entitled to share in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock, with the holders of Class A common shares, Class B common shares and vested Class M common shares (to the extent that an amount equal to the applicable conversion price associated with the relevant class of Class M common shares has been received by holders of the Class A common shares and Class B common shares) entitled to preferential distributions as set forth in our bye-laws.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors may establish one or more series of preference shares having such designations, dividend rates, redemption features, liquidation rights and preferences, conversion or exchange rights, relative voting rights or such other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of our company.

As of the date of this prospectus, we have not issued or authorized any preference shares.

Certain Bye-law Provisions

Certain provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms. See “Risk Factors—Risks Relating to Investment in Our Class A Common Shares—Our bye-laws contain provisions that could discourage takeovers and business combinations that our shareholders might consider in their best interests, including provisions that prevent a holder of Class A common shares from having a significant stake in Athene” in our 2016 Form 10-K and “—Common Shares—Voting Rights.”

Classified Board of Directors

In accordance with the terms of our bye-laws, our board is classified as described under “Corporate Governance—Classified Board of Directors” in our Proxy Statement.

Removal of Directors

Our bye-laws provide that a director may only be removed for cause by a majority of our board or shareholders holding a majority of the total voting power of our common shares at any general meeting.

Shareholder Action by Written Consent

Subject to certain exceptions, our bye-laws provide that shareholder action may be taken by written resolution, if such resolution is signed by or on behalf of, more than 55% of the total voting power of our common shares.

Shareholder Advance Notice Procedures

Our bye-laws establish advance notice procedures for shareholders to bring business before or to nominate directors at an annual meeting of our shareholders. Our bye-laws provide that any shareholder wishing to bring such business before or to nominate directors at an annual meeting must be a shareholder of record (1) meeting the minimum requirements set forth for eligible shareholders to submit shareholder proposals under Rule 14a-8 of the Exchange Act (a “minimum shareholder”), at the time of giving of notice and at the time of the meeting, (2) entitled to vote at the meeting and (3) who complies with the notice procedures set forth below. These requirements may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. In addition, we expect that these provisions, insofar as they relate to the nomination of directors, may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

To be timely, the shareholder’s notice to bring business before or to nominate directors at an annual meeting must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the later of (1) the close of business 90 days prior to the date of such annual meeting or (2) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the general meeting.

The notice must include the following information:

•	the name and address of the shareholder who intends to make the nomination and either the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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the class and number of equity securities directly or indirectly owned by such shareholder or its affiliates and a description of any agreement, arrangement or understanding to which such shareholder is a party as of the date of such notice with respect to any equity securities or that has the effect or intent of mitigating loss to, managing the potential risk or benefit of share price changes for, or increasing or decreasing the voting power of such shareholder or its affiliates with respect to such equity securities;

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a representation that the shareholder is a shareholder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made or business is to be proposed by the shareholder;

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a representation whether the shareholder intends, or is part of a “group” (as defined in Rule 13d-5 of the Exchange Act) that intends, to deliver a proxy statement and/or form of proxy statement to holders of at least the percentage of common shares required to approve or adopt the proposal and/or to otherwise solicit proxies from other shareholders in support of such proposal;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated or intended to be nominated, or the matter that had been proposed, or intended to be proposed by the board of directors;

•	if applicable, the consent of each nominee to serve as a director if elected; and

•	such other information that the board of directors may request in its discretion.

Notwithstanding anything to the contrary, with respect to shareholder proposals, the notice requirements set forth in our bye-laws will be deemed satisfied by a shareholder if such shareholder has submitted a proposal to us in compliance with Rule 14a-8 of the Exchange Act and such proposal has been included in a proxy statement that has been prepared by us (provided that the shareholder has provided the information specified above). In addition, no business may be brought by a shareholder except in accordance with the above, and unless otherwise required by the rules of the NYSE, if a shareholder intending to bring business before a general meeting does not provide the timely notifications contemplated above or appear in person or by proxy, such business will not be transacted.

Corporate Opportunities

In recognition that members of the Apollo Group or members of its affiliates may serve as our directors and/or officers, and that the Apollo Group and its affiliates may engage in activities or lines of business similar to those in which we engage, our bye-laws provide for the allocation of certain corporate opportunities between us and the Apollo Group and its affiliates. Specifically, (i) no member of the Apollo Group or any affiliate of any member of the Apollo Group (other than us and our subsidiaries), (ii) no director or any affiliate of such director, and (iii) none of our officers, employees or agents, or any officer, director, employee or agent of any of our subsidiaries, who is also, and is presented such opportunity in his or her capacity as, an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other affiliate of any member of the Apollo Group or of any affiliate of any member of the Apollo Group (other than us and our subsidiaries), in the cases of clauses (i), (ii) and (iii), excluding our Chief Executive Officer, has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do. In the event that the Apollo Group or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy to such corporate opportunity, and the Apollo Group or members of its affiliates, as applicable, will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if one of our directors who is also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other affiliate of any member of the Apollo Group or of any affiliate of any member of the Apollo Group (other than us and our subsidiaries) acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and the Apollo Group or its affiliates, we will not have any expectancy to such corporate opportunity unless such potential transaction or matter was presented to such director solely in his or her capacity as such.

By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our bye-laws.

Amendments to Memorandum of Association and Bye-laws

Amendments to our bye-laws require an affirmative vote of majority of our board and a majority of the voting power at any annual or special meeting of shareholders.

Meetings of Shareholders

Our annual general meeting will be held each year at such place, date and time as determined by the board. A special general meeting may be called upon the request of the Chairman, the Chief Executive Officer or a majority of the board. Bermuda’s Companies Act 1981 (the “Companies Act”) requires that shareholders be given at least five business days’ notice of a meeting, excluding the date the notice is given and the date of the meeting. In addition, upon receiving a requisition from holders of at least 10% of total voting power of our common shares, the board is required to convene a special general meeting. The presence in person or by proxy of holders of our common shares holding a majority of the voting power of the company at such meeting constitutes a quorum for the transaction of business at a general meeting.

Market Listing

Our Class A common shares are listed on the NYSE under the symbol “ATH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Limited.

COMPARISON OF SHAREHOLDER RIGHTS

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their shareholders. The following is a summary of certain significant differences between the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us and our shareholders, on the one hand, and the provisions of the Delaware General Corporation Law applicable to U.S. companies organized under the laws of Delaware and their shareholders, on the other hand.

Duties of Directors

The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be generally managed and conducted by our board of directors. In accordance with Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed to third parties and/or the director’s duty to the company; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of either shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the company. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the company and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company.

Interested Directors

Bermuda law provides that a transaction entered into by us in which a director has an interest will not be voidable by us and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided the nature of the interest is disclosed at the first opportunity either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words. Subject to the rules of the NYSE and applicable U.S. securities laws, our bye-laws do not require directors to recuse themselves from any discussion or decision involving any contract or proposed contract or arrangement in which the director is directly or indirectly interested so long as the nature of the interest is disclosed, and such director may be counted in the quorum for such meeting.

Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter or (3) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Generally, except as otherwise provided in the bye-laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast.

Any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. The specific voting rights of our common shares are set forth in detail under “Description of Share Capital—Common Shares—Voting Rights.”

Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for shareholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors.

Amalgamations, Mergers and Similar Arrangements

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a majority of the total voting power of the common shares of the company is required to approve an amalgamation or merger.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, including a public Bermuda company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. A shareholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court to determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to shareholders if the stock received in such transaction is listed on a national securities exchange, including either the NYSE or the Nasdaq Global Market.

Acquisitions

Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•

Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock.

Upon any such merger, and in the event the parent corporation does not own all of the stock of the subsidiary, dissenting shareholders of the subsidiary are entitled to certain appraisal rights. Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested shareholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.

Shareholders’ Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws, including any breach of fiduciary duty claims in cases where the actions from which such claims arise have not been ratified by a majority of the shareholders.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Pursuant to our bye-laws, any suit that arises concerning the Companies Act or out of or in connection with our bye-laws shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors (subject to certain exceptions for fraud and/or dishonesty). Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for this purpose.

Pursuant to our bye-laws, our shareholders have agreed to waive any claim or right of action such shareholder may have, whether individually or by or in right of AHL, against any director or officer of AHL on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for AHL or any subsidiary of AHL; provided that such waiver does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or (4) transactions from which such director derived an improper personal benefit.

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

Special Meeting of Shareholders

Under our bye-laws, a special general meeting of shareholders may be called upon the request of our Chairman, our Chief Executive Officer or our board of directors. In addition, upon receiving a requisition from holders of common shares representing at least ten percent (10%) of the total voting power of our common shares, the board will convene a special general meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Notice of Shareholder Meetings

Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting and our bye-laws provide that not less than 21 days’ notice nor more than 60 days’ advance notice be provided. Under Delaware law, a company is generally required to give written notice of any meeting not less than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting.

Dividends and Other Distributions

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) the realizable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.

The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Delaware law requires that a company, within 10 days before a meeting of shareholders, prepare and make available a complete list of shareholders entitled to vote at the meeting. This list must be open to the examination of any shareholder for any purpose relating to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours and at the principal place of business of the company. Delaware law also permits a shareholder to inspect the company’s books and records if the shareholder can establish that he or she is a shareholder of the company, the shareholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records and the inspection by the shareholder is for a proper purpose.

Shareholder Proposals

Under Bermuda law, shareholders may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (1) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly move at the next annual general meeting; and/or (2) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The specific procedures under our bye-laws governing shareholder proposals in relation to our company are set forth under “Description of Share Capital—Certain Bye-law Provisions—Shareholder Advance Notice Procedures.”

Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or bylaws.

Amendment of Memorandum of Association/Certificate of Incorporation

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Minister, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued and outstanding share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.

Amendment of Bye-laws

Our bye-laws provide that the bye-laws may only be amended upon a resolution approved by a majority of the board and a resolution approved by a majority of the shareholders of the company. In addition, no amendment to the bye-laws may be made which would materially, adversely and disproportionately affect the rights, obligations, powers or preferences of any class of common shares without similarly affecting the rights, obligations, powers or preferences of all other classes of common shares without the majority vote of the shares constituting such class so affected.

Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.

Dissolution

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Under Delaware law, a corporation may voluntarily dissolve (1) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (2) if all shareholders entitled to vote thereon consent in writing to such dissolution.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

AHL may choose to offer fractional interests in debt securities or fractional Class A common shares or preferred shares. AHL may issue fractional interests in debt securities, Class A common shares or preferred shares, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a Class A common share or of a particular series of preferred shares, as the case may be, and would be evidenced by a depositary receipt.

AHL will deposit the debt securities or Class A common shares or preferred shares represented by depositary shares under a deposit agreement between AHL and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or Class A common share or preferred share represented by the depositary share, to all the rights and preferences of the debt security or Class A common share or preferred share, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or Class A common shares or preferred shares, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, Class A common shares or series of preferred shares represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, Class A common shares or preferred shares, as the case may be, payable in relation to the redeemed series of debt securities, Class A common shares or preferred shares. Whenever AHL redeems debt securities, Class A common shares or preferred shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities, Class A common shares or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indenture or Voting the Class A Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, Class A common shares or preferred shares, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the Class A common shares or preferred shares represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, Class A common shares or preferred shares, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the Class A common shares or preferred shares, as the case may be, represented by the depositary shares in accordance with those instructions.

AHL will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the Class A common shares or preferred shares, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

AHL and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred shares represented by depositary shares have been converted into or exchanged for Class A common shares or repaid in full; or

•

If applicable, there has been a final distribution in respect of the Class A common shares or preferred shares, including in connection with the liquidation, dissolution or winding-up of AHL, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to AHL notice of its election to do so. AHL also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. AHL must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

AHL will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AHL will pay charges of the depositary in connection with the initial deposit of the debt securities, Class A common shares or preferred shares, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, Class A common shares or preferred shares, as the case may be, by you and any repayment or redemption of the debt securities or preferred shares, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from AHL which are delivered to the depositary and which AHL is required or otherwise determines to furnish to holders of debt securities, Class A common shares or preferred shares, as the case may be. Neither AHL nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither AHL nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, Class A common shares or preferred shares unless satisfactory indemnity is furnished. AHL and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, shares of Class A common shares or preferred shares for deposit, you or other persons believed to be competent and on documents which AHL and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

AHL may issue warrants to purchase debt securities, preferred shares, Class A common shares or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. AHL will issue each series of warrants under a separate warrant agreement to be entered into between AHL and a warrant agent. The warrant agent will act solely as AHL’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants that AHL may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for preferred shares or Class A common shares will not have any rights of holders of the preferred shares or Class A common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred shares or Class A common shares purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, AHL will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against AHL to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, AHL may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents we designate, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us and/or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our Class A common shares which are listed on the NYSE. Any Class A common shares sold will be listed on the NYSE, upon official notice of issuance. The securities, other than the Class A common shares, may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities to be resold. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Bermuda law offered hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities, depositary shares, warrants and units offered hereby will be passed upon for us by Sidley Austin LLP. Certain partners of Sidley Austin LLP own Class A common shares representing less than 1% of our outstanding common shares as of January 3, 2018.

EXPERTS

The consolidated financial statements as of December 31, 2016, and for the two years ended December 31, 2016 incorporated in this prospectus by reference to Athene Holding Ltd.’s Current Report on Form 8-K dated June 13, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2014 incorporated in this prospectus by reference to the Athene Holding Ltd.’s Current Report on Form 8-K dated June 13, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Depositary Shares

Athene Holding Ltd.

Each representing a 1/1,000th Interest in a Share of

    % Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A

PROSPECTUS SUPPLEMENT

June     , 2019

Joint Book-Running Managers

Morgan Stanley

BofA Merrill Lynch

UBS Investment Bank

Wells Fargo Securities